As filed with the Securities and Exchange Commission on January 31, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

HEALTH SYSTEMS SOLUTIONS, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	7372	82-0513245
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

405 Reo Street, Suite 300
Tampa, Florida 33609
(813) 282-3303
(Address and Telephone Number of Principal Executive Offices)

B.M. Milvain, Chief Executive Officer
405 Reo Street, Suite 300
Tampa, Florida 33609
(813) 282-3303
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Seth P. Joseph, Esq.
Carlton Fields
4100 International Place
100 S.E. Second Street
Miami, Florida 33134
Telephone: (305) 530-0050
Facsimile No. (305) 530-0055

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each		Maximum	Maximum	Amount of
Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Security	Offering Price	Fee

Common Stock, par value $0.001 per share(1)	417,544	$0.50	$208,772	$46.59
Total Registration Fee				$46.59	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2)	Previously paid.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting under Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion: dated January 31, 2007

PROSPECTUS

HEALTH SYSTEMS SOLUTIONS, INC.

417,544 Shares

This prospectus covers 417,544 shares of common stock of Health Systems Solutions, Inc. being offered for resale by certain selling shareholders. We will not receive any proceeds from sales of shares of our common stock by the selling shareholders named on page 55.

Our common stock is listed on the OTCBB under the trading symbol “HSSO”.

The initial offering occurred at $.50 per share. The initial offering price was arbitrarily determined and is not related to any ratios to earnings, net worth or other investment criteria. Then thereafter sales have been made in the OTCBB at prevailing prices. On January 24, 2007 the closing price of our common stock was $1.01.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 31, 2007.

PROSPECTUS SUMMARY

This summary contains what we believe is the most important information about us and the offering. You should read the entire document for a complete understanding of our business and the transactions in which we are involved. The purchase of the securities offered by this prospectus involves a high degree of risk. See the "Risk Factors" section of this Prospectus for risk factors

The Company

Overview

Health Systems Solutions, Inc., through its two wholly owned subsidiaries, Healthcare Quality Solutions, Inc. (“HQS”) and Carekeeper Solutions, Inc. (“CKS”), designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the clinical, operational and financial aspects of their business and compete effectively in the Prospective Payment System (PPS) and managed care environments. Our focus is to help home health care providers streamline their operations and better serve their patients. In this regard, we offer several comprehensive software solutions.

HQS delivers its services using the software as a service model (SaaS) where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize the Company’s software services that reside on HSS-owned servers. The HQS architecture and fee structure enables our customers to rapidly and cost-effectively implement our services for a modest transactional fee charged when a customer uses our programs to process patient clinical assessments and obtain management reports.

CKS delivers software using both: (i) a software as a service model (SaaS) or hosting model where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize CKS software residing on HSS-owned and managed servers, and (ii) a software license model where the CKS software is purchased up front and is installed on customer-owned servers under customer’s control, In the future we expect to reduce the number of customers using the software license model.

These services have been designed to assist our customers in or by:

•	Increasing revenue;

•	Reducing cost;

•	Improving the quality of patient outcomes;

•	Standardizing processes;

•	Minimizing regulatory compliance risk;

•	Identify drug, food and herb interactions; and

•	Provide patient and caregiver scheduling and clinical data management.

In 2005, there were approximately 8,000 Medicare certified home health agencies nationally that provided short-term (60 days or less) primarily skilled services (registered nurse, physical therapy, occupational therapy, speech therapy, social counseling) to over 2.8 million patients. In addition, there were approximately 7,000 private duty home care companies delivering skilled and unskilled services to patients in the home paid by other reimbursement sources including Medicaid, commercial insurance and private citizens.

The Balanced Budget Act of 1997 included mandates to the Centers for Medicare and Medicaid Services (CMS) to establish a Prospective Payment System (PPS) to reduce the cost of the home health benefit and to measure the effectiveness of the care delivered. The regulations are being implemented in phases over time and include a requirement that home health agencies collect assessment data on each patient at start-of-care, recertification and at discharge (OASIS Data). HSS services and software are responsive to these expanded PPS regulations.

We currently derive our revenues from per transaction charges applied to (a) processing patient clinical assessments made by our customers during a month, per clinical episode completed during care delivery, monthly hosting service charges based on the size of data storage utilized, one-time sales of software licenses, software maintenance on licensed software and consulting fees relating to education of customers on best practice processes that will contribute to their clinical, financial and operational success under PPS and Pay For Performance regulations. As of September 30, 2006, we had approximately 320 customers in 46 states using one or more of our services.

We believe that we achieve best results with larger, multi-site customers who tend to have more sophisticated management. The majority of our current HHA customers is expanding both organically and through acquisition. We believe that our results of operations are best enhanced by the addition of site(s) to a current customer than it is to bring on a single site new customer.

Our executive offices are located at 405 N. Reo Street, Suite 300, Tampa, Florida 33609 and our telephone number is 813-282-3303. Our website is located at www.HQSonline.com. Information on our website is not a part of this report.

References throughout this annual report to “Health Systems Solutions,” “HSS,” “the Company,” “we,” “us” and “our” refer to Health Systems Solutions, Inc., a Nevada corporation, and our operating subsidiaries, Healthcare Quality Solutions, Inc., VHT Acquisition Company, and Carekeeper Solutions, Inc.

Recent Events

On April 6, 2006, VHT Acquisition Company (“VHT”), a wholly owned subsidiary of Healthcare Quality Solutions, Inc., consummated an Asset Purchase Agreement with VantaHealth Technologies, LLC (“Vanta”) and the members of Vanta. Pursuant to the Asset Purchase Agreement, VHT acquired substantially all of the assets of Vanta in consideration for $850,000 in cash, the assumption of certain liabilities of Vanta in the approximate amount of $70,000, and the issuance, to the members of Vanta, of an aggregate of 100,000 shares of our Common Stock. In connection with the issuance of our Common Stock, we entered into a Lock Up Agreement with the members of Vanta. Under the Lock Up Agreement, the members of Vanta are prohibited from transferring the shares of our Common Stock for a period of three years expiring on April 1, 2009.

On May 15, 2006, we executed and consummated a Stock Purchase Agreement with all of the shareholders of Carekeeper Software, Inc. (“Carekeeper”). Pursuant to the Stock Purchase Agreement, Carekeeper Solutions, Inc., our wholly owned subsidiary (“CKS”), acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper:

•
We will make available to CKS an operating line of credit in an amount of up to $1,500,000 to be used solely to pay CKS’ accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by us.

•	We will pay an earn out payment based on a percentage of CKS’ operating revenues in 2006, 2007 and 2008.

•	We will make a contingent payment in the amount of up to 400,000 shares of our Common Stock based on CKS achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

With respect to the earn out and contingent payments described above, the amounts of such payments will be based on the operating results of CKS for the period May 16, 2006 through December 31, 2006, the calendar year 2007 and the calendar year 2008. The earn out amount will be based on a percentage of the gross operating revenues generated by CKS from the sales of its products and services during these periods. With respect to the contingent payment of our shares of Common Stock described above, the former shareholders of Carekeeper will be entitled to receive up to a maximum of 400,000 shares in three installments over this period. The amount of each issuance of shares is based on CKS achieving certain pre-approved milestones with respect to its operating revenues during these periods.

In connection with the possible issuance of our Common Stock under the terms of the Purchase Agreement, we entered into a Lock Up Agreement with each of the shareholders of Carekeeper. Under the Lock Up Agreement, the shareholders of Carekeeper are prohibited from transferring the shares of our Common Stock for a period of three years expiring on or about February 15, 2010.

In connection with this transaction, CKS entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 15,000 shares of our Common Stock.

Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of CKS. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 7,500 shares of our Common Stock.

The Offering

This Prospectus covers up to 417,544 shares of our Common Stock which may be sold by the selling shareholders identified in this Prospectus.

As of the date of this Prospectus, there were 6,413,407 shares of our Common Stock outstanding. This number of outstanding shares excludes shares of Common Stock underlying incentive stock options issued to our employees under our 2003 Management and Director Equity Incentive and Compensation Plan and 75,000 shares of Common Stock underlying non-qualified stock options issued to our president under our 2003 Management and Director Equity Incentive and Compensation Plan. The number of outstanding shares also excludes shares underlying the Series C Preferred Stock and warrants recently issued to Stanford and its affiliates.

Summary Financial And Statistical Data

The financial data set forth below under the captions “Summary Financial Data” as of December 31, 2005 and for the year ended December 31, 2005 and December 31, 2004 is derived from our audited financial statements audited by Sherb & Co., LLP, independent public accountants, included elsewhere in this Prospectus. The data for the nine months ended September 30, 2006 and September 30, 2005 and as of September 30, 2006, is derived from our unaudited financial statements included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of results to be expected for any other interim period or the entire year. The financial data set forth below should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statistical data set forth herein is unaudited.

Summary Financial Data
	Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
			(unaudited)	(unaudited)
Net sales	$4,212,819	$3,637,626	$4,953,118	$3,031,004
Cost of sales	1,941,735	1,727,205	2,699,172	1,380,096
Gross profit	2,271,084	1,910,421	2,253,946	1,650,908
Operating expenses	2,760,679	3,005,950	3,498,994	2,086,500
Net operating loss	(489,595)	(1,095,529)	(1,245,048)	(435,592)
Other expenses	—	29,139	—	—
Net loss	(489,595)	(1,124,668)	(1,245,048)	(435,592)
Deemed preferred stock dividend	237,789	—	406,308	—
Net loss applicable to common shareholders	$(727,384)	$(1,124,668)	$(1,651,356)	$(435,592)
Net loss per common share:
Basic	$(.13)	$(.34)	$(.28)	$(.08)
Diluted	$(.13)	$(.34)	$(.28)	$(.08)
Weighted average number of common shares outstanding:
Basic	5,449,138	3,268,078	5,850,690	5,457,456
Diluted	5,449,138	3,268,078	5,850,690	5,457,456

	December 31, 2005	September 30, 2006
		(unaudited)
Working capital (deficit)	$619,775	$(232,069)
Total assets	$1,577,328	$5,879,236
Total liabilities	$495,148	$2,280,771
Shareholders' equity	$1,082,180	$3,598,465

	Pro-Forma
	Year Ended December 31, 2005	Nine Months Ended September 30,2006
	(unaudited)	(unaudited)
Net sales	$7,894,639	$5,990,101
Cost of sales	2,770,647	3,428,852
Gross profit	5,123,992	2,561,249
Operating expenses	7,055,309	4,633,137
Net operating loss	(1,931,317)	(2,071,888)
Other expenses	—	—
Net loss	(1,931,317)	(2,071,888)
Deemed preferred stock dividend	237,789	406,308
Net loss applicable to common shareholders	$(2,169,106)	$(2,478,196)
Net loss per common share:
Basic	$(.40)	$(.42)
Diluted	$(.40)	$(.42)
Weighted average number of common shares outstanding:
Basic	5,449,138	5,850,690
Diluted	5,449,138	5,850,690

The unaudited consolidated pro-forma financial information for the nine months ended September 30, 2006 and the year ended December 31, 2005 shown above present pro-forma results of operations of Health Systems Solutions as if the acquisitions of VantaHealth Technologies, LLC and Carekeeper Software, Inc. had occurred at the beginning of each period presented for purposes of pro-forma statement of operations data. They should not be considered indicative of the results that would have been achieved had the acquisitions actually occurred when assumed. The acquisitions of VantaHealth Technologies, LLC and Carekeeper Software, Inc. have been accounted for under the purchase method of accounting.

Statistical Data

The following table sets forth certain financial data expressed as a percentage of net sales for each of the periods indicated.

	Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Net sales	100%	100%	100%	100%
Cost of sales	46%	47%	54%	46%
Gross margin	54%	53%	46%	54%
Operating expenses:
Selling and marketing	16%	27%	23%	17%
Research and development	15%	16%	17%	16%
General and administrative	29%	36%	28%	29%
Depreciation and amortization	4%	4%	2%	4%
Interest	2%	1%	1%	2%
Total operating expenses	66%	83%	71%	68%
Net margin	-12%	-30%	-25%	-18%
Other non-recurring expense	0%	1%	0%	0%
Net loss	-12%	-31%	-25%	-14%
Deemed preferred stock dividend	5%	0%	8%	0%
Net loss applicable to common shareholders	-17%	-31%	-33%	-14%

The following table sets forth certain statistical data for each of the periods indicated.

	Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Total customers (weighted average)	86	99	324	88
Total customers (end of period)	79	100	320	84
Weighted average headcount	50	45	87	47
Days sales outstanding	53	44	71	41

The following table describes the breakdown of our revenue by type.

	Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Recurring Revenue
Clinical assessment revenue	$3,967,151	$3,410,278	$3,509,174	$2,883,542
Hosting revenue	—	—	67,160	—
Software maintenance revenue	—	—	505,000	—
Other	—	—	171,351	—
Total recurring revenue	$3,967,151	$3,410,278	$4,252,684	$2,883,542

Non-Recurring Revenue
Licensed software sales	$—	$—	$149,004	$—
Training and ~~i~~mplementation	195,283	188,187	496,686	118,245
Other	50,385	39,161	54,744	29,217
Total non-recurring revenue	$245,668	$227,348	$700,434	$147,462
Total revenue	$4,212,819	$3,637,626	$4,953,118	$3,031,004

FORWARD LOOKING STATEMENTS

The discussion in this Prospectus regarding our business and operations includes "forward-looking statements" which consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision in us. This disclosure highlights all material risks regarding our business and this offering.

We may fail to realize the anticipated synergies, cost savings and other benefits expected from the VantaHealth Technologies, LLC and Carekeeper Software, Inc. acquisitions and this could cause the value of our company and our Common Stock to decline.

We must successfully integrate CareKeeper and Vanta, two companies that have previously operated independently, into a combined organization with HQS. HQS and VantaHealth entered into the acquisition agreement with the expectation that the acquisition would create opportunities to achieve market leverage from the product synergies and other benefits from operating the combined businesses of both companies. We entered into the acquisition agreement with Carekeeper in order to leverage the Carekeeper scheduling, billing and private pay processing capabilities. We made this decision knowing that the delivery of Carekeeper’s new software was months behind schedule and was struggling in its effort to add functionality that would enable its software to handle Medicare processing in addition to its other capabilities. Our results of operation and the value of our Common Stock may decline if we are unable to achieve the benefits expected to result from integration of these business.

Achieving the benefits of the acquisitions will depend in part upon meeting the challenges inherent in the successful integration of these two business enterprises and the possible resulting diversion of management attention for an extended period of time. We cannot assure that these challenges will be met or opportunities realized. Delays encountered in the integration process could cause lower than expected revenues and increased expenses.

We expect that changes to the pricing models for the products of the acquired companies will negatively effect the operating results of our new CKS and VHT divisions.

We are changing the pricing model for the products of CKS and VHT from an up front charge for the software license to a transaction pricing model. Management believes that this change may, for a period of two years, result in a decline in revenues from these divisions compared to the results that would have been attained under the historic licensing pricing model.

Certain Carekeeper customers have submitted notices of default to Carekeeper and may initiate legal action against Carekeeper and HSS.

During the due diligence of the Carekeeper business assets and operations, we determined that there were six Carekeeper customers that had submitted notices of default under their license agreements. We are currently attempting to negotiate appropriate settlements with these customers. Our success at negotiating settlements could be protracted and if not resolved by negotiation may result in arbitration. At September 30, 2006, it is unknown how long the negotiations may take, the legal fees to be incurred and the resulting financial impact on Carekeeper.

We may lose employees of the newly acquired businesses which would delay our product introductions, and cause us to lose revenues we planned on receiving.

Our success in the integration of Carekeeper and Vanta will depend in part upon our ability to retain key Carekeeper and Vanta employees. Competition for qualified technical personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with HSS or HQS following the acquisitions. Accordingly, we cannot assure you that we will be able to retain key employees to the same extent that Carekeeper or Vanta were able to in the past.

We have a history of losses and if these losses continue it will negatively impact the value of our company.

We have incurred significant net losses since our inception. For the fiscal year ended December 31, 2005, we incurred net losses of $489,595. For the nine months ended September 30, 2006, we incurred net losses of $1,245,048. At September 30, 2006, we had an accumulated deficit of $14,663,631. Our continued operating losses have contributed to the deterioration of our cash position. We expect that cash on hand together with funds available to us under our Preferred Stock Purchase Agreement with our principal shareholder will permit us to fund our operations for the next twelve months. Unexpected increases in negative cash flow from operations or the unavailability of funds under the Preferred Stock Purchase Agreement would cause us to require additional external funding before that time. If we are unable to secure additional external financing on a timely basis, we will not have sufficient cash to fund our working capital and capital expenditure requirements and we will be forced to cease operations.

One of our customers accounts for approximately 37% of our business and the loss of this significant customer would materially decrease our revenues and could result in additional operating losses.

We had one customer, Amedisys, Inc., who accounted for approximately 37% of our revenue for the nine months ended September 30, 2006 and 45% of our revenues for the year ended December 31, 2005. The loss of this customer would materially decrease our revenues and could result in additional operating losses.

Amedisys has developed a proprietary Windows-based clinical software system to collect assessment data, schedule and log patient visits, generate medical orders and monitor treatments and outcomes in accordance with established medical standards. This product has similar functionality to our Advantage product that Amedisys is currently utilizing. Amedisys has notified us that they will be distributing hand held computers to their full time nursing staff which will eliminate the need for verification services on the assessments processed on the hand held computer, a service for which Amedisys currently utilizes us. Amedisys will continue to use the verification services for contract and part time staff that are not issued the hand held computers. Amedisys will also continue to use our state transmission product and CMS reporting. We anticipate that revenue generated by Amedisys will decrease by approximately 80% by the end of the third quarter of 2007. We will experience a partial offset in expense due to a decrease in verification staff. Amedisys expects to complete the roll out of their system by the end of the third quarter of 2007

We have a long sales cycle and may not be able to increase revenues as quickly as we must increase staffing to support additional activity. If we increase our staffing in anticipation of additional revenues that are delayed, we may incur losses which could result in you losing your investment in our company.

Though most home health care agencies use some form of management information system to enhance their financial and clinical performance, selling our web-based solutions requires us to educate potential customers on our solutions’ uses and benefits and to educate them on giving up on-site control of their computer servers. As a result, selling our services requires a long sales cycle, which can take up to eight months. Consequently, we face difficulty predicting the quarter in which revenues from expected customers may be realized. The sale of our services is also subject to delays from the lengthy budgeting, approval and competitive evaluation processes of our customers that typically accompany significant information technology commitments. If we increase our staffing in anticipation of additional revenues and those revenues are delayed, we may suffer losses.

Over the last two years the services delivered by us have become increasingly important to our customers. A loss or deterioration of our service availability could result in significant damage to our customers and may result in customers initiating legal proceedings against us.

HQS has installed its customer-facing computing and communications control equipment at a Qwest CyberCenter in Tampa, Florida. CKS has a similar installation at a Qwest facility in Sterling, Virginia. Notwithstanding the history of high availability associated with the Qwest CyberCenters it is possible that a catastrophic event could damage either of these sites rendering the HQS and CKS services unavailable for an extended period. Should this occur HQS, CKS and HSS could be subject to lawsuits by our customers which would be expensive and time-consuming to defend.

If we fail to properly manage our growth, we may lose customers and our revenues would decrease.

We expanded our computer operations infrastructure in anticipation of our current and potential customer growth potential. Additionally, we must continue to develop and expand our services and operations infrastructure as the number of individual users accessing our services increases. The pace of our anticipated expansion demands an unusual amount of focus on the transaction processing needs of our current and future customers for quality, on-line response time and reliability, as well as timely delivery of information and support. This development and expansion has placed, and we expect it to continue to place, strain on our managerial, operational and financial resources. Any failure on our part to develop and maintain our service levels could significantly adversely affect our reputation and brand name which could reduce demand for our services and adversely affect our business, financial condition and operating results.

Healthcare providers are highly regulated. If we fail to properly implement regulatory requirements in an effective and timely manner, we will lose customers, our reputation will be damaged and our revenues will decrease.

Ensuring our services are compliant with changes in Medicare Conditions of Participation (CoPs), provisions of the Health Insurance Portability and Accountability Act (HIPAA) and other regulatory requirements is challenging and expensive. However, if we do not maintain an appropriate level of regulatory compliance or we incorrectly implement a required regulatory change, we may experience negative publicity, the loss of customers, the slowing down of sales cycles which would decrease our revenues.

Technology changes rapidly. If we are unable to respond in an effective and timely manner to technological change, our products may become obsolete, we will lose customers, and our revenues would decrease, any or all of which would greatly reduce the value of our company.

The market for management information tools is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards and government regulation. The introduction of products embodying new technologies, changes in applicable government regulation and the emergence of new industry standards can render existing products obsolete and unmarketable. Our future success will depend upon our ability to continue to enhance our current products while developing and introducing new products on a timely basis that keep pace with technological developments and government regulations and satisfy increasingly sophisticated customer requirements. If we experience material delays in introducing new products and enhancements, our prospects for growth will be impaired and our reputation with our customers may be damaged.

Competition in the healthcare information systems industry is intense and if we are unable to compete we will lose significant customers or be unable to attract customers and our revenues could decrease.

The market for healthcare information systems is intensely competitive, rapidly changing and undergoing consolidation. Our competitors in the field include: McKesson Corporation, Cerner Corporation, Mysis PLL, Patient Care Technology (PCTC), Siemens A G, Eclipsys Technologies Corporation and Keane, Inc., among others. Many of these competitors have substantially greater resources and more experience than us. We anticipate increased competition in the future as new companies enter the market in response to recent HIPAA regulations. If we are unable to compete we will lose significant customers or be unable to attract customers and our revenues could decrease.

If our customers lose confidence in the security of data on the Internet, they will be less inclined to purchase our products and our revenues could decrease.

Maintaining the security of computers and computer networks is an issue of critical importance for our customers. Our customers may be exposed to claims by federal healthcare regulators if they use our Internet based services and we do not protect sensitive patient data from penetration by hackers. In response, our customers may pursue claims against us which would be expensive and time-consuming to defend.

We have limited protection over our intellectual property rights. As a result, we may not be able to protect against misappropriation of our intellectual property, which could result in loss of revenues.

We rely upon a combination of service agreements, confidentiality procedures, employee and customer nondisclosure agreements and technical measures to maintain the confidentiality and trade secrecy of our proprietary information. We also rely on trademark and copyright laws to protect our intellectual property. We have not initiated a patent program. As a result, we may not be able to protect against misappropriation of our intellectual property.

Our future success is dependent on the services of our key management and personnel, whose knowledge of our business and technical expertise would be difficult to replace.

All of the members of key management and personnel are employees “at will” and can resign at any time. The loss of the services of one or more of these key employees could slow product development processes or sales and marketing efforts or otherwise harm our business. The market for these highly skilled employees is characterized by intense competition, which is heightened by their high level of mobility. These factors make it particularly difficult to attract and retain the qualified technical personnel required. We have experienced, and expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate technical qualifications. If we fail to recruit and retain a significant number of qualified technical personnel, we may not be able to develop, introduce or enhance products on a timely basis. Even if we are able to expand our staff of qualified technical personnel, they may require greater than expected compensation packages that would increase operating expenses. If we are unable to retain or hire qualified employees, our business will fail and you may lose your entire investment.

We depend upon software that we license from and products provided by third parties and the loss of these licenses or an increase in cost of these licenses would require us to suspend our operations until we obtain required software.

We rely upon certain software licensed from third parties. The loss of or inability to maintain any such software licenses could result in shipment delays or reductions until equivalent software could be developed, identified, licensed and integrated.

If we are subject to a claim that we infringe a third-party’s intellectual property, we may have to replace our current products, pay royalties to competitors or suspend operations, any of which could significantly increase our expenses.

Substantial litigation regarding intellectual property rights and brand names exists in the software industry. We expect that software product developers increasingly will be subject to infringement claims as the number of products and competitors in this industry segment grows and the functionality of products in related industry segments overlaps. However, third parties, some with far greater financial resources than ours, may claim infringement of their intellectual property rights by our products. Any such claims, with or without merit, could:

•	Be time consuming to defend;

•	Result in costly litigation;

•	Divert management’s attention and resources;

•	Cause product shipment delays;

•	Require us to redesign products;

•	Require us to enter into royalty or licensing agreements; or

•	Cause others to seek indemnity from us.

A successful claim of product infringement against us, or failure or inability to either license the infringed or similar technology or develop alternative technology on a timely basis, could harm our operating results, financial condition or liquidity.

Our shares of Common Stock are thinly traded and you may find it difficult to dispose of your shares of our stock, which could cause you to lose all or a portion of your investment in our company.

Our shares of Common Stock are currently quoted on the OTC Bulletin Board. Trading in shares of our Common Stock has been limited and we expect to have only a limited trading market in the foreseeable future. As a result, you may find it difficult to dispose of shares of our Common Stock and you may suffer a loss of all or a substantial portion of your investment in our Common Stock.

Our Common Stock is covered by SEC “penny stock” rules which may make it more difficult for you to sell or dispose of our Common Stock, which could cause you to lose all or a portion of your investment in our company.

Our Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also diminish the number of broker-dealers that may be willing to make a market in our Common Stock, and it may affect the level of news coverage we receive.

The interests of our controlling shareholders could conflict with those of our other shareholders resulting in the approval of corporate actions that are not in your interests.

Our principal shareholder, Stanford, owns or controls approximately 84% of our Common Stock. This shareholder is able to control the outcome of shareholder votes, including votes concerning amendments to our charter and by-laws and the approval of significant corporate transactions like a merger or sale of our assets. Although none of our directors or officers are affiliated with Stanford or have any relationships with Stanford, Stanford is able to control the election of the board of directors through its ownership of a majority of our Common Stock. In addition, Stanford has provided us with significant financing. This controlling influence could have the effect of delaying or preventing a change in control, even if our other shareholders believe it is in their best interest.

We may issue additional shares of preferred stock that could defer a change of control or dilute the interests of our common shareholders and our charter documents could defer a takeover effort, which could inhibit your ability to receive an acquisition premium for your shares or your ability to sell your shares of Common Stock.

Our articles of incorporation permit our Board of Directors to issue up to 15,000,000 shares of Preferred Stock without shareholder approval. Currently 3,050,000 shares of the Preferred Stock are issued and outstanding. Shares of Preferred Stock, if issued, could contain dividend, liquidation, conversion, voting or other rights which could adversely affect the rights of our common shareholders and which could also be utilized, under some circumstances, as a method of discouraging, delaying or preventing our change in control. Provisions of our articles of incorporation, bylaws and Nevada law could make it more difficult for a third party to acquire us, even if many of our shareholders believe it is in their best interest. These provisions may decrease your ability to sell your shares of our Common Stock.

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2006. It gives effect to our recent reverse stock split. The tables should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. All information below excludes any outstanding warrants, options or restricted stock rights subsequent to September 30, 2006.

September 30, 2006
(unaudited)
Current maturities of long term debt	$65,852
Long term debt	289,447
Preferred Stock; 15,000,000 shares authorized, Series C $2.00 Convertible; 4,625,000 authorized, 2,575,000 shares issued and outstanding	5,150,000
Common Stock; $0.001 par value; 150,000,000 shares authorized; 6,075,907 shares issued and outstanding	6,076
Additional paid-in capital	13,106,020
Accumulated deficit	(14,663,631)
Total shareholders’ equity	3,598,465
Total capitalization	$3,953,764

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Common Stock

Our shares of Common Stock have been listed for trading on the OTC Bulletin Board (“OTCBB”) under the symbol “HSSO” since April 12, 2005. There has been limited trading activity for our Common Stock since it became eligible for trading on the OTCBB. Prior to February 14, 2005, there was no trading for our Common Stock. This initial offering of the Common Stock described in this Prospectus occurred at $0.25 per share; thereafter the sales have been made in the OTCBB at prevailing prices. The initial offering price was arbitrarily determined and is not related to any ratios to earnings, net worth or other investment criteria. This price is not indicative of our assets, book value, financial results, nor other recognized value criteria.

The following table sets forth the high and low bid quotations for our Common Stock as traded on the OTCBB for the calendar year periods indicated. On January 5, 2007 the closing bid price of our Common Stock was $1.01. Quotations, as supplied by the OTCBB, reflect prices between dealers, do not include retail mark-ups, markdowns, commissions and may not necessarily represent actual transactions.

Calendar Period	High	Low
Quarter ended March 31, 2005	$2.30	$0.25
Quarter ended June 30, 2005	$2.45	$1.05
Quarter ended September 30, 2005	$1.25	$0.30
Quarter ended December 31, 2005	$0.55	$0.30
Quarter ended March 31, 2006	$0.60	$0.25
Quarter ended June 30, 2006	$1.25	$0.35
Quarter ended September 30, 2006	$1.20	$0.75
Quarter ended December 31, 2006	$1.01	$0.55

As of September 30, 2006, there were approximately 100 holders of record of our Common Stock.

Penny Stock Rules

Our Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause less broker- dealers to be willing to make a market in our Common Stock, and it may affect the level of news coverage we receive.

Dividend Policy

We have never paid cash dividends on our Common Stock. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not anticipate that any cash dividends on our Common Stock will be paid in the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock by the selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward-Looking Statements

This Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations, estimates, forecasts, projections and assumptions that are subject to risks and uncertainties. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual future results may differ materially and adversely from those expressed in any forward-looking statements. Readers are referred to risks and uncertainties identified below and in the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-KSB, 10-QSB, and 8-K, each as it may be amended from time to time. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

Health Systems Solutions, Inc., through its two wholly owned subsidiaries, Healthcare Quality Solutions, Inc. (“HQS”) and Carekeeper Solutions, Inc. (“CKS”), designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the clinical, operational and financial aspects of their business and compete effectively in the Prospective Payment System (PPS) and managed care environments. Our focus is to help home health care providers streamline their operations and better serve their patients. In this regard, we offer several comprehensive software solutions.

HQS delivers its services using the software as a service model (SaaS) where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize the Company’s software services that reside on HSS-owned servers. The HQS architecture and fee structure enables our customers to rapidly and cost-effectively implement our services for a modest transactional fee charged when a customer uses our programs to process patient clinical assessments and obtain management reports.

CKS delivers software using both: (a) a software license model where the CKS software is purchased up front and is installed on customer-owned servers under customer’s control, and (b) a software as a service model (SaaS) or hosting model where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize CKS software residing on HSS-owned and managed servers. In the future we expect to reduce the number of customers using the software license model.

These services have been designed to assist our customers in or by:

•	increasing revenue;

•	reducing cost;

•	improving the quality of patient outcomes;

•	standardizing processes; and

•	minimizing regulatory compliance risk.

The services provided by HQS and CKS address a broad range of the information technology functionality necessary for home care companies to operate their business whether they are reimbursed for services under the Centers for Medicare and Medicaid Services (“CMS”) Conditions of Participation or under private duty or commercial insurance arrangements.

HQS software and services assist home health agencies on a daily basis to:

•	collect, edit and correct clinical data;

•	manage regulatory compliance risk; identify drug, food and herb interactions;

•	provide patient and caregiver scheduling and clinical data management;

•	track caregiver activity using telephony;

•	process claims; and

•	perform accounting and accounts receivable tasks.

In addition, through our HQS services we are able to:

•
extract data from the databases of our competitor’s clinical and claims licensed software systems to provide in-depth financial and clinical analysis that identify a home care company’s strengths and weaknesses;

•	monitor patient progress from start of care to discharge; and

•	identify areas of potential improvement for care and tie outcomes to visit utilization.

Through real-time, daily and other periodic reports we also assist in the management of regulatory compliance risk and measurement of the patient outcome.

We currently derive our revenues from per transaction charges applied to processing patient clinical assessments made by our customers during the month, per clinical episode completed during care delivery, monthly hosting service charges based on the size of data storage utilized, one-time sales of software licenses and software maintenance on licensed software As of September 30, 2006, we had approximately 320 customers in 46 states using one or more of our services.

In 2005, there were approximately 8,000 Medicare certified home health agencies nationally that provided short-term (60 days or less) primarily skilled services (registered nurse, physical therapy, occupational therapy, speech therapy, social counseling) to over 2.8 million patients. In addition, there were approximately 7,000 private duty home care companies delivering skilled and unskilled services to patients in the home paid by other reimbursement sources including Medicaid, commercial insurance and private citizens.

The Balanced Budget Act of 1997 included mandates to the Centers for Medicare and Medicaid Services (CMS) to establish a Prospective Payment System (PPS) to reduce the cost of the home health benefit and to measure the effectiveness of the care delivered. The regulations are being implemented in phases over time and include a requirement that home health agencies collect assessment data on each patient at start-of-care, recertification and at discharge (OASIS Data). HSS services and software are responsive to these expanded PPS regulations

We believe that we achieve best results with larger, multi-site customers who tend to have more sophisticated management. The majority of our current HHA customers is expanding both organically and through acquisition. We believe that our results of operations are best enhanced by the addition of site(s) to a current customer than it is to bring on a single site new customer.

Our executive offices are located at 405 N. Reo Street, Suite 300, Tampa, Florida 33609 and our telephone number is 813-282-3303. Our website is located at www.HQSonline.com. Information on our website is not a part of this report.

References throughout this annual report to “Health Systems Solutions,” “HSS,” “the Company,” “we,” “us” and “our” refer to Health Systems Solutions, Inc., a Nevada corporation, and our operating subsidiaries, Healthcare Quality Solutions, Inc. (“HQS”), VHT Acquisition Company (“VHT”), and Carekeeper Solutions, Inc (“CKS”).

Growth Strategy

We believe that the baby boomers entering their post-65 years will place unprecedented demands on the healthcare system of our country. Current public demand for accountability in balancing the quality and cost of healthcare will increase as healthcare costs for the baby boomers consume an increasing portion of the Gross Domestic Product. These demands will require that improved and standardized processes be implemented and managed at all points of patient contact. Identifying and eliminating duplication of clinical services, waste and paper in administrative systems will force the adoption of business process management techniques already implemented in other industries. Increased dependency on information technology will be the norm.

As the baby boomers entering the healthcare system begin to have a greater financial impact on the cost of healthcare, we believe that a number of things will happen that will affect our business:

•	There will be public and political pressure to rationalize and consolidate the myriad of post acute healthcare delivery venues currently protected under Medicare and Medicaid regulations;

•
There will be consolidation within post acute verticals such as home care, nursing homes, rehabilitation facilities, hospices, etc. as well as consolidation or elimination of some of the types of providers;

•	Consolidation of providers will be preceded by an evolving introduction of data standards that enable the exchange of patient data and measurement of performance;

•	Ongoing changes will make obsolete proprietary, closed system designs and will require flexible, open source approaches; and

•	There will be an increased need to devise automated patient plans of care to manage details of specific disease states that can be updated electronically.

We believe that most providers of services in post acute care do not have the resources to invest in or manage the technology required to meet this new environment. We believe the opportunity exists to consolidate information technology vendors in the post acute arena in advance of the rationalization of the healthcare providers themselves.

It is our objective to extend our position as a leading provider of management solutions for home care and enter the market for solutions to other post acute care industries both by developing new systems and by acquiring existing companies that currently provide services to these venues and possess broad domain expertise. Acquired businesses will have already made the investment to migrate their solutions to the web in order to minimize the complex task of integrating disparate systems into the HSS network.

Key elements of this strategy include:

Leverage Our Existing Customer Base

We believe significant opportunities exist to leverage our existing customer base by selling more applications to customers that utilize less than the full suite of programs, as well as by expanding our suite of programs to provide our customers with enhanced functionality. We intend to continue to develop our current service offerings and to introduce new solutions that assist in the management of specific disease states and other complementary products. We may offer our services to other segments of post acute health care.

Offer Our Services to Other Segments of the Post Acute Industry

We believe that the interest in tools to assist in the management of patient care, performance improvement, risk and compliance and specific disease states and conditions will provide us with opportunities to further develop our platform to provide solutions to hospice, nursing homes, skilled nursing facilities and inpatient rehabilitation facilities.

Strategic Acquisitions Allowing Further Expansion of our Platform of Solutions and Customer Base

 We want to increase our platform of solutions to the home health agencies we serve. Management believes there may be opportunities to expand our product offerings and/or customer base through strategic acquisitions. As a result, we continue to evaluate such opportunities.

Evaluation of Company Performance and Financial Condition

Since our administrative staffing levels and fixed expenses are relatively stable, the principle factor our management analyzes in evaluating our performance is changes in our principal sources of revenue. Management therefore focuses primarily on the volume of transactions per site added and the type of transactions processed to evaluate our performance. To a lesser extent, management evaluates the efficiency of our operation and our staffing levels by reviewing changes in our revenue per employee (which is determined by dividing revenue during a period by the weighted average headcount). To evaluate the effectiveness of our finance department and the strength of our financial position, management reviews our days of sales outstanding for each period.

Operational Risks and Challenges

Management believes that as we grow and expand our hosted on line services, we may be increasingly encroaching on the market of larger, more established vendors’ software offerings. It is likely that one or more of these more financially capable companies will develop a competing service.

We also bear the cost and risks associated with meeting regulatory compliance. For example, meeting the demands of HIPAA relating to protection of Private Health Information will require modifications to existing software and the development of new software to meet the HIPAA regulations. We also assist our customers that must comply with Sarbanes-Oxley in demonstrating proper internal control processes. These are both complex issues requiring measured responses. In addition, they both expose us to legal challenges.

Research and Development

In January 2006, in response to an announcement by the Centers for Medicare and Medicaid Services (CMS) that a significant change would occur in Medicare rules relating to establishing Pay-For-Performance by late 2007 and to an initiative announced by President Bush to establish interchangeable medical record data, we initiated a R&D project to define requirements that will ensure our services to meet our customers’ needs under these anticipated new mandates and that our company maintains its competitive position in the market.

This project included engaging Magellan Business Partners to assist us in selecting an outsourcing development partner to design and develop a new database and application architecture. We selected the firm i-flex Solutions, Inc. as our partner and we began documenting requirements in February. i-flex Solutions, which is 60% owned by Oracle Corporation, is rated as one of the top 10 software development outsourcing companies in the world. i-Flex Solutions operates in over 110 countries with over 7,000 employees. The project will be developed in phases with the first delivery anticipated in December 2006. We expect this effort to continue into late 2007 and will cost in excess of $1,500,000.

The acquisition of CareKeeper Solutions included an on-going research and development project that CKS initiated in late 2002 that entailed redeveloping the CKS VividCare client server-based software system to a web-based system known as VividNet. VividNet is a large project having consumed over $4,100,000 since inception. The project is in the final stages of completion and is currently in use by approximately 35 CKS customers.

The acquisition of VantaHealth’s product, Analyzer, included a development project in partnership with Montefiore Home Health, a division of Montefiore Medical Center of New York City. This project provides initial effort to develop a predictive modeling technique that will enable Montefiore management to better negotiate authorizations for care with HMO’s. Phase 1 of the project is expected to commence beta testing in the fourth quarter of 2006.

HQS initiated internal development projects to produce new and enhanced products. The first such product, the HQS Medications Risk Manager, was introduced into beta test with one of our large customers in October 2005. General release is presently scheduled for the fourth quarter of 2006. This product will not add material revenue during 2006. We expect that one other new service, enabling the use of an electronic tablet device to collect patient data at the point of care, will be introduced into beta test in the fourth quarter of 2006. This product is not expected to add material revenue during 2006. Development of the underlying software will be produced with existing staff. Other internal research and development expenses associated with these products is not material and will increase slightly to cover costs related to short term software development contractors or consultants that will be used in the development cycle.

Significant Accounting Policies

Revenue Recognition

 We follow the provisions of the Securities and Exchange Commission Staff Accounting Bulletin No. 104. We recognize revenue when persuasive evidence of an arrangement exists, the product or service has been delivered, fees are fixed or determinable, collection is reasonably assured and all other significant obligations have been fulfilled.

Our corporate strategy is to provide our services on a recurring transaction pricing basis. We believe this is a value-based model that more directly relates to our customers’ recognition of revenue. The transaction pricing model differs from the typical licensed software model in that the implementation of transaction-priced services does not result in large up front software license fee revenues but results in a gradual recognition of revenue earned on a transaction by transaction basis over time. This is a similar model to that used by the mobile phone industry. The benefit occurs in the future years where leverage is obtained as a customer grows and continues to pay transaction fees year over year, whereas under the licensed sale model the only revenue realized in the future years is quarterly support and maintenance fees.

Our revenue is classified into two categories: recurring and non-recurring. For the nine months ended September 30, 2006, approximately 86% of our total revenue was recurring and 14% was non-recurring.

We generate recurring revenue from several sources, including the processing of clinical assessments which, as mandated by Medicare, require home health care agencies to collect assessment data on all patients requiring home health care at the start-of-care and at discharge, the processing of data related to Medicare clinical episodes completed during care delivery, the provision of outsourcing services, such as software hosting and other business services, and the sale of maintenance and support for our proprietary software products. Recurring services revenue is typically billed and recognized monthly over the contract term, typically two to three years. Recurring software maintenance revenue is typically based on one-year renewable contracts. Software maintenance and support revenues are recognized ratably over the contract period. We record cash payments received in advance or at the beginning of a contract as deferred revenue.

We generate non-recurring revenue from the licensing of our software. Under SOP 97-2, software license revenue is recognized upon the execution of a license agreement, upon delivery of the software, when fees are fixed or determinable, when collectibility is probable and when all other significant obligations have been fulfilled. For software license agreements in which customer acceptance is a significant condition of earning the license fees, revenue is not recognized until acceptance occurs. For software license agreements that require significant customizations or modifications of the software, revenue is recognized as the customization services are performed. For multiple element arrangements, such as software license, consulting services, outsourcing services and maintenance, and where vendor-specific objective evidence (“VSOE”) of fair value exists for all undelivered elements, we account for the delivered elements in accordance with the “residual method.” Under the residual method, the total fair value of the undelivered elements, as indicated by VSOE, is deferred and subsequently recognized in accordance with the relevant sections of SOP 97-2. Also, the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. For arrangements in which VSOE does not exist for each undelivered element, including specified upgrades, revenue for the delivered element is deferred and not recognized until VSOE is available for the undelivered element or delivery of each element has occurred. When multiple products are sold within a discounted arrangement, a proportionate amount of the discount is applied to each product based on each product’s fair value or relative list price.

We also generate non-recurring revenue from implementation fees, consulting, training and customer support services and this non-recurring revenue is charged to customers on a fee basis usually based upon time spent. We recognize software licensing fees and implementation fees in the month that the customer goes live and we recognize training, consultation, advisory and support revenue in the month that the service is performed. Implementation costs consisting of payroll and travel are expensed in the same period implementation fees are recognized.

We currently recognize cancellations, allowances or discounts as they occur. This practice is based on factors that include, but are not limited to, historical cancellations and analysis of credit memo activities. Cancellations, allowances and discounts are not material.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on our assessment of the collectibility of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than our historical experience, our estimates of the recoverability of amounts due could be adversely affected. We regularly review the adequacy of our allowance for doubtful accounts through identification of specific receivables where it is expected that payment will not be received. We also establish an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, we review past due receivables and give consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects our best estimate as of the reporting dates. Changes may occur in the future, which may require us to reassess the collectibility of amounts and at which time we may need to provide additional allowances in excess of that currently provided.

Litigation Accruals

Pending unsettled lawsuits involve complex questions of fact and law and may require expenditure of significant funds. From time to time, we may enter into confidential discussions regarding the potential settlement of such lawsuits; however, there can be no assurance that any such discussions will occur or will result in a settlement. Moreover, the settlement of any pending litigation could require us to incur settlement payments and costs. In the period in which a new legal case arises, an expense will be accrued if our liability to the other party is probable and can be reasonably estimated. On a quarterly basis, we review and analyze the adequacy of our accruals for each individual case for all pending litigations. Adjustments are recorded as needed to ensure appropriate levels of reserve. Our attorney fees and other defense costs related to litigation are expensed as incurred.

Stock Based Compensation

Effective January 1, 2006, we began recording compensation expense associated with stock-based awards and other forms of equity compensation in accordance with FASB Statement No. 123-R, Share-Based Payment (“SFAS 123R”), as interpreted by SEC Staff Accounting Bulletin No. 107. We adopted the modified prospective transition method provided under SFAS 123R, and consequently has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock-based awards recognized in the third quarter of 2006 includes (a) quarterly amortization related to the remaining unvested portion of stock-based awards granted prior to January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of FASB No. 123, Accounting for Stock-Based Compensation (“SFAS 123”); and (b) quarterly amortization related to stock-based awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior to January 1, 2006, we accounted for stock-based awards using the “disclosure only” alternative described in SFAS 123 and FASB Statement No. 148, Accounting for Stock-Based Compensation.

Software Development Costs

We capitalize certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). We capitalize software development costs when application development begins, it is probable that the project will be completed, and the software will be used as intended. Costs associated with preliminary project stage activities, training, maintenance and all other post implementation stage activities are expensed as incurred. Our policy provides for the capitalization of certain payroll and payroll-related costs for employees who are directly associated with developing or obtaining internal use software. Capitalizable personnel costs are limited to the time directly spent on such projects. Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of three years. We make on-going evaluations of the recoverability of our capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, we write off the amount that the unamortized software development costs exceed net realizable value.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

Results of Operations

The following table sets forth certain financial data expressed as a percentage of net sales for each of the periods indicated.

	For the Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Net sales	100%	100%	100%	100%
Cost of sales	46%	47%	54%	46%
Gross profit	54%	53%	46%	54%
Operating expenses:
Selling and marketing	16%	27%	23%	17%
Research and development	15%	16%	17%	16%
General and administrative	29%	35%	28%	29%

	For the Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Depreciation and amortization	4%	4%	2%	4%
Interest	2%	1%	1%	2%
Total operating expenses	66%	83%	71%	68%
Other non-operating expense	0%	1%	0%	0%
Deemed preferred stock dividend	6%	0%	8%	0%
Net - loss	(17)%	(31)%	(33)%	(14)%

Statistical Data

The following tables set forth certain statistical data for each of the periods indicated.

	For the Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Total customers (weighted average)	86	99	324	88
Total customers (end of period)	79	100	320	84
Weighted average headcount	50	45	87	47
Days sales outstanding	53	44	71	41

	For the Year Ended December 31,		Nine Months Ended September 30,
	2005	2004	2006	2005
Recurring Revenue
Clinical assessment revenue	$3,967,151	$3,410,278	$3,509,174	$2,883,542
Hosting revenue	—	—	67,160	—
Software maintenance revenue	—	—	505,000	—
Other	—	—	171,351	—
Total recurring revenue	$3,967,151	$3,410,278	$4,252,684	$2,883,542

Non - Recurring Revenue
Licensed software sales	$—	$—	$149,004	$—
Training and ~~i~~mplementation	195,283	188,187	496,686	118,245
Other	50,385	39,161	54,744	29,217
Total non-recurring revenue	$245,668	$227,348	$700,434	$147,462
Total revenue	$4,212,819	$3,637,626	$4,953,118	$3,031,004

Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005

Net sales increased $1,922,114 or 63% for the nine months ended September 30, 2006 to $4,953,118 compared to $3,031,004 during the same period in 2005. This increase resulted primarily from:

•	$314,316 of revenue from VHT;

•	$664,837 of revenue from CKS;

•	$625,632 in revenue from patients clinical assessments, resulting primarily from price increases and increases in assessment transaction volume from existing and new customers.

Cost of sales for the nine months ended September 30, 2006 was $2,699,172 or 54% of revenues as compared to $1,380,097 or 46% of revenues for the nine months ended September 30, 2005.  Of the increase in the cost of sales, $947,759 or 72% was attributed to the VHT and CKS acquisitions. As part of our cost of sales, we include the employee costs incurred from our customer service department, our data verification department, our implementation department and our training and education department. Other costs include travel for our customer service people, professional fees, accreditation fees, teleconferencing, rent, assessment forms, depreciation expense for our internally developed software, hosted data center expense and shipping. The increase in the cost of sales can be attributed to the following increases:

•
Salaries and related expenses increased $622,029, of which $415,965 was from increased staffing needed to service new customers from the existing product lines, and $206,064 was increased staffing from the VHT and CKS acquisitions;

•
An increase in professional services of $171,108, of which $35,916 was for contract employees handling training and implementation at CKS and VHT the remaining $137,037 was due to contracted employees that were required to handle the training and implementation of several large new customers for HQS;

•	An increase in depreciation of $256,531 due to the amortization of internally developed software for CKS and VHT;

•	An increase of $152,130 in communications due to the addition of internet and hosting services used by CKS and VHT products; and

•
There was an increase of $74,065 in occupancy costs. The occupancy expenses were applied to cost of sales during the nine months ended September 30, 2006, whereas this amount was applied fully to general and administrative expenses during 2005.

Without the additional cost of these acquisitions, cost of sales would be significantly less and represent a lesser percentage of revenues. However, in light of our strategy to grow through the acquisition of existing companies, management believes that costs of sales will continue to increase and represent a significant percentage of revenues.

Total operating expense was $3,498,994 for the nine months ended September 30, 2006, compared to $2,086,500 for the nine months ended September 30, 2005, an increase in operating expenses of $1,412,494 or 68%. Operating expenses were comprised of selling and marketing expenses, research and development and general and administration.

Selling and marketing expense totaled $1,154,985 for the nine months ended September 30, 2006 compared to $527,554 for the nine months ended September 30, 2005, resulting in an increase in selling and marketing expense of $627,431 or 119%. We include in our selling and marketing expense the employee costs incurred from our marketing, sales, sales administration and sales support employees. Other costs included are the travel for our sales people, trade shows, advertising, collateral materials, occupancy, telephone, teleconferencing, and office expense. The reasons for the increase in selling and marketing expense is attributed to:

•	The additional costs for VHT and CKS acquisitions was $239,155;

•
An increase of $314,699 in professional services related to the management of our marketing and sales department and development of collateral materials and corporate web sites for the HQS product lines;

•
Salaries and benefits increased by $96,390, this was due to an increase of $192,732 from the acquisitions of VHT and CKS, and was offset by a decrease in salary expense of $96,346 within the HQS product lines as salary expense was shifted to outside consulting.

•	An increase of $71,171 in travel expense for employees and contracted employees related to the management of our marketing and sales departments, of which 59,680 was for the HQS product lines;

•
A $84,221 increase in marketing and promotional expense due to increased attendance at regional trade shows and the development of collateral materials and corporate web sites, the majority of which, $65,707, was for the HQS product lines; and

•	An increase of $43,090 in commissions due to increased new sales.

Research and development expense was $821,524 for the nine months ended September 30, 2006, as compared to $476,218 for the nine months ended September 30, 2005, resulting in an increase of $345,306 or 73%. Included in our research and development cost is the employee costs for our software developers and our data center and internal systems staff, professional fees for outside consultants and contractors, occupancy, communications and supplies. Increases in selling and marketing expenses attributed to the additional costs from the VHT and CKS acquisitions were $230,482. Increases in research and development are due to:

•	An increase in salaries and benefits of $188,243, which consisted of an increase of $208,590 from the acquisitions of VHT and CKS, which was offset by a $20,348 decrease in the HQS product line;

•
An increase of $82,953 in professional services for outside contractors to manage the integration of our products, of which $65,769 was from the HQS product line and $17,128 was from the VHT and CKS product lines;

•
An increase of $37,462 in occupancy, due to expenses being allocated to departments during the nine months ended September 30, 2006, whereas this amount was applied fully to general and administrative expenses during 2005;

•	An increase of $25,276 in travel, primarily due to increased travel associated with the consultants hired for the HQS product line;

•	An increase of $4,117 in other expense; and

•	An increase of $7,098 and $6,056 in communications and other expenses, respectively.

We anticipate that the expenses for outside contractors will continue to increase over the next eight months as we re-engineer major aspects of our services infrastructure in preparation for the P4P regulations.

General and administration expense was $1,391,659 for the nine months ended September 30, 2006 and $882,259 for the nine months ended September 30, 2005, representing an increase of $509,400 or 58%. The principal reason for the increase in general and administration expense is attributed to the VHT and CKS acquisitions which accounted for $448,143 of the increase. The remaining increase is attributable to HSS and HQS. The increases included:

•
Salaries expenses increased by $278,712, of which $193,664 was attributable to the VHT and CKS acquisitions, and within HSS and HQS, salaries and benefits increased by $85,047 due to the increase in the finance and human resources department.

•
Total other expenses increased by $176,711, which consisted of a $116,426 increase from the acquisition of CKS and VHT, and a $60,285 increase attributable to HSS and HQS. The increase to other expense was primarily due to an increase in the bad debt allowance.

•	Outside services increased by $50,069, which consisted of a $36,348 increase from the acquisition of CKS and VHT, and a $13,720 increase attributable to HSS and HQS.

•
Occupancy costs for general and administration decreased by $37,025. This decrease is a combination of HQS shifting $97,049 of expense from general and administrative to cost of sales, selling and marketing, and research and development, and a $60,023 increase from the acquisition of CKS and VHT.

•	Travel expense increased by $33,296, which consisted of a $17,574 increase from the acquisition of CKS and VHT, and a $15,723 increase in the pre-existing accounts.

•	Communications expenses increased by $6,814.

Management believes that general and administration expense will continue to increase as we continue to pursue our strategy of growth through strategic acquisitions.

Depreciation expense was $104,424 for the nine months ended September 30, 2006 and $130,096 for the nine months ended September 30, 2005, resulting in a decrease of $25,672 or 20%. The principal reason for the decrease in depreciation expense is due to the fixed assets that were acquired at the inception of the business in October of 2002 being fully depreciated.

Interest expense was $26,402 for the nine months ended September 30, 2006 and $70,373 for the nine months ended September 30, 2005, representing a decrease of $43,971 or 62%. The principal reason for this decrease was the payoff of the loan and security agreement in November 2005.

 Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Revenues for the year ended December 31, 2005 were $4,212,819 and for the year ended December 31, 2004 were $3,637,626, an increase of $575,193 or 16%. This increase resulted primarily from price increases and an increase in assessment transaction volume from existing customers.

The largest contributor to our revenue growth during the period was the increase in our transaction based revenue. Our average charge per transaction increased 5% to $5.52 during the twelve months ended December 31, 2005, from $5.24 during the twelve months ended December 31, 2004, and the number of transactions processed increased 16% to 709,987 during the twelve months ended December 31, 2005 from 610,034 during the twelve month period ended December 31, 2004. Revenues for these transactions increased 23% from the same period last year to $3,920,689 from $3,198,730. This $721,958 increase in our transaction revenue is comprised of a 73% increase attributed to increased volume and 27% of the increase is attributed to price increases. The price increase is primarily due to the loss of small customers that discontinued services due to price increases and the addition of new customers at a higher rate per transaction. The number of transaction based customers decreased 17% to 67 customers at December 31, 2005 compared to 81 customers at December 31, 2004. During the year ended December 31, 2005, the number of transaction based sites increased 29% to 459 from 356 at December 31, 2004 and the number of subscription based sites decreased 29% to 12 from 17 at December 31, 2004.

Cost of sales for the year ended December 31, 2005 and the year ended December 31, 2004, respectively, were $1,941,735 and $1,727,205, or 46% and 47% of revenues. We include as part of our cost of sales the employee costs incurred from our customer service department, data verification department, implementation department and our clinical educators. Other costs include travel for our customer service personnel, professional fees, accreditation fees, teleconferencing, assessment forms shipping, depreciation expense for our internally developed software and hosted data center expense. The $214,530, or 12%, increase in the cost of sales is principally attributed to an increased staffing in our customer service and training and education departments to support the increased customer volume resulting in an increase of $211,421 in salaries and related expenses, increase in travel expense of $17,065 due to increased travel to customer sites for training and education, and an increase of $16,461 in communication expense due primarily to increased tele-conferencing expense resulting from increased customer training, These increases are partially offset by a decrease of $26,998 in professional services resulting primarily from the decrease in use of temporary staffing.

Operating expenses for the year ended December 31, 2005 and the year ended December 31, 2004, totaled $2,760,679 and $3,005,950, respectively, resulting in a decrease in operating expenses of $245,271, or 8%. Operating expenses were comprised of selling and marketing, research and development, general and administration, depreciation and amortization and interest.

Selling and marketing expense for the year ended December 31, 2005 and the year ended December 31, 2004 was $660,037 and $966,870, respectively, resulting in a decrease in selling and marketing expense of $306,833 or 32%. We included in our selling and marketing expense the employee costs incurred from our marketing, sales, sales administration and sales support employees. Other costs included are the travel for our sales personnel, trade shows, advertising, telephone, teleconferencing, and office expense. The principal reason for the decrease was the decrease in salaries and benefits of $233,444 due to the decrease in the sales and marketing staff, commissions decreased $22,159 due to decreased new sales and the decrease in the number of sales people, marketing and promotion decreased $32,725 due primarily to a decrease in advertising expense, travel decreased $12,836 due to the decrease in staffing and a $5,694 decrease in professional fees primarily due to a decrease in recruiting fees paid in 2005.

Research and development expense was $629,473 for the year ended December 31, 2005 and the year ended December 31, 2004 was $576,194, resulting in an increase in research and development expense of $53,279 or 9%. Included in our research and development cost is the employee costs for our software developers and our data center and internal systems staff, professional fees for outside consultants and contractors, and supplies. The principal reason for the increase was an increase in salaries and benefits of $27,277 due to the increase in our development staff and an increase of $11,225 in professional fees for contract labor for developers.

General and administration expense was $1,221,470 for the year ended December 31, 2005 and $1,269,242 for the year ended December 31, 2004, a decrease of $47,772, or 4%. Included in our general and administration expense are salaries and related expenses for our executive officers and administrative employees. Also included in general and administration are corporate costs such as but legal and accounting, utilities, rent, office supplies and office equipment.

Depreciation expense was $167,713 for the year ended December 31, 2005 and $144,533 the year ended December 31, 2004, an increase of $23,180 or 16%. The principal reason for the increase in depreciation expense of $23,180 is the acquisition of computer equipment to support our growth and to keep our systems updated.

Interest expense was $81,986 for the twelve months ended December 31, 2005 and $49,111 for the twelve months ended December 31, 2004, an increase of $32,875. The principal reason for the increase in interest expense is due to the additional $200,000 in loan and security agreement proceeds received during 2005 under the loan and security agreement.

Other non-operating expense was $0 for the twelve months ended December 31, 2005 compared to $29,139 for the twelve months ended December 31, 2004. The $29,139 represents an additional amount of tax due to the IRS on the outstanding tax liability we had assumed from a predecessor company.

The weighted average head count for the twelve month period ended December 31, 2005 was 50 and for the twelve months ended December 31, 2004 it was 45, resulting in an increase in the average headcount of five or 11%. The increase in staffing is principally attributed to the increased staffing in our verification department. Revenue per employee for the twelve months ended December 31, 2005 was $84,256 compared to $80,836 for the twelve months ended December 31, 2004 resulting in an increase of $3,420 per employee or 4%. The increase was due to the increase in transaction assessment volume of 99,953, or 16%, for the twelve months ended December 31, 2005 compared to the twelve months ended December 31, 2004. These additional 99,953 assessments were handled with an 11% increase in the weighted average head count. The average price per transaction assessment increased to $5.52 for the twelve months ended December 31, 2005 compared to $5.24 for the twelve months ended December 31, 2004. This increase in price per transaction assessment, the increased transaction volume and our fixed administrative staffing levels, and our 11% increase in the weighted average head count has increased our profit margin per assessment. Management believes that the increase in revenue per employee from prior periods indicates that operations continue to have positive growth. We anticipate revenue per assessment will continue to increase as our revenue from current products increase since we have the capacity to process additional assessments with only a minimal increase in customer service staffing over the next twelve months. Our goal for revenue per employee is $100,000 of revenue annually per employee.

Liquidity and Capital Resources

At September 30, 2006, we had incurred an accumulated deficit of $14,663,631 compared to $13,012,275 at December 31, 2005. At September 30, 2006, we had a working capital deficit of $232,069, compared to working capital of $619,775 at December 31, 2005. We had incurred net operating losses for the nine months ended September 30, 2006 and the year ended December 31, 2005 of $1,245,048 and $489,595, respectively.

On November 8, 2005, we entered into a Preferred Stock Purchase Agreement with our principal shareholder, Stanford International Bank Ltd. We agreed to issue to Stanford our Series C Preferred Stock at a price of $2.00 per share together with warrants to purchase 3/10 of a share of Common Stock for each share of Series C Preferred Stock purchased. The Warrants are exercisable at a price of $0.002 per share. On November 8, 2005, we refinanced the outstanding amount of $1,250,000 under the loan and security agreement and have drawn down an additional $3,900,000 of working capital through September 30, 2006. Among other things, the proceeds were used to finance the acquisitions of Vanta and Carekeeper. We have $500,000 of additional availability under the Preferred Stock Purchase Agreement, which can be drawn down on two weeks’ notice. An additional $3,600,000 is available to complete acquisitions or additional working capital uses that may be approved by Stanford in its sole discretion.

We believe that the $500,000 available to us with two weeks notice under the Preferred Stock Purchase Agreement and an additional $1,450,000 from the Preferred Stock Purchase Agreement for working capital, together with funds generated from operations, will be sufficient to meet our working capital needs over the next twelve months. We anticipate that working capital requirements will decrease from the current level over the next twelve months as we begin to consolidate business processes such as customer support, sales and marketing and implementation services, eliminate duplicate processes or systems, evaluate current products for duplication of services between companies and complete the improvements to our infrastructure. We currently anticipate proceeds from the Preferred Stock Purchase Agreement will be sufficient to meet presently anticipated working capital and capital expenditure requirements through September 30, 2007. For the design and development of a new database structure and application architecture project discussed in the Research and Development section of this report we anticipate spending on external resources approximately $175,000 in the fourth quarter of 2006 and an additional $100,000 for each quarter of 2007.

As of September 30, 2006, we had cash totaling $314,947. Significant cash flow activities for the nine months ended September 30, 2006 are as follows:

 Cash used in operating activities was $1,747,181 for the nine months ended September 30, 2006, whereas such activities used $76,185 during the same period of 2005. Cash used by operating activities for the nine months ended September 30, 2006, is primarily attributable to a net loss of $1,245,048, a net increase in accounts receivable of $354,318, an increase in prepaid expenses of $99,357, and an increase in royalties receivable of $6,965, a decrease in accounts payable of $326,613, a decrease in the reserve for customer refunds of $287,218, a decrease in deferred revenues of $249,818 and a decrease in customer deposits of $5,153. These were partially offset by an increase in accrued expenses of $14,487 as well as non-cash items such as depreciation and amortization of $787,208 and an increase in stock based compensation of $25,614.

Cash used in investing activities was $1,739,010 for the nine months ended September 30, 2006, where such activities used $227,099 for the nine months ended September 30, 2005. Cash used in investing activities in 2006 is attributable to purchases of Vanta Health Technologies of $1,034,493 and CareKeeper Software of $25,003, and increases in property and equipment of $101,059 and capitalized software development costs of $604,395. These were partially offset by the acquisition of cash from CareKeeper Software of $26,420.

Cash from financing activities was $3,462,208 for the nine months ended September 30, 2006, whereas such activities provided $189,991 during the same period of 2005. The increase in cash provided by financing activities in 2006 is attributed to $3,700,000 in proceeds from the Preferred Stock Purchase Agreement and the issuance of $35,720 of Common Stock. It is offset by the repayment of $12,424 of capital lease obligations and the repayment of $261,088 of loans payable.

Accounts receivable at September 30, 2006, was $1,230,774 as compared to $686,164 at December 31, 2005, an increase of approximately 79%. Days of sales outstanding were 71 days for the nine months ended September 30, 2006 compared with 42 days for the year ended December 31, 2005. The increase in accounts receivable is due to the acquisition of $312,852 of accounts receivable from Vanta and Carekeeper and an increase of $231,758 in HQS customers. At September 30, 2006, Amedisys accounted for 49% of the accounts receivable. As disclosed under “Risk Factors,” the loss of Amedisys would materially decrease our revenues.

Software development cost, net of accumulated amortization, was $3,741,259 at September 30, 2006 compared to $218,310 at December 31, 2005. The accumulated amortization at September 30, 2006 and December 31, 2005 was $2,273,614 and $1,590,830, respectively. The increase in software development is primarily attributable to the VantaHealth and Carekeeper acquisitions.

Other assets at September 30, 2006 were $592,256 compared to $333,924 at December 31, 2005. These amounts consisted of property and equipment, net of depreciation, of $284,061 and $228,956, prepaid expenses and current assets of $213,534 and $81,484, security deposits of $23,484 and $23,484, and long term receivable from shareholder of $71,177 and $0, at September 30, 2006 and December 31, 2005, respectively.

Accounts payable and accrued expenses at September 30, 2006 and December 31, 2005 were $558,152 and $249,859, respectively.

BUSINESS

Overview

Health Systems Solutions, Inc., through its two wholly owned subsidiaries, Healthcare Quality Solutions, Inc. (“HQS”) and Carekeeper Solutions, Inc. (“CKS”), designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the clinical, operational and financial aspects of their business and compete effectively in the Prospective Payment System (PPS) and managed care environments. Our focus is to help home health care providers streamline their operations and better serve their patients. In this regard, we offer several comprehensive software solutions.

HQS delivers its services using the software as a service model (SaaS) where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize the Company’s software services that reside on HSS-owned servers. The HQS architecture and fee structure enables our customers to rapidly and cost-effectively implement our services for a modest transactional fee charged when a customer uses our programs to process patient clinical assessments and obtain management reports.

CKS delivers software using both: (a) a software license model where the CKS software is purchased up front and is installed on customer-owned servers under customer’s control, and (b) a SaaS or hosting model where customers use their standard personal computers and Microsoft Internet Explorer and access to the Internet to utilize CKS software residing on HSS-owned and managed servers. In the future we expect to reduce the number of customers using the software license model.

These services have been designed to assist our customers in or by:

•	Increasing revenue;

•	Reducing cost;

•	Improving the quality of patient outcomes;

•	Standardizing processes;

•	Minimizing regulatory compliance risk;

•	Identifying drug, food and herb interactions; and

•	Providing patient and caregiver scheduling and clinical data management.

The services provided by HQS and CKS address a broad range of the information technology functionality necessary for home care companies to operate their business whether they are reimbursed for services under the Centers for Medicare and Medicaid Services (“CMS”) Conditions of Participation or under private duty or commercial insurance arrangements.

HQS software and services assist home health agencies on a daily basis to:

•	collect, edit and correct clinical data;

•	manage regulatory compliance risk;

•	identify drug, food and herb interactions;

•	provide patient and caregiver scheduling and clinical data management;

•	track caregiver activity using telephony;

•	process claims; and

•	perform accounting and accounts receivable tasks.

In addition, through an HQS service unique in the industry, we are able to:

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extract data from the databases of our competitor’s clinical and claims licensed software systems to provide in-depth financial and clinical analysis that identify a home care company’s strengths and weaknesses;

•	monitor patient progress from start of care to discharge; and

•	identify areas of potential improvement for care and tie outcomes to visit utilization.

Through real-time, daily and other periodic reports we also assist in the management of regulatory compliance risk and measurement of the patient outcome.

History of Our Business

The ultimate predecessor of our business was a corporation known as Provider Solutions Corp. (“PSC”) that was formed to develop the technology that we employ in our business. PSC was a Florida corporation organized in 1992. PSC raised an aggregate of approximately $7 million on a secured basis. On July 2, 2002, PSC filed an assignment for the benefit of creditors under Florida law. Stanford, one of PSC’s secured creditors, formed Provider Acquisition LLC (“PAL”) in order to make an offer to the Assignee to purchase all of the assets of PSC. In accordance with an Asset Purchase Agreement dated September 17, 2002, PAL purchased all of the assets of PSC for a sum of $225,000, subject to secured indebtedness of approximately $7 million and assumed an obligation to pay the trust fund portion of PSC’s obligations to the Internal Revenue Service in the approximate amount of $400,000. Following PAL’s acquisition of the assets of PSC, Stanford and the other holders of PSC’s secured indebtedness converted all of the indebtedness into equity of PAL.

On October 22, 2002, PAL consummated an agreement and plan of merger with Silver Key Mining Company, Inc. and its newly formed wholly-owned subsidiary, Healthcare Quality Solutions, Inc., a Florida corporation ("HQS"), whereby the business that PAL had acquired from PSC was transferred to HQS and the equity ownership interests in PAL were exchanged for the majority of the issued and outstanding shares of Common Stock of Silver Key Mining Company. On October 23, 2002, the effective time of the merger, the 100% equity interests of PAL were exchanged for an aggregate of 1,071,429 shares of our Common Stock. Stanford received 957,921 shares of our Common Stock issued pursuant to the Merger Agreement. An additional 237,399 shares were issued in connection with the merger to a third party in consideration of facilitating the merger. Prior to the merger, none of the holders of equity interests in PAL, including Stanford, owned any shares of Common Stock or had any other interest in our company.

On April 6, 2006, our HQS subsidiary acquired the assets of VantaHealth Technologies, LLC, a Pennsylvania corporation, for $850,000 in cash, the assumption of certain liabilities of Vanta in the approximate amount of $70,000, and the issuance, to the members of Vanta, of an aggregate of 100,000 shares of our Common Stock. In connection with the issuance of our Common Stock, we entered into a Lock Up Agreement with the members of Vanta. Under the Lock Up Agreement, the members of Vanta are prohibited from transferring the shares of our Common Stock for a period of three years expiring on April 1, 2009.

In connection with the acquisition of the assets of Vanta, VHT entered into a Transition Services Agreement with ZAC Capital Partners, LLC (“ZAC”). ZAC is a member of Vanta. Under the Transition Services Agreement, ZAC agreed to provide to VHT certain transition services for a period of 150 days after the closing, including transition assistance with respect to existing clients, assistance with access to books and records, introduction to Vanta’s existing sales leads, assistance in connection with the collection of existing accounts receivable, and other services that VHT may reasonably request.

On May 15, 2006, we executed and consummated a Stock Purchase Agreement with all of the shareholders of Carekeeper Software, Inc. (“Carekeeper”). Pursuant to the Stock Purchase Agreement, Carekeeper Solutions, Inc., our wholly owned subsidiary, acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper:

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We will make available to CKS an operating line of credit in an amount of up to $1,500,000 to be made available at such times and in such amounts as we shall pre-approve and will be used solely to pay CKS’ accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by us;

•	We will pay an earn out payment based on a percentage of CKS’ operating revenues in 2006, 2007 and 2008; and

•	We will make a contingent payment in the amount of up to 400,000 shares of our Common Stock based on CKS achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

With respect to the earn out and contingent payments described above, the amounts of such payments will be based on the operating results of CKS for the period May 16, 2006 through December 31, 2006, the calendar year 2007 and the calendar year 2008. The earn out amount will be based on a percentage of the gross operating revenues generated by CKS from the sales of its products and services during these periods. With respect to the contingent payment of our shares of Common Stock described above, the former shareholders of Carekeeper will be entitled to receive up to a maximum of 400,000 shares in three installments over this period. The amount of each issuance of shares is based on CKS achieving certain pre-approved milestones with respect to its operating revenues during these periods.

In connection with the possible issuance of our Common Stock under the terms of the Stock Purchase Agreement, we entered into a Lock Up Agreement with each of the shareholders of Carekeeper. Under the Lock Up Agreement, the shareholders of Carekeeper are prohibited from transferring the shares of our Common Stock for a period of three years expiring on or about February 15, 2010.

In connection with this transaction, CKS entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of CKS. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 15,000 shares of our Common Stock.

Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of CKS. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 7,500 shares of our Common Stock.

Industry Background

The health care system is the largest industry in the United States The following statements regarding national health care spending are excerpts from a Statement by Dr. Henry E. Simmons National Coalition on Health Care, April 19, 2006 at the Third Annual World Health Care Congress Sponsored by The Wall Street Journal:

•	In 2004, health care spending in the United States reached $1.9 trillion, and was projected to reach $2.9 trillion in 2009.

•	Health care spending is 4.3 times the amount spent on national defense.

•	In 2004, the United States spent 16% of its gross domestic product (GDP) on health care. It is projected that the percentage will reach 20% in the next decade.

•	Although nearly 46 million Americans are uninsured, the United States spends more on health care than other industrialized nations, and those countries provide health insurance to all their citizens.

•	Health care spending accounted for 10.9% of the GDP in Switzerland, 10.7% in Germany, 9.7% in Canada and 9.5% in France, according to the Organization for Economic Cooperation and Development.

The system includes a broad array of private and public purchasers, insurers, providers, manufacturers, and suppliers. The United States invests more per capita than any other nation for the delivery of health care, yet it falls short of consistently providing quality care. There are wide variations in the type of care delivered, and studies have shown that many patients do not receive recommended care. This unfortunate condition is true across medical conditions and irrespective of whether the care is preventive, acute, or chronic.

The Institute of Medicine issued a stern warning in 2001 in its ground-breaking publication, Crossing the Quality Chasm. The report urged change at all levels of the health delivery system, with particular emphasis on redesigning the system to improve quality. In particular, the publication recommended creating and aligning incentives for quality and making quality information available to enhance quality improvement, accountability, and consumer choice.

Our mission is to assist the post acute segment of the U.S. healthcare system in addressing these issues. For purposes of describing its business, HSS has segmented the healthcare industry into physician practices, acute care (hospital) facilities, pharmaceutical and supplies companies and post acute care. Post acute healthcare providers include home health agencies, inpatient and outpatient rehabilitation facilities, skilled nursing facilities, nursing homes, hospice, long term acute care hospitals, assisted living facilities, continuing care retirement communities, infusion therapy, medical/social adult day care, respite care, home medical equipment (HME), personal care, comprehensive outpatient rehab facilities (CORF), enriched housing,

HSS business is currently directed to the home health segment of the post acute industry. It is our intention to expand our information technology service businesses into other areas of post acute including hospice and nursing home facilities.

Home health is a rapidly growing component of healthcare. Factors that we believe have contributed and will contribute to the development of home health services for our business operations primarily include:

•	Recognition that home health services can be a cost-effective alternative to more expensive institutional care;

•	Aging demographics;

•	Changing family structures in which more aging people will be living alone and may be in need of assistance;

•	Increasing consumer and physician awareness and interest in home health services;

•	The psychological benefits of recuperating from an illness or accident or receiving care for a chronic condition in one’s own home; and

•	Medical and technological advances that allow more health care procedures and monitoring to be provided at home.

In March 2006, MedPAC, the Medicare Payment Advisory Commission, reported to Congress about the growth and profitability of post acute care including the home health industry. As of October 2005, there were more than 8,000 Medicare certified agencies providing skilled nursing, therapy, home health aide, or medical social worker services to beneficiaries in their homes. These companies range from facility-based agencies that are publicly traded or privately held companies and visiting nurse associations which range in size from 100 episodes a year to over 5,000 episodes in one agency. According to CMS, post-acute expenditures were over $36 billion in 2004 which accounts for 12% of Medicare spending. The number of certified home health agencies has grown 10% in the last year alone and growth is expected to continue. Home care is now one third of all post-acute spending. MedPAC studies show that home care is a more favorable setting for post-acute care proven by cost analysis and higher clinical outcomes. More examination of profitability and efficiency of home care versus other post-acute models continue to be a top priority for the government. To read more about the post-acute studies and the future of home care see the entire March 2006 MedPAC report to Congress at http://www.medpac.gov.

We expect the consolidation of the industry which accelerated after the passage of the Balanced Budget Act of 1997, to continue. We believe that in the process of consolidation, home care management will require solutions that help them streamline their operations, standardize the delivery of care, maximize the reimbursement under the regulations, improve the quality of care delivered, and minimize the compliance risk. By providing outsourced services, we help reduce the information technology burdens of our customers, enabling them to focus on their core businesses and react quickly to dynamic market conditions.

In October 2000, the federal government introduced the Medicare Home Health Prospective Payment System (“PPS”). These rules require the collection and reporting of vast amounts of patient data that must be extracted, edited, corrected, formatted, exported and reported on rigorous schedules. The importance of ensuring the data is accurate and timely cannot be overstated, as the very success of a home care company participating in Medicare is dependent on meeting these requirements. Under these rules, home health agencies are mandated to prove that the care delivered improves the patient’s functional ability. The mandates introduce reimbursement levels calculated in advance based upon the assessed need of the patient. An error in collecting the data on the initial patient assessment can cost thousands of dollars in missed reimbursement. An error in collecting the data on the final assessment can bring on the rejection of an entire claim, or worse, an audit survey by a government agency that results in fraud and abuse charges.

The data must be collected using a standardized tool called the Outcome and Assessment Information Set (“OASIS”) to collect 109 data elements that must be reported to government agencies on rigorous schedules and must meet an extensive editing process. (There are over 400 mandated OASIS edits). It is critical for the home health business that the data is accurate and valid as the data is used to determine the level of reimbursement received for the care provided and is used by the government to measure, and publicly report on, the quality of care delivered.

Methods for capturing data include filling out paper forms then key entering the required data into a workstation or personal computer using free, government-supplied software, or directly into information management systems supplied by another party. The data is subsequently transmitted to the government. Government computers edit the answers highlighting errors. The HHA must dial into the government site to retrieve its reports, then in an off-line procedure correct the errors and resubmit the data. Either approach has minimal data validation capabilities, particularly as it relates to determining any clinical anomalies that might exist in the data.

In addition, the nature of home health care is such that the field nurse and the data entry staff, nursing supervisor, quality assurance staff, clinical manager and operations management are typically remote from one another, making collaboration over identified issues difficult if not impossible to resolve. The result is increasing overnight courier, fax and telephone costs combined with rejected claims, extended accounts receivable days outstanding and inconsistent care delivery. The clinical staff struggles to meet the government deadlines and regulations while the financial management pushes for faster turnaround to improve cash flow. Multiple sites compound the management problems.

Among responses to these and other issues, the Robert Wood Johnson Foundation and the California HealthCare Foundation funded the California-base Integrated Healthcare Association's (IHA) Pay for Performance (PFP) program. This is the largest pay for performance project in the U.S. The project provides medical groups with incentive payments based upon performance against quality benchmarks. Seven large California health plans participate: Aetna, Blue Cross, Blue Shield, CIGNA, Health Net, PacifiCare, and Western Health Advantage. The program uses evidence-based measures to assess the performance of over 35,000 physicians in 225 medical groups caring for more than 6.2 million commercial HMO enrollees. The program's data is collected and analyzed by the National Committee for Quality Assurance (NCQA), a Washington non-profit dedicated to improving health care quality.

In addition to IHA's Pay for Performance Program, the Centers for Medicare and Medicaid Services has launched several demonstration projects and recently announced that it intends to incorporate Pay for Performance in its Medicare program. Proposals to include Pay for Performance in Medicare are currently being considered in U.S. congressional and senate hearings.

The Centers for Medicare and Medicaid Services has announced it plans to introduce pay for performance in the home health industry in 2007 or 2008. HSS existing services can assist home health companies prepare for PFP.

Our Solution

HSS offers a comprehensive set of product and service solutions to address the changing needs of home health providers and caregivers through information technology services and software systems, training, deployment resources, consulting and customer support. HSS services and systems are designed to enable home health care providers to produce and utilize comprehensive information reports to optimize the performance of their organization. These reports include financial, operational and clinical information designed to help customers make informed business decisions, more cost effectively operate their businesses, generate more revenues, continually manage toward best practice and more effectively compete in a cost-contained regulatory environment. Management believes these information technology solutions help home health care providers:

•	increase revenue;

•	improve cash flow;

•	reduce operating expense;

•	improve risk management;

•	increase policy decision effectiveness;

•	improve the quality of patient outcomes;

•	accelerate payment reimbursement; and

•	handle rapidly changing reimbursement rules and privacy regulations.

HSS solutions when used together provide a comprehensive set of home health enterprise software.

In addition, utilization of our HQS software and services provides the following advantages:

•
HQS provides a variety of services that enable Medicare home health agencies to meet federal mandates for collecting data. Customers can transmit data to HQS using a variety of approaches. Data from handwritten forms that have been scanned and the image transmitted to HQS or the document can be faxed to HQS. In these two cases the image received by HQS is electronically converted from handwriting to digital data. HQS staff verifies the accuracy of the data and works with the customer to resolve unreadable segments. Customers can also key enter the data online. Finally, customers can collect data on a point of care device and upload the data to the HQS website. On receipt, the data is processed by HQS servers through over 400 Medicare-mandated edits and over 200 HQS devised edits. The resulting edits are typically available for viewing on the web within two hours of receipt. On completion of the editing process, HQS transmits the required data to appropriate government agencies as required under the regulations.

•
Using the edited data a variety of real time reports are provided that highlight clinical, financial and operational issues/guidelines to assist the customer ensure optimum clinical and financial results. Other reports enable a customer to evaluate the efficacy of the proposed clinical interventions as they relate to the Medicare Conditions of Participation (regulations).

•
HQS provides reports that enable a customer to evaluate the effectiveness of their services by measuring the clinical outcome of the patient against national norms, guiding the customer to improved processes and best practices.

•
HQS provides services that deliver medication teaching sheets that are required to be left with the patient that describe how to use of the drug and possible risks. In addition, HQS compares all drugs for a patient that have been entered into the system to determine possible interactions between and among the drug, food and selected herbs.

•
In addition to the above, HQS provides software to be implemented in customer operations that extract data from a variety of vendors’ software systems that provide decision support information that enables the user to improve clinical and claims operating performance. The collected data is used to provide detailed analysis of the results obtained from clinical diagnoses relative to Medicare reimbursement. These analyses are reported against the cumulative database of all customers to provide a benchmark of clinical practice, extent of clinical interventions and the effect on reimbursement. There are 12 vendors that the HQS software interacts with to extract data including: McKesson Corporation, Cerner Corporation, Misys, Inc., Carecentric, Inc., Delta, Inc. Together these companies control an estimated 40% of the software market in home health.

Utilization of the CKS software provides the following advantages:

•
CKS provides Web-based software that is designed to handle all types of homecare payers including Medicare, Medicaid, private pay and medical staffing agencies is called VividNet. VividNet is designed to track and manage information necessary for a healthcare company’s operations and profitability. The system provides the flexibility to easily incorporate an agency’s own business rules and logic, ensuring a tailored solution. Information is managed according to the natural workflow of an agency’s operations - from front office client intake and workforce management to back office accounting and reporting. CKS provides services to both private duty and Medicare home health agencies. CKS systems provide caregiver/patient scheduling, track patient visits, report on action, meet regulatory requirements and accounts and provide for reimbursement of services for the home health agency.

•	The heart of the system is a color-coded scheduling calendar, which drives other essential business operations such as:

▪	Client management;
▪	Human resources;
▪	Billing;
▪	Accounts receivable;
▪	Payroll;
▪	General ledger; and
▪	Management reports.

•
CKS is one of a limited number of homecare software companies in the United States that are licensed to use a patent for home health telephony services. The patent provides for the use of 800 numbers to identify the company receiving the call, Dialed Number Identification to recognize the phone that is initiating the call, and processes for confirming time, expense, activity and attendance reporting.

This integration of operations through a single user interface, coupled with extensive reporting, enables agencies to reduce costs, improve employee retention, enhance profitability and deliver quality care.

We believe opportunities exist for us to extend our products and services to current and future customers. We plan to continue to leverage our software and services applications and related services by building a growing suite of tools that we expect to generate new revenues from an existing customer base.

In addition to the software and online services delivered by the company, we provide support services relating to effective implementation and ongoing use on a fee basis. We offer training and education services either on the customer’s site or over the web. Consulting services relating to the effective use of the available decision support and operations analysis information are also offered for a nominal increase in transaction fees or on a daily fee basis.

Growth Strategy

We believe that the baby boomers entering their post-65 years will place unprecedented demands on the healthcare system of our country. Current public demand for accountability in balancing the quality and cost of healthcare will increase as healthcare costs for the baby boomers consume an increasing portion of the Domestic Gross Product. These demands will require improved and standardized processes be implemented and managed at all points of patient contact. Identifying and eliminating duplication of clinical services, waste and paper in administrative systems will force the adoption of business process management techniques already implemented in other industries. Increased dependency on information technology will be the norm.

As the baby boomers entering the healthcare system begin to have a greater financial impact on the cost of healthcare, we believe that a number of things will happen that will effect our business:

•	There will be public and political pressure to rationalize and consolidate many of the myriad of post acute healthcare delivery venues currently protected under Medicare and Medicaid regulations.

•
There will be consolidation within post acute verticals such as home care, nursing homes, rehabilitation facilities, hospices, etc. as well as consolidation or elimination of some of the types of providers.

•	Consolidation of providers will be preceded by an evolving introduction of data standards that enable ready exchange of patient data and measurement of performance.

•	Ongoing changes will obsolete proprietary, closed systems designs and require flexible, open source approaches.

•	There will be increased need to devise automated patient plans of care to manage details of specific disease states that can be updated electronically.

We believe that most providers of services in post acute do not have the resources to invest in or manage the technology required to meet this new environment. We believe the opportunity exists to consolidate information technology vendors in the post acute arena in advance of the rationalization of the healthcare providers themselves.

It is our objective to extend our position as a leading provider of management solutions for home care and enter the market for solutions to other post acute care industries both by developing new systems and by acquiring existing companies that currently provide services to these venues and possess broad domain expertise. Acquired businesses will have already made the investment to migrate their solutions to the web in order to minimize the complex task of integrating disparate systems into the HSS network.

Key elements of this strategy include:

Leverage Our Existing Customer Base.

We believe significant opportunities exist to leverage our existing customer base by selling more applications to customers that utilize less than the full suite of programs, as well as by expanding our suite of programs to provide our customers with enhanced functionality and increased transactional volumes. We intend to continue to develop our current service offerings and to introduce new solutions that assist in the management of specific disease states and complementary products. We may offer our services to other post acute providers.

Offer Our Services to Other Segments of The Post Acute Industry.

We believe that the interest in tools to assist in the management of disease states and conditions will provide us with opportunities to further develop our platform to provide solutions to nursing homes, skilled nursing facilities and inpatient rehabilitation facilities.

Strategic Acquisitions Allowing Further Expansion of our Platform of Solutions and Customer Base.

Management endeavors to increase our platform of solutions to the home health agencies we serve. Management believes there may be opportunities to expand our product offerings and/or customer base through strategic acquisitions. As a result, we regularly evaluate such opportunities.

Customers

Our solutions are provided to home health customers ranging in size from single to large multi-site organizations. As of September 30, 2006, we had approximately 320 customers in 46 states using one or more of our services.

Our largest customers, as measured by revenues during the nine months ended September 30, 2006 include the following:

•	Amedisys, LLC,

•	UMASS Memorial Home Health,

•	IntrepidUSA Healthcare Services,

•	Personal Touch Home Care

•	AllianceCare, and

•	Sta-Home Health Agency.

Sales and Marketing

Both HQS and CKS sell our services primarily through direct sales forces. HQS currently has five sales staff and CKS has three sales staff.

Since mid-2003, HQS has focused on expanding its vendor partnerships to enhance vendor assisted referrals. HQS’ largest partnerships are with Briggs Corporation, Stratis, Inc., Visiting Nurses Association of America (VNAA), and Magellan Business Partners. Briggs is the largest supplier of clinical documentation systems for home health care and with whom we have jointly developed a selection of scanner-readable home health forms. Stratis, Inc. is a provider of software solutions for private duty and Medicare certified agencies. VNAA with 200+ agencies has certified HQS as a GPO member. Briggs, Stratis and VNAA refer sales leads to us identified during their sales process.

We currently have year long advertisements placed in the two prominent industry publications: Success In Home Care and The Remington Report. In 2006. In the first quarter of 2006 we engaged Magellan Business Partners to assist us reposition HSS and HQS from a marketing perspective. New and coordinated marketing materials, trade show booth displays, website designs and advertising layouts were initiated. These changes were implemented in the fourth quarter of 2006.

Product Development

Both HQS and CKS develop service applications based on requirement specifications produced by Product Management and related task forces. These groups are comprised of clinicians and other domain experts (including regulatory). By maintaining regular contact with customers and experts in the field and tracking the regulatory activity of CMS and the states Medicaid activities the Product Strategy Group determines our product direction and product feature requirements.

The system architecture lends itself to rapid delivery of improved software and product functionality. Key systems are typically modified every 45 to 60 days. The systems are designed as very "thin-client" (customers need only a browser to access the services) minimizing the information technology infrastructure required at the customer site. Customer system requirements are limited to a PC with a standard Internet browser and an Internet connection.

The HQS system architecture is based on the widely accepted J2EE architecture that ensures "openness" and "scalability". The CKS system architecture is based on the Microsoft “.net” model that also ensures "openness" and "scalability". Both approaches provide scalable architectures and lend themselves to integration of databases and communications. The designs and the centralized hosting approach facilitates managing and delivering changes and enhancements to the software and service.

Applications are developed in JAVA and .Net. Both use XML as our messaging layer facilitating interfaces with third-party solutions such as billing vendors. We have implemented a transaction traceability and event tracking capability to the User ID and Password level that enables effective reporting of access and modification to patient health information as required under HIPAA. Adopting a store and forward messaging technique allows application components to function independently while maintaining near real-time communications and high levels of system availability.

In 2004, we initiated development projects to produce new and enhanced products. The first such product, the HQS Medications Risk Manager, was introduced into beta test with one of our large customers in October 2005, and released during the fourth quarter of 2006. This product will not add material revenue during 2006. We expect to introduce one other new service that will be introduced into beta test in the fourth quarter of 2006.  These products are not expected to add material revenue during 2006. Development of the underlying software will be produced with existing staff. Other research and development expenses associated with these products is not material and will increase slightly to cover costs related to short term software development contractors or consultants that will be used in the development cycle.

Operations

The HQS and CKS Customer Service organizations provide a variety of operational support to customers. HQS Customer Service includes a verification service that ensures the accuracy of automated Optical Character Recognition translation of hand-written patient assessment information to digital data, assistance with customer data communications, upload data to/from our website, transmitting customer's patient data to appropriate State Departments of Health, acquiring customer reports from CMS and posting these reports to our website for access by the customer and producing customer benchmark reports from our national database.

The Systems Infrastructure organization manages and supports the computer and communications infrastructure for both HQS and CKS that is used by our customers including hosting services, Web services administration, communications administration, application administration, database administration, systems administration and LAN administration.

Both HQS’ and CKS’ products and services are critical to the operation of our customers and therefore our infrastructure requires a high level of service availability. To minimize the risk to the customer, we have our servers that support customer and customer service activities installed in two very secure facilities in Tampa, Florida and Sterling, Virginia managed by Qwest Communications (Qwest CyberCenters) that provide redundant power and air conditioning, redundant Internet connections and redundant telecommunications.

Encryption and Security from Hackers

Our company-owned services, software and communications equipment and the customer data integral to our service delivery are hosted at a Qwest CyberCenter in Tampa, Florida (“Qwest”). Qwest reports that its facilities are designed to withstand up to Category 5 hurricanes. Notwithstanding these assurances, there can be no guarantee that we would be able to operate effectively were the Qwest site to be damaged by a terrorist event or act of nature.

We have implemented various layers of security to ensure appropriate, controlled access to our services including establishing user level password systems and encryption schemes based on 1024 bit keys. We have implemented Secure Sockets Layer (SSL), an industry standard protocol for providing authentication and encryption, verified through the use of certificates provided through Verisign, an industry provider of secure Internet communications. Firewalls are implemented to protect against unauthorized entry and address translation schemes adds a further level of access protection from unauthorized access attempts. Our services agreements generally contain limitations on liability and we maintain insurance with coverage limits of $2,000,000 for general liability. However, the contractual provisions and insurance coverage may not provide adequate coverage against all possible claims that may be asserts.

Competition

The market for healthcare information systems is intensely competitive. The competitive factors affecting the market for our services include:

•	vendor and product reputation,

•	reliability of the service,

•	availability of products on preferred computer and communications platforms,

•	scalability,

•	integration with other applications,

•	functionality and features,

•	ease-of-use,

•	quality of support,

•	documentation and training,

•	product quality and performance,

•	product innovation,

•	price, and

•	effectiveness of marketing and sales efforts.

Some of our competitors in the homecare market segment, such as McKesson Corporation, Siemens A G, Eclipsys Technologies Corporation and Keane, Inc. have significantly greater financial, technical, research and development and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sales and support of their products than our company. In addition, consolidation in the healthcare information systems industry may permit our competitors to have access to increased financial and administrative resources, greater technological capabilities and to realize other operational efficiencies and competitive advantages. Moreover, purchasers may prefer to buy computer systems from a single source provider. Because we focus exclusively on assisting the homecare company manage under the Prospective Payment System (as opposed to scheduling or billing systems), we cannot serve as the sole source of computer software for homecare organizations.

Proprietary Rights and Licenses

We depend significantly upon proprietary technology. We rely on a combination of copyright, trade secret and trademark laws, confidentiality procedures and nondisclosure and other contractual provisions to protect our proprietary rights. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We believe that, because of the rapid pace of innovation within the computer software industry, factors such as the technological and creative skills of our personnel, frequent product enhancements and reliable service delivery and ongoing reliable product maintenance and support are more important in establishing and maintaining a leadership position within the industry than are the various legal protections of our technology.

We distribute our products under services agreements that grant a customer a nonexclusive right to use our services for the customer's internal operation by designated users at designated sites. The service agreements may require us to make arrangements for hot standby systems or to deposit the source code and data necessary to deliver our services in an escrow account that may be accessed by the customer in the event of our company's liquidation, dissolution or bankruptcy, or if we fail to cure a material breach of contract.

Governmental Regulation

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare providers. Many federal and state legislators have announced that they intend to propose programs to reform the United States healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates, revise regulatory requirements and otherwise change the environment in which providers operate. Healthcare providers may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including investments in our products and related services.

The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") establishes rules, regulations and penalties for ensuring the privacy of patient health information. In addition, HIPAA requires standards for the electronic interchange of healthcare and claims data. Though HIPAA affects all aspects of all healthcare providers' operations, the greatest impact will be in the information technology area. The patient health information privacy phase of HIPAA went into effect in April 2003 and the standards for electronic interchange went into effect in October 2003. Conforming to the requirements is a difficult and expensive task. The preliminary document from CMS outlining the regulations exceeds 250 pages.

We have taken various steps to comply with HIPAA. Employees have been educated on the law's effects and a policy and procedure manual has been developed. We have appointed a privacy officer and a compliance officer whose duties include:

•	Tracking regulatory changes;

•	Performing initial and ongoing privacy risk assessments;

•	Identifying all sources of Protected Health Information ("PHI");

•	Conducting compliance monitoring activities;

•	Providing guidance for Product Management;

•	Managing education and training;

•	Managing and ensuring sanctions for failure to comply; and

•	Monitoring and reviewing all system-related information security plans to ensure compliance.

We have also updated our process for customers to sign onto the Web site by assigning individual passwords to each authorized user at customer sites.

It is difficult to assess the costs related to HIPAA compliance because these are sweeping changes for which we have no historical experience. Overall, costs of implementation and risk management may be significant as policy and process development is based on extensive assessment, staff training, IT solution purchases and ongoing compliance evaluation. There will be continuing costs to ensure compliance with the law over time.

Employees

At September 30, 2006, we had 85 full time employees, including 7 in sales; 6 in product management, education and implementation; 38 in operations and customer service; 15 in software development; 2 in hardware support; and 8 in administrative and finance positions. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our employees as satisfactory.

Property

We currently rent approximately 13,617 square feet of executive office space located at 405 Reo Street, Suite 300, Tampa, Florida 33609. We rent this space for $22,395 per month. The lease term is through August 31, 2013. We also rent approximately 7,147 square feet of executive office space located at One Dunwoody Park, Suite 240, Dunwoody, GA 30338. We rent this space for $11,001 per month. The lease term is though June 30, 2007. HSS has signed a lease for an additional 6,236 square feet of executive office space located at 405 Reo Street, Tampa, Florida 33609. Rent will be $9,830.85 and will begin when the space is made available to HSS. The office space is expected to be available in the fourth quarter of 2006. These spaces are adequate to maintain and expand our business operations.

We also have a one year agreement with Qwest CyberCenter for our co-location of our data servers. Cost is approximately $10,000 per month. The current services agreement with Qwest extends from July 1, 2006 until June 30, 2007 and is automatically renewable for additional one year terms. The agreement may only be terminated by either party upon at least 80 days written notice prior to the end of a term. We believe that if our agreement with Qwest is terminated that we have several alternative data servers and that our agreement with Qwest can be replaced.

Legal Proceedings

There are currently no material legal proceedings, nor pending legal proceedings involving our company.

Available Information

We file annual reports, quarterly reports, proxy statements and other documents with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

MANAGEMENT

Officers and Directors

Article V of our articles of incorporation permits our board of directors to fix the number of directors at not less than one nor more than nine. Each of our directors serves until our next annual meeting of shareholders and until his successor is duly elected and qualified. Vacancies on the Board due to resignation or removal may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

Name	Age	Position
B. M. Milvain	70	President and Director
Steven Katz	58	Director
Batsheva Schreiber	59	Director
Wayne LeRoux	64	Director Nominee(1)
Randall J. Frapart	47	Director Nominee(1)
Susan Baxter Gibson	49	Vice President and Chief Financial Officer

(1) Shareholders holding a majority of our issued and outstanding Common Stock have voted in favor of appointing Messrs. Frapart and LeRoux to the Board of Directors. We have filed with the SEC and mailed to our shareholders an information statement documenting this action. The action of the majority shareholders appointing the new directors will become effective December 24, 2006, 20 days after the date the information statement is mailed to our shareholders.

B. M. Milvain is our Chief Executive Officer and President. Mr. Milvain has been a senior officer of HQS, PAL and its predecessor company, Provider Solutions Corp. since 1993. From August 1988 until November 1992 Mr. Milvain was Chief Operating Officer of LPA, Inc., a subsidiary of NYNEX Corporation, and a supplier of on-line transaction processing software for electronic payment services. From March 1988 until September 1997, Mr. Milvain was also a consultant to the Chairman of the Board of BancTec, Inc., a global provider of solutions for automation capture, processing and archiving of paper and electronic forms. From 1985 to 1988 he was Vice President of Marketing at Systeme Corporation, an innovator and developer of wide area network and PC technology for branch automation products for retail banking applications. From 1982 to 1984 Mr. Milvain was President of George K. Baum Leasing, Inc. From 1972 to 1982 he was co-founder of Unimark, Inc., a computer leasing and used computer dealer. Prior positions were with Marsh & McLennan Companies (1969 to 1972), Waddell & Reed (1966 to 1969) and IBM (1960 to 1966). Mr. Milvain graduated with a Bachelors of Business Administration degree from the University of Oklahoma in 1960.

Steven Katz is President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. Mr. Katz has been President of Steven Katz & Associates, Inc. since 1982. From January 2000 to October 2001, Mr. Katz was also President and Chief Operating Officer of Senesco Technologies, Inc., an American Stock Exchange company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984 he was a co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Board of Directors of Biophan Technologies, Inc. and USA Technologies, Inc. and several private companies.

Batsheva Schreiber is President and CEO of CareManagers Inc., a health care advocacy and consulting company focusing on supporting individuals and their families in all aspects of services during changes in health status. Ms. Schreiber has been President and CEO of CareManagers Inc. since 1998. From 1996 to 1997, Ms. Schreiber was Director of Operations at Master Care, a case management company that focused on efficiency and quality care in the workers compensation and group health areas. From 1994 to 1996 Ms. Schreiber was a co-founder and principal of Revival Home Health Care, a certified home care company serving the Metropolitan New York City area. Other home care experience includes senior positions at Olsten KQC (1992 to 1994) and Nursefinders (1988 to 1992). From 1970 to 1988, Ms. Schreiber established and developed various medical programs and services at Ohel Children’s Home & Family Services in New York City. Prior experience includes medical/surgical nursing and in-patient psychiatry (1966 to 1970) at Maimonides Medical Center in New York. Ms. Schreiber is a Registered Nurse in New York and New Jersey and has her BSN from the University of the State of New York. She is active in various community programs and is a member of the Board of Directors of United Way.

Wayne LeRoux was most recently Executive Vice President for Chase Paymentech Solutions, LLC, an electronic payments front-end processing system that processed over 13 billion transactions in 2005. While there from March 1998 through April 2006, Mr. LeRoux’s primary responsibility was as General Manager for Chase Paymentech’s proprietary front-end network. Prior to that, beginning in October 1992, Mr. LeRoux was retired. From October 1987 through October 1992, Mr. LeRoux was President and Chairman of TransNet, another payment processing company that was ultimately acquired by Paymentech. From 1978 until 1992, Mr. LeRouz was President of LeRoux, Pitts and Associates, a software company specializing in electronic payments that was purchased by NYNEX in 1990. Prior to his positions with TransNet and LeRoux, Pitts and Associates, Mr. LeRoux held a variety of positions with IBM Canada. Mr. LeRoux holds a diploma of technology from British Columbia Institute of Technology in Vancouver, British Columbia.

Randall J. Frapart is currently Executive Vice President and Chief Financial Officer of ForeFront Holdings, Inc., a company that manufactures, designs, assembles and distributes golf bags and golf accessories for sale to on-course golf pro shops and off-course golf specialty shops, sporting goods stores, corporate premium customers, golf event sponsoring organizations, and mass merchandisers mainly in the United States and Canada. From September 2002 until December 2005, Mr. Frapart served as Senior Vice President and Chief Financial Officer of HyperFeed Technologies, Inc., a publicly traded provider of software which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years. Mr. Frapart received a B.S.B.A. in Accounting from Washington University in 1980 and an MBA in Business Management from the University of Texas in 1982.

Susan Baxter Gibson is our Vice President and Chief Financial Officer. She served as a Branch Manager of Advanced Home Care, a home health, infusion and durable medical provider, from January 2001 through September 2003. From February 1999 to January 2001, she was a financial consultant with Dixon Odom P.L.C. From February 1998 to January 1999, Ms. Gibson was Chief Financial Officer of Baptist Hospital Home Care, a subsidiary of the Wake Forest University Medical Center. While she was there she also served as Interim Agency Director. From June 1992 to February 1998, Mrs. Gibson was the Chief Financial Officer/Vice President Finance at the Visiting Nurse Association of the Treasure Coast. Susan's experience includes budgeting, creating internal policies and procedures, home health care financial and operational management and strategic planning. Prior to serving at the Visiting Nurse Association of the Treasure Coast, she was with Greenwich International and Edwards & Curtis, certified public accountants. Mrs. Gibson holds a Bachelor of Business Administration in Accounting (1992) and a Masters of Business Administration degree from the University of Central Florida (1997). She is a certified public accountant (North Carolina).

Committees of the Board of Directors

Audit Committee

The Audit Committee, which currently consists of Steven Katz and Batsheva Schreiber, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Mr. Katz is considered by us to be a “financial expert.” The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Company’s board of directors has adopted a written Charter of the Audit Committee. Ms. Schreiber, a member of the Audit Committee, is deemed independent, as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee met on four occasions during the year ended December 31, 2005.

Compensation Committee

We do not have a formal compensation committee. The board of directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

Nominating Committee

We do not have a formal nominating committee. The board of directors, acting as a nominating committee, recommends candidates who will be nominated as management’s slate of directors at each annual meeting of shareholders.

In May 2004, the Board adopted a general policy setting forth qualifications of directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. A candidate for director should meet the following criteria:

•	Must, above all, be of proven integrity with a record of substantial achievement.

•	Must have demonstrated ability and sound judgment that usually will be based on broad experience.

•	Must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting.

•	Must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs.

•	Must be committed to our company building sound, long-term growth.

Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the board of directors and the needs of the Board and our company at the time of the election. The board of directors will also consider candidates for directors nominated by shareholders.

Executive Compensation

Incentive Compensation Table

The following table shows, for the year ended December 31,2003, 2004, and 2005 the cash and other compensation paid to our President, Chief Executive Officer and each other executive officer whose annual compensation was $100,000 or more.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Compensation (US$)	Restricted Stock Awards (US$)		Securities Underlying Options	All Other Compensation (US$)
B. M. Milvain, President and	2005	150,000	0	0	0		0	0
Chief Executive Officer	2004	150,000	0	0	150,000	(1)	75,000	0
	2003	150,000	0	0	0		0	0
Susan Baxter Gibson Chief Financial Officer (2)	2005 2004 2003	104,670 100,000 27,693	0 0 0	0 0 0	0 0 0		0 30,000 0	0 0 0

(1)
Effective July 6, 2004, we granted B.M. Milvain 75,000 shares of our Common Stock under a restricted stock agreement. If, on any date prior to June 1, 2010, we file audited financial statements with the SEC for a calendar year that sets forth both, $10,000,000 or more of revenues and $2,000,000 or more in operating income, Mr. Milvain shall receive these shares.

(2)	Appointed to serve as Chief Financial Officer effective September 23, 2003.

Stock Options Granted in 2005

The following table summarizes options to purchase shares of our Common Stock that we granted during the twelve months ended December 31, 2005 to each of the executive officers identified in the summary compensation table above.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price(s) ($/Share)	Expiration Date
Brian M. Milvain	0	0	0	0
Susan Baxter Gibson	0	0	0	0

Aggregated Option Exercises in Last Fiscal Year-End Option Value Table

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Securities Underlying Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Brian M. Milvain	0	N/A	37,500/37,500	0/0
Susan Baxter Gibson	0	N/A	15,000/15,000	0/0

Long Term Incentive Plans - Awards in Last Fiscal Year

The following table summarizes long term incentive awards that were made during the twelve months ended December 31, 2005 to each of the executive officers identified in the summary compensation table above.

			Estimated Future Payout Under Non-Stock Price-Based Plans
Name	Number Shares, Units or Other Rights (#)	Performance or Other Period Unit Maturation Or Payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #
Brian M. Milvain	0	-	-	-	-
Susan Baxter Gibson	0	-	-	-	-

2003 Management and Director Equity Incentive and Compensation Plan

In May 2003 we adopted the 2003 Management and Director Equity Incentive and Compensation Plan (the “Plan”). The purpose of the Plan is to advance our interests and those of our shareholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe this Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

We initially reserved an aggregate of 3,300,000 shares of Common Stock for issuance under the Plan, but subsequently reduced the number of shares to 1,000,000 and reduced to 500,000 due to the reverse stock split on February 21, 2006. Our Board of Directors (or at their discretion a committee of our board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.

On March 28, 2005, our Board of Directors unanimously voted to authorize that incentive stock options to purchase an aggregate of 49,500 shares of our Common Stock be granted to employees under the Plan. Such options shall have an exercise price of $3.50 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire June 1, 2010 or should the employee leave our employ. Further, on March 28, 2005, 71,500 previously issued options were cancelled.

On May 9, 2005, our Board of Directors unanimously voted to authorize that incentive stock options to purchase an aggregate of 9,250 shares of our Common Stock be granted to employees under the Plan. Such options shall have an exercise price of $3.90 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire June 1, 2010, or should the employee leave our employ. Further, on May 9, 2005, the Board of Directors unanimously voted under the Plan to grant non-qualified stock options to purchase an aggregate of 10,000 shares of Common Stock to our two outside directors. Such options shall have an exercise price of $3.90 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of board membership subsequent to May 9, 2005, with the unexercised portion of such respective options to expire June 1, 2010 or should the director leave the Board of Directors of the Company.

On March 29, 2006, our Board of Directors unanimously voted to authorize that incentive stock options to purchase 118,750 shares of our Common Stock be granted to employees under the Plan. The options have an exercise price of $0.33 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire should the employee leave our employment. Also, 98,000 previously issued options were cancelled. The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

Further, on March 29, 2006, our Board of Directors unanimously voted under the Plan to grant non-qualified stock options to purchase an aggregate of 5,000 shares of Common Stock to our two outside directors. Such options have an exercise price of $0.33 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of board membership subsequent to January 1, 2005, with the unexercised portion of such respective options to expire should the director leave our Board of Directors. The sales and issuances of these securities were deemed to be exempt from registration by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

On May 12, 2006, our Board of Directors unanimously voted to authorize that incentive stock options to purchase 39,125 shares of our Common Stock be granted to employees under the Plan. The options have an exercise price of $1.01 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to April 1, 2006, with the unexercised portion of such respective options to expire should the employee leave our employment. The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

As of September 30, 2006, 436,125 options were issued leaving an unissued stock option balance of 63,875.

Director Compensation

Currently, all directors, other than our officers, receive an annual fee of $5,000. Effective June 30, 2006, the annual fee increased to $10,000. We do not pay fees to directors for their attendance at meetings that are not executive officers of the board of directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings.

Employment and Consulting Agreements

We have no employment contracts with any of our executive officers or directors and maintain no retirement, fringe benefit or similar plans for the benefit of our officers or directors.

However, in connection with the acquisition of Carekeeper, we entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of CKS. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 15,000 shares of our Common Stock. Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of CKS. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 7,500 shares of our Common Stock.

In addition to the foregoing, we may enter into additional employment contracts with our officers and key employees, adopt various benefit plans and begin paying compensation to our officers and directors as we deem appropriate to attract and retain the services of such persons.

Limitation of Liability

Pursuant to the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law.

RELATED PARTY TRANSACTIONS

Transactions with Stanford

Stanford International Bank Limited (“Stanford”) is the owner of a majority of our issued and outstanding Common Stock and all of our issued and outstanding Preferred Stock.

We granted to Stanford and its affiliates certain registration rights under certain registration rights agreements with respect to the shares of Common Stock it owns and the shares of Common Stock underlying the Series A and Series B Preferred Stock. No later than December 31, 2004, we were required to file a Registration Statement under the Securities Act registering the re-sale of the shares of Common Stock owned and shares of Common Stock underlying the Series A and Series B Preferred Stock and warrants to purchase shares of Common Stock. Stanford has waived its registration rights.

On July 6, 2004, HQS entered into a $1,600,000 loan and security agreement with Stanford. Under this agreement, interest accrues at the rate of 8% per annum and principal matures and becomes payable three years from the date of the loan. The loan is secured by a security interest in all of our assets and a corporate guaranty that has been executed in favor of Stanford. As of September 30, 2004, Stanford had advanced us $900,000 (including $400,000 advanced on June 30, 2004 to satisfy a $400,000 assumed liability owed to the Internal Revenue Service by our predecessor).

As of March 15, 2005, we had borrowed $1,050,000 and the balance of $550,000 was available to us. Previously, certain draws under the loan and security agreement were subject to our achieving adjusted consolidated earnings before interest, taxes, depreciation and amortization; however, Stanford subsequently waived the requirement.

Additionally, as consideration for entering into the loan and security agreement, Stanford received warrants to purchase an aggregate of 360,000 shares of our Common Stock. The exercise price of the warrants is $0.002 per share and the warrants expire on June 30, 2009. Stanford has assigned warrants to purchase 180,000 shares to four of its employees pursuant to a warrant assignment agreement. We registered the shares of Common Stock underlying the warrants pursuant to a registration rights agreement. The warrants issued to the employees were exercised on August 12, 2004 and the warrants issued to Stanford were exercised on September 8, 2004.

On November 8, 2005, we entered into a Preferred Stock Purchase Agreement with Stanford pursuant to which Stanford purchased 725,000 shares of our Series C Convertible Preferred Stock at a price of $2.00 per share and received warrants to purchase 217,500 shares of Common Stock exercisable at $0.002 per share. The proceeds were used to satisfy in full the principal balance of our credit line with Stanford, which was terminated, and to provide an additional $200,000 in working capital for general corporate purposes through December 31, 2005. Stanford also agreed to purchase 200,000 additional shares of Preferred Stock and to receive, in connection therewith, an aggregate of 60,000 warrants, to the extent requested by us on two weeks notice. Each share of Preferred Stock is convertible into one half share of our Common Stock and is entitled to one half vote per share. Stanford has the right at any time within two years of the initial closing to purchase an additional 3,900,000 shares of preferred stock at $2.00 per share and to receive in connection therewith an aggregate of 1,170,000 warrants exercisable at $0.002 per share.

  The exercise price of the warrants is $0.002 per share, and the warrants expire five years from the date of issuance. Stanford has assigned half of all warrants issuable under the Agreement, including 108,750 of the 217,500 warrants issued so far, to five of its employees pursuant to a warrant assignment agreement.

 We are obligated to register the shares of Common Stock issuable upon conversion of the Preferred Stock or exercise of the warrants pursuant to a registration rights agreement within 90 days after the date of demand by the security holders. If we do not timely file a required registration statement, we must issue upon default and each month thereafter that the registration statement is not filed, warrants to purchase a number of shares of Common Stock equal to the number of shares of Preferred Stock sold.

As of September 30, 2006, we have drawn down $5,150,000 under the Preferred Stock Purchase Agreement with Stanford resulting in the issuance of 2,575,000 shares of Series C Preferred Stock. The issuance so these securities were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Other Related Transactions

Provider Solutions Corp., one of our predecessor companies, engaged Steven Katz, currently one of our directors, for management advisory services on an arms-length basis. This arrangement was confirmed from September 2002 to March 31, 2003 by HQS, our wholly-owned subsidiary. Mr. Katz was paid a fee of $10,000 per month, plus expenses during the period that he provided these services.

We have adopted a policy whereby all transactions between us and one or more of our affiliates must be approved in advance by a majority of our disinterested directors.

PRINCIPAL SHAREHOLDERS

As of January 25, 2007, there were 6,413,407 shares of our Common Stock issued and outstanding. The following table sets forth, as of the close of business on December 31, 2005, (1) the name and number of shares of each person known by us to be the beneficial owner of more than 5% of the class of stock; and (2) the number of shares of these securities owned by each named executive officer, director and director nominee and all officers and directors as a group, together with their respective percentage holdings of such shares. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities, and includes any securities, which the person has the right to acquire within 60 days of the date of the filing of this report. Unless otherwise indicated, the address for each person is 405 N. Reo Street, Suite 300, Tampa, Florida 33609.

	Shares		Percent of
Name	Beneficially Owned		Shares Outstanding

Stanford International Bank, Ltd. (1)	7,802,839	(2)	84.8%
B. M. Milvain	153,816	(3)	2.4%
Susan Baxter Gibson	18,750	(4)	*
Steven Katz	1,875	(5)	*
Batsheva Schreiber	1,875	(5)	*
Wayne LeRoux	0		0%
Randall J. Frapart	0		0%
All executive officers and Directors as a group (6 persons)	176,316	(6)	2.8%

*	Less than 1%

(1)	Beneficial shareholder is R. Allen Stanford. Business address is 5050 Westheimer Road, Houston, Texas 77056.

(2)
Includes (i) 1,287,500 shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by Stanford, and (ii) 1,025,000 shares of Common Stock underlying shares of Series C Preferred Stock and 615,000 shares of Common Stock underlying warrants, which Stanford has the option to purchase at any time until November 8, 2007, under the terms of a Stock Purchase Agreement dated November 8, 2005.

(3)	Includes 75,000 shares of Common Stock subject to a restricted stock agreement and 46,875 shares and 9,375 shares of Common Stock underlying options currently exercisable.

(4)	Includes 18,750 shares and 3,750 shares of Common Stock underlying options currently exercisable.

(5)	Includes 1,250 shares and 625 shares of Common Stock underlying options currently exercisable at $3.90 and $0.33 per share, respectively.

(6)	Includes 75,000 shares of Commons Stock subject to a restricted stock agreement, and 69,375 shares of Common Stock underlying options currently exercisable.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, we had authorized 150,000,000 shares of Common Stock, with 6,413,407 shares issued and outstanding. Additionally, we have authorized 15,000,000 shares of Preferred Stock, with 3,050,000 shares issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. As of the date of this Prospectus, we have 3,050,000 outstanding shares of preferred stock.

Warrants

On October 30, 2006, we issued 200,000 shares of our Series C Preferred Stock to our principal shareholder, Stanford International Bank Ltd. As required under the Preferred Stock Agreement, warrants to purchase an aggregate of 60,000 of our Common Stock were also issued.

December 4, 2006, we issued 200,000 shares of our Series C Preferred Stock to our principal shareholder, Stanford International Bank Ltd. As required under the Preferred Stock Agreement, warrants to purchase an aggregate of 60,000 of our Common Stock were also issued.

December 18, 2006, we issued 75,000 shares of our Series C Preferred Stock to our principal shareholder, Stanford International Bank Ltd. As required under the Preferred Stock Agreement, warrants to purchase an aggregate of 22,500 of our Common Stock were also issued.

Transfer Agent

The Transfer Agent for our shares of Common Stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321. The telephone number for Florida Atlantic Stock Transfer is (954) 726-4954.

SELLING SHAREHOLDERS

This Prospectus relates to the registration of shares of our Common Stock and shares of our Common Stock underlying certain warrants held by various parties listed below. We will not receive any proceeds from the sale of our Common Stock by the selling shareholders. The selling shareholders may resell the shares they acquire by means of Prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

	Common Shares		Commons Shares	Commons Shares
	Owned Prior to Offering		Offered in Offering	Owned after the Offering
Name of Shareholder	Number	Percentage	Number	Number	Percentage
American Capital Ventures, Inc.(1)	2,500	*	2,500	-0-	-0-
Daniel Bogar(2)	103,761	1.6%	103,761	-0-	-0-
William Fusselmann(2)	103,761	1.6%	103,761	-0-	-0-
Osvaldo Pi (2)	103,761	1.6%	103,761	-0-	-0-
Ronald Stein (2)	103,761	1.6%	103,761	-0-	-0-
TOTAL	417,544		417,544
* Less than 1%

(1)	Beneficial shareholder is Howard Gostfrand. Business address is Suite 512, 2875 NE 191st Street, Aventura, Florida 33180.
(2)	Business address is 201 South Biscayne Blvd., Suite 1200, Miami, Florida 33131.

Effective July 6, 2004, we agreed to issue 225,000 shares of our Common Stock to American Capital Ventures, Inc. in consideration for investor relations services. We amended and restated that agreement on August 5, 2004 to reduce the number of shares by half to give effect to the reverse stock split we had previously approved. Voting power for American Capital Ventures, Inc. is held by Howard Gostfrand. Under an amended and restated investor relations agreement with American Capital Ventures, Inc. dated August 5, 2004, American Capital Ventures was required to provide us with investor relations services for a period of 18 months in consideration of 112,500 shares of our Common Stock. The restated agreement is materially the same as an original investor relations agreement entered into with American Capital Ventures on July 1, 2004, except the number of shares issued to American Capital Ventures was revised to account for our one for two reverse stock split effectuated in July 2004. Under the agreement we agreed to include these shares in this prospectus. We also agreed to pay American Capital Ventures a monthly fee of $12,000 during the term of the agreement. The agreement will automatically renew for successive one-year terms unless terminated by either party. The agreement was renewed for the period ending July, 6, 2007.

Messrs. Bogar, Fusselmann, Pi and Stein, included in the table below, are employees of Stanford and received their securities from assignments from Stanford. These securities were assigned to them by Stanford as a bonus, as part of their continued employment with Stanford. The employees have total control and beneficial ownership over the securities assigned to them and they are entitled and expect to personally retain any proceeds of this sale of any such securities. On October 16, 2002, each employee was assigned warrants to purchase 58,761 shares of our Common Stock. These warrants were originally issued to Stanford pursuant to a Securities Purchase Agreement dated as of October 16, 2002. The warrants were exercisable at a price of $0.002 per share pursuant to an instrument of Warrant Repricing Agreement dated April 30, 2003. Each employee exercised these warrants on May 12, 2003. In addition, the employees each received warrants to purchase 45,000 shares of our Common Stock pursuant to a Warrant Assignment Agreement dated July 6, 2004 by and between the employees and Stanford. Stanford received these warrants pursuant to a loan and security agreement dated July 6, 2004 by and between Stanford and HQS. The warrants were assigned to the employees and exercised on August 12, 2004. The exercise price was $.002 per share. All of the underlying shares of Common Stock held by the employees contain registration rights pursuant to the amended Registration Rights Agreement dated as of October 22, 2002 by and among our company, Stanford, the employees and Deluxe Investment Company which required us to file a registration statement covering the shares on or before December 31, 2004. The remaining shares of Common Stock held by the employees are registrable under a Registration Rights Agreement dated July 6, 2004 which also required us to file a registration statement covering the shares on or before December 31, 2004.

Messrs. Bogar, Fusselmann, Pi and Stein are employees of Stanford Group Company, a registered broker-dealer and they are deemed to be affiliates of a registered broker-dealer. They acquired the securities described above in the ordinary course of business in a private placement for investment purposes and without a view to distribution, and had no agreements, understandings or arrangements with any other person, either directly or indirectly, to dispose of the securities.

Pursuant to the registration rights provided to Deluxe Investment Company and the employees of Stanford, in the event that we did not file this registration statement on or before December 31, 2004, the warrant holders would have been entitled to warrants to purchase one share of Common Stock for each ten warrants held by such warrant holder per month until our registration statement was filed. The initial filing of the registration of which this Prospectus forms a part satisfied our obligations to Deluxe Investment Company and the employees of Stanford.

The preceding table sets forth the name of the selling shareholders, the number of common shares that may be offered by the selling shareholders and the number of common shares to be owned by the selling shareholders after the offering. The table also assumes that each selling shareholder sells all common shares listed by its name. The table below sets forth information as of the date of this Prospectus. The percentage calculations for the selling shareholders do not include any common shares issuable upon the exercise of any currently outstanding warrants, options or other rights to acquire common shares, other than those that the selling shareholders beneficially own.

PLAN OF DISTRIBUTION

The shares of Common Stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	face-to-face transactions between sellers and purchasers without a broker/dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders, and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

We do not intend to distribute or deliver the Prospectus by means other than by hand or mail.

We have advised each selling shareholder that during the time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M of the Securities Exchange Act of 1934. During such time as the selling shareholders may be engaged in a distribution of the securities covered by this prospectus, the selling shareholders are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to introduce any person to bid for or purchase any security which is the subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this Prospectus, we have 6,413,407 shares of Common Stock issued and outstanding. This does not include shares that may be issued upon conversion of outstanding convertible preferred stock or exercise of outstanding options and warrants.

We cannot predict the effect, if any, that market sales of Common Stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market could negatively damage and affect market prices for our Common Stock and could damage our ability to raise capital through the sale of our equity securities.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Adorno & Yoss LLP, 2525 Ponce de Leon Boulevard, Fourth Floor, Miami, Florida 33134.

EXPERTS

Our consolidated financial statements as of December 31, 2005 and for the year then ended, are included herein in reliance on the reports of Sherb & Co., LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the Common Stock offered by this Prospectus. This Prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's Web site located at http://www.sec.gov.

FINANCIAL STATEMENTS

Index to Financial Statements

Health Systems Solutions, Inc.

Vanta Health Technologies, LLC (currently VHT Acquisition Company)

Carekeeper Software, Inc. (currently Carekeeper Solutions, Inc.)

Unaudited Pro Forma Combined

Introduction to Unaudited Pro Forma Consolidated Financial Data Statements	F-59

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006 (unaudited)	F-60

Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 2005 (unaudited)	F-61

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Health Systems Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Health Systems Solutions, Inc. as of December 31, 2005 and the related consolidated statements of operations, shareholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Systems Solutions, Inc. as of December 31, 2005 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

Sherb & Co., LLP Certified Public Accountants

New York, New York
March 20, 2006

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Current assets:
Cash	$338,930
Accounts receivable, net of allowance for doubtful accounts
of $17,058	686,164
Prepaids and other current assets	81,484

Total current assets	1,106,578

Property and equipment, net of accumulated depreciation
and amortization of $411,646	228,956

Software development costs, net of accumulated amortization
of $1,590,830	218,310

Security deposits	23,484

Total assets	$1,577,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of capital lease obligation	$15,268
Accounts payable	81,676
Accrued expenses	168,183
Deferred revenue	221,676

Total current liabilities	486,803

Capital lease obligation, net of current portion	8,345

Total liabilities	495,148

Stockholders' equity
Preferred Stock; 15,000,000 shares authorized;
Series C $2.00 Convertible; 4,625,000 authorized,
725,000 shares issued and outstanding	1,450,000
Common Stock; $.001 par value; 150,000,000 shares authorized;
5,615,905 shares issued and outstanding	5,616
Additional paid-in capital	12,638,839
Accumulated deficit	(13,012,275)

Total stockholders' equity	1,082,180

Total liabilities and stockholders' equity	$1,577,328

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year	For The Year
	Ended December 31,	Ended December 31,
	2005	2004

Net sales	$4,212,819	$3,637,626
Cost of sales	1,941,735	1,727,205

Gross profit	2,271,084	1,910,421

Operating expenses
Selling and marketing	660,037	966,870
Research and development	629,473	576,194
General and administrative	1,221,470	1,269,242
Depreciation and amortization	167,713	144,533
Interest	81,986	49,111

Total operating expenses	2,760,679	3,005,950

Net operating loss	(489,595)	(1,095,529)

Non-operating expenses
Other non-recurring	-	29,139

Total non-operating expenses	-	29,139

Net loss	(489,595)	(1,124,668)

Deemed preferred stock dividend	237,789	-

Net loss applicable to common stockholders	$(727,384)	$(1,124,668)

Basic and diluted net loss per share	$(0.13)	$(0.34)

Basic and diluted weighted average shares outstanding	5,449,138	3,268,078

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED 2005 AND 2004

	Preferred Stock		Common Stock		Additional		Total
	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders' Equity

Balance December 31, 2003	4,380,341	$4,200,000	1,380,820	$1,381	$8,195,280	$(11,160,223)	$1,236,438

Conversion of Series A Convertible Preferred Stock	(1,880,341)	(2,200,000)	470,086	470	2,199,530	-	-

Conversion of Series B Convertible Preferred Stock	(2,500,000)	(2,000,000)	3,125,000	3,125	1,996,875	-	-

Issuance of Common Stock for Investor Relations Agreement	-	-	112,500	112	2,138	-	2,250

Issuance of Common Stock to President of Company	-	-	75,000	75	(75)	-	-

Issuance of Common Stock by the Exercising of Warrants	-	-	360,000	360	360	-	720

Value of Warrants Issued	-	-	-	-	6,600	-	6,600

Net Loss	-	-	-	-	-	(1,124,668)	(1,124,668)

Balance, December 31, 2004	-	$-	5,523,406	$5,523	$12,400,708	$(12,284,891)	$121,340

Shares Cancelled Back to Unissued			(125,001)	(125)	125	-	-

Issuance of Series C Convertible Preferred Stock	725,000	1,450,000					1,450,000

Warrants Issued in Connection With Preferred Stock					237,789	(237,789)	-

Issuance of Common Stock by the Exercising of Warrants			217,500	218	217	-	435

Net Loss			-	-	-	(489,595)	(489,595)

Balance December 31, 2005	725,000	$1,450,000	5,615,905	$5,616	$12,638,839	$(13,012,275)	$1,082,180

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended December 31,	Ended December 31,
	2005	2004

Cash flows from operating activities:

Net loss	$(489,595)	$(1,124,668)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization of property and equipment	167,713	144,533
Amortization of software development costs	499,511	528,126
(Gain) or loss on fixed assets disposals	479	(421)
Stock based compensation	-	8,850
Changes in operating assets and liabilities:
Accounts receivable	(242,783)	(7,401)
Allowance for doubtful accounts	12,058	-
Royalties and referral fees receivable	(2,785)	1,550
Prepaid expenses and other current assets	(6,450)	(1,277)
Security deposits	(500)	-
Accounts payable	13,209	39,162
Accrued expenses	(5,452)	(416,977)
Deferred revenue	(20,076)	120,932
Customer deposits	-	(2,639)

Net cash used in operating activities	(74,671)	(710,230)

Cash flow from investing activities:
Purchase of property and equipment	(93,798)	(100,575)
Increase in software development costs	(179,707)	(101,250)
Sale of property and equipment	-	1,853

Net cash used in investing activities	(273,505)	(199,972)

Cash flow from financing activities:
Repayment of capital lease obligation	(13,550)	(12,025)
Repayment of loans payable	(1,250,000)	-
Proceeds from loans payable	200,000	1,050,000
Proceeds from the issuance of Common Stock	435	-
Proceeds from the issuance of Series C Preferred Stock	1,450,000	-
Proceeds from the exercise of warrants	-	720

Net cash provided by financing activities	386,885	1,038,695

Increase in cash	38,709	128,493

Cash, beginning of year	300,221	171,728

Cash, end of year	$338,930	$300,221

Supplemental cash flow data:
Cash paid during the year for interest expense	$81,986	$42,511
Cash paid during the year for income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

1. Description of Business, Acquisitions and Consolidation

Health Systems Solutions, Inc. (“HSS”) through its wholly owned subsidiary, Healthcare Quality Solutions, Inc. (“HQS”) provides assistance to the home healthcare industry in managing their businesses throughout the United States of America, utilizing internally developed software. The software produces information to support clinical, financial and administrative decisions made by management in operating and administrating their organization. The Company operates in one segment.

On September 17, 2002 Provider Acquisition, LLC (“PAL”), which was formed in the State of Florida on June 28, 2002, acquired certain assets of Provider Solutions Corp. (“PSC”) for $250,000 in cash, subject to certain liabilities. The principal reason for the acquisition was to purchase the technology that the Company currently employs in its business. Total consideration paid has been allocated as follows:

Current Assets	$357,820
Goodwill	6,838,135
Software Development Costs	1,325,000
Fixed Assets	68,206
Other Assets	15,654
Accounts Payable and Accrued Expenses	(557,362)
Deferred Revenue	(438,131)
Secured Debt	(7,357,322)
Other Liabilities	(2,000)

Purchase price	$250,000

Following PAL’s acquisition of the assets of PSC, the holder of PSC’s secured indebtedness converted all of the indebtedness into equity of PAL. The debt was converted to relieve the Company of the obligation. The debt conversion was recorded as additional paid-in capital.

This acquisition created $6,954,927 of purchased goodwill that includes other excess costs of approximately $116,800. As of September 17, 2002 PAL determined that this goodwill was impaired and subsequently wrote off the entire balance.

Silver Key Mining Company, Inc. (“Silver Key”), the predecessor to HSS, was originally incorporated in the State of Idaho on June 25, 1971. On September 17, 2002 Silver Key changed its domicile from Idaho to Nevada by filing Articles of Merger between Silver Key (Idaho) and Silver Key Mining Company, Inc. a Nevada corporation. The surviving entity Silver Key (Nevada) (the “Company”), which was incorporated in the State of Nevada on July 31, 2001, acquired 100% of the outstanding common stock of Silver Key (Idaho).

On October 11, 2002 the Board of Directors of the Company approved a five to one reverse stock split with a record date of October 21, 2002. After the reverse stock split the Company had 512,601 shares of common stock outstanding. All share and per share amounts have been adjusted to reflect the reverse stock split.

On October 15, 2002, the Company formed HQS, a Florida corporation, which was and remains wholly owned by the Company.

On October 22, 2002 PAL entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company, HQS and certain principal stockholders of the Company, as defined in the Merger Agreement. Pursuant to the Merger Agreement, PAL was merged with and into HQS and HQS survived as the Company’s wholly owned subsidiary.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

1. Description of Business, Acquisitions and Consolidation - continued

The merger became effective on October 24, 2002, (the “Effective Date”) concurrent with the Articles of Merger being filed with the Secretary of State of Florida. As a result of the former members of PAL acquiring a controlling interest (58%) of the outstanding common stock of the Company the transaction was accounted for as a “reverse merger.” Pursuant to the Merger Agreement the Company issued 1,071,429 shares of its common stock to the members of PAL. Upon completion of the acquisition, the Company issued an additional 237,399 shares of its common stock to parties who were instrumental in arranging the merger. These shares of common stock were considered part of the cost of the acquisition and have been recorded at the fair value of $4,750 (quoted market price - $.02 per share) on the date of the transaction with a corresponding reduction of additional paid in capital. The acquisition was accounted for using the purchase method of accounting.

Although Silver Key is the legal survivor in the merger and remains the registrant, until November 2002 (see below) with the Securities and Exchange Commission, under accounting principles generally accepted in the United States of America because the stockholders of PAL acquired more than 50% of the post transaction consolidated entity, PAL is considered to be the “acquirer” of Silver Key for financial reporting purposes. Accordingly, this requires Silver Key, among other things, to present in all future financial statements and other public filings after completion of the merger, prior historical financial information and other information of PAL and requires a retroactive restatement of PAL’s historical stockholders’ investment for the equivalent number of shares of common stock received in the merger.

On December 10, 2002, the Company filed an articles of amendment to its articles of incorporation changing its name from Silver Key (Nevada) to Health Systems Solutions, Inc.

2. Summary of Significant Accounting Policies

Basis of presentation and consolidation: The accompanying consolidated financial statements which present the results of operations of HSS and its wholly owned subsidiary, HQS, for the years ended December 31, 2005 and 2004 have been prepared using accounting principals generally accepted in the United States of America. All material intercompany transactions and accounts have been eliminated in consolidation.

Allowance for doubtful accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due it could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts and at which time the Company may need to provide additional allowances in excess of that currently provided.

 Cash and cash equivalents: The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

2. Summary of Significant Accounting Policies - continued

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and related software and five years for office equipment and furniture and fixtures. Amortization of leasehold improvements is computed using the shorter of the remaining lease terms or five years. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). We capitalize software development costs when application development begins, it is probable that the project will be completed, and the software will be used as intended. Costs associated with preliminary project stage activities, training, maintenance and all other post implementation stage activities are expensed as incurred. Our policy provides for the capitalization of certain payroll and payroll-related costs for employees who are directly associated with developing or obtaining internal use software. Capitalizable personnel costs are limited to the time directly spent on such projects. Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of three years. The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the company writes off the amount that the unamortized software development costs exceed net realizable value.

Goodwill and other intangibles: Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), as of January 1, 2002. SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. In accordance with SFAS 142, the Company performed impairment tests on all goodwill and purchased intangible assets from the acquired assets and liabilities of Provider Solutions Corp. on September 17, 2002.  The goodwill was written off after the company performed these impairment tests and determined that the fair value of the goodwill exceeded its carrying value.  Fair value was determined by estimates of future cash flows.  At September 17, 2002, the state of the business, the projected shortage of short term and future cash, the anticipation of continued losses and the reduced level of sales indicated that without ongoing investment, a source for which had not been identified, the business was not a going concern and that there was no utility to the value of the goodwill. We determined the company's projections for cash flow from the acquired assets was insufficient to support the goodwill as an asset and that an immediate goodwill impairment write-off was in order.Pursuant to the impairment tests, all goodwill and purchased intangibles of $6,954,927 was written off as of September 17, 2002.

Impairment of long-lived assets: In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2005 no long-lived assets were impaired.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

2. Summary of Significant Accounting Policies - continued

 Concentration of credit risk: Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.

Income taxes: The Company uses the liability method for income taxes as required by SFAS No. 109 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue recognition and deferred revenue: The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive. We recognize revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. Currently, we primarily employ a web-based application service provider model to deliver our services to our home healthcare customers. In instances where the customer specifies final acceptance of the system or service, we defer revenue until all acceptance criteria have been met. Our revenue is classified into two categories: recurring and non-recurring. For the year ended December 31, 2005 approximately 93% of our total revenue was recurring and 7% was non-recurring. We price these services primarily on a transaction fee basis (calculated based upon the number of patient clinical assessments made by a customer during a period) and, to a lesser extent, on a subscription fee basis. Clinical assessments, which are mandated by Medicare, require Home Health Care Agencies to collect assessment data on all patients requiring home health care at the start-of-care and at discharge. Our products PPS collect, editor, executive, dashboard, trans, outcomes, and Oasis auditor all assist in the collection of assessment data and are all charged on a transaction basis and this recurring revenue is typically billed and recognized monthly. We earn the revenues from subscriptions ratably over the period of the respective agreement, generally one year. We record cash payments received in advance or at beginning of a contract as deferred revenue. We recognize transaction fee based revenues in the period the transaction is processed. We generate non-recurring revenue from implementation fees, consulting, training and customer support services and this non-recurring revenue is charged to customers on a fee basis usually based upon time spent. We recognize implementation fees in the month that the customer goes live and we recognize training, consultation, advisory and support revenue in the month that the service is performed. Implementation costs consisting of payroll and travel are expensed in the same period implementation fees are recognized. Typical sales terms would be 30 days from the date of invoice.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the year ended December 31, 2005 were $79,884, and for the year ended December 31, 2004 were $114,207, and are included in selling and marketing expense in the accompanying consolidated statement of operations.

Research and development costs: The Company expenses all research and development expenses, which consist of payroll and other related costs, as incurred. Research and development costs for the year ended December 31, 2005 were $629,473 and for the year ended December 31, 2004 were $576,194.

Computation of net income (loss) per share: The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with SFAS 128, “Earnings Per Share (“SFAS 128”). Under SFAS 128 basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of shares outstanding during the period. Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common share equivalents during the period. At December 31, 2005, the Convertible Preferred Stocks were convertible into 362,500 Common Stock shares and there were stock options to purchase 371,250 Common Stock shares.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

2. Summary of Significant Accounting Policies - continued

 Financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, prepaid expenses, customer deposits and deferred revenue approximate fair value as of December 31, 2005, due to the relatively short maturity of the instruments. The capital lease obligation approximates fair value based upon debt terms available to Company’s under similar terms.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements: In June 2005, the Financial Accounting Standards Board issued FAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 This Statement generally requires retrospective application to prior periods’ financial statements of changes in accounting principle. Previously, Opinion No. 20 required that most voluntary changes in accounting principle were recognized by including the cumulative effect of changing to the new accounting principle in net income of the period of the change. FAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting principle in the usual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement should be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its results of operations, financial position or cash flow.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS 123R supercedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. SFAS 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in the Company’s consolidated statement of income. The accounting provisions of SFAS 123R are effective for annual periods beginning after June 15, 2005. The Company is required to adopt SFAS 123R in the first quarter of 2006. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is evaluating the requirements under SFAS 123R and does not expect the adoption to have a significant impact on the Company’s consolidated statements of income and net income per share.

Management does not believe that any recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

3. Loan and Security Agreement

On July 6, 2004, HQS entered into a $1,600,000 loan and security agreement with Stanford Venture Capital Holdings, Inc., the majority stockholder of the Company. Under this agreement, interest accrued at the rate of 8% per annum and principal was to mature and become payable three years from the date of the loan. The loan was secured by a security interest in all of the assets of the Company and HQS and a corporate guaranty of the Company that had been executed in favor of Stanford. HQS had borrowed $1,250,000 against the loan and security agreement when on November 8, 2005, the Company refinanced the outstanding amount of $1,250,000 by entering into the Preferred Stock Purchase Agreement with Stanford and thus terminating the loan and security agreement.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

4. Preferred Stock Purchase Agreement

On November 8, 2005, the Company entered into a Preferred Stock Purchase Agreement with its principal stockholder, Stanford International Bank Ltd. The Company agreed to issue to Stanford its Series C Convertible Preferred Stock at a price of $2.00 per share together with warrants exercisable for 3/10 of a share of common stock for each share of Series C Preferred Stock purchased. Each share of Preferred Stock is convertible into one half share of Common Stock and is entitled to one half vote per share. In the event of liquidation, holders of the Series C Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any Common Stock, an amount equal to the Stated Value per share. The Warrants are exercisable at a price of $0.001 per share. On November 8, 2005, the Company refinanced the outstanding amount of $1,250,000 under the loan and security agreement and has drawn down an additional $200,000 of working capital through December 31, 2005. The Company has an additional $400,000 to draw down under the Preferred Stock Purchase Agreement on two weeks’ notice and the agreement provides for an additional $7.4 million that may be sold to Stanford to provide it with funds to complete acquisitions or additional working capital uses that may be approved by Stanford in its sole discretion.

5. Property and Equipment and Software Development Costs

Property and equipment and software development costs consist of the following:

December 31, 2005
($ In Thousands)

Office equipment	$281
Purchased computer software	195
Furniture and fixtures	31
Leasehold improvements	134
641
Less accumulated depreciation and amortization	412
Total	$229

Software development costs	$1,809

Less accumulated amortization	1,591

Total	$218

Depreciation expense for property and equipment for the years ended December 31, 2004 and December 31, 2005 for the Company was $144,533 and $167,713 respectively.

Amortization expense for software development costs for the years ended December 31, 2004 and December 31, 2005 for the Company was $528,126 and $499,511 respectively.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

5. Property and Equipment and Software Development Costs - continued

The unamortized balance of software development costs was $218,310 at December 31, 2005 and the future amortization expense amounts are as follows:

Fiscal Year	Amount
2006	$116,083
2007	74,920
2008	27,307

Total future amortization expense	$218,310

During the period ended December 31, 2002 the Company entered into a capital lease for $64,735 to acquire office equipment. For the years ended December 31, 2004 and December 31, 2005 the Company recorded depreciation of $12,947 and $12,947 respectively.

6. Income Taxes

For Federal income tax purposes, the Company has a net operating loss of approximately $6,715,000. The net operating loss expires in the year 2025. The Company recorded a 100% valuation allowance on its deferred tax asset since it is more likely than not that their benefit will not be realized in the future.

The significant components of the Company’s deferred tax asset as of December 31, 2005 are as follows:

Operating loss carryforward	$2,686,000
Goodwill amortization	2,194,000
Depreciation and other	25,000
Valuation allowance	(4,905,000)

Total deferred tax asset	$-

Reconciliation between the statutory Federal income tax rate (35%) and the effective income tax rates based on continuing operations is as follows:

	Year ended December 31, 2005	Year ended December 31, 2004

Statutory Federal income tax (benefit)	$(172,000)	$(392,000)
State tax (benefit), net of federal effect	(24,000)	(34,000)
Increase in valuation allowance	196,000	426,000
	$-	$-

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

7. Capital Lease Obligation

The Company has entered into a capital lease for certain office equipment. Obligations under the capital lease have been recorded in the accompanying consolidated financial statements at the present value of future minimum lease payments, discounted at an interest rate of 12%.

Future minimum payments under capital lease obligation are as follows at December 31, 2005:

Fiscal Year	Amount
2006	17,280
2007	8,640

Total future payments	25,920
Less amount representing interest	2,307

Present value of future payments	23,613
Less current portion	15,268
$8,345

8. Equity Transactions

Common Stock Cancelled Back to Unissued: In connection with the Company’s acquisition of HQS, 125,001 shares of common stock were issued to Deluxe Investment Company. Such shares were subject to an escrow agreement which provided among other things, if the Company did not receive third party financing from sources other than Stanford on or before October 22, 2004, that the 125,001 shares of common stock held by Deluxe would be immediately returned to the Company and cancelled. As required under the escrow agreement, on November 10, 2004, the Company sent the escrow agent a demand for the shares. On or about May 5, 2005, the certificates representing the shares were tendered to the Company’s transfer agent and cancelled. The shares are reflected as authorized, but unissued.

Preferred Stock Issued: On November 8, 2005, the Company entered into a Preferred Stock Purchase Agreement with its principal stockholder, Stanford International Bank Ltd. The Company agreed to issue to Stanford its Series C Convertible Preferred Stock at a price of $2.00 per share together with warrants exercisable for 3/10 of a share of common stock for each share of Series C Preferred Stock purchased. Each share of Preferred Stock is convertible into one half share of Common Stock and is entitled to one half vote per share. The Warrants are exercisable at a price of $0.001 per share. On November 8, 2005, the Company refinanced the outstanding amount of $1,250,000 under the loan and security agreement with Stanford by issuing 625,000 shares of preferred stock and has issued an additional 100,000 shares of preferred stock to meet working capital needs through December 31, 2005. $237,789 of the Series C purchases has been attributed to the fair value of the warrants and included in additional paid in capital. The Company has an additional 200,000 shares to draw upon under the Preferred Stock Purchase Agreement on two weeks’ notice and the agreement provides for an additional 3.7 million preferred shares that may be sold to Stanford to provide it with funds to complete acquisitions or additional working capital uses that may be approved by Stanford in its sole discretion.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

8. Equity Transactions - continued

Warrants Issued and Exercised: As required under the Preferred Stock Purchase Agreement between the Company and its principal stockholder, Stanford International Bank Ltd., warrants to purchase up to an aggregate of 217,500 shares of the Company’s common stock $0.001 par value per share at an exercise price of $0.001 per share were issued in conjunction with the issuance of its Series C Preferred Stock in the year ended December 31, 2005. $237,789 of the Series C purchases has been attributed to the fair value of the warrants and included in additional paid in capital. 108,750 of the warrants were issued to five of Stanford’s assignees. All the warrants were exercised in December, 2005, and 217,500 common stock shares issued.

9. Contingencies

Operating Leases: The Company leases its office space in Tampa, Florida. Rent expense totaled $245,777 and $244,035 for the years ended December 31, 2005 and 2004 and is included in general and administrative expenses in the accompanying consolidated financial statements. The Company also leases certain pieces of office and communication equipment as well as a co-location site for its application and data base servers. The Company’s lease for its office space has a duration through January 31, 2009 with monthly payments approximating $22,000.

Future minimum annual payments under all lease agreements are as follows:

2006	$387,332
2007	$332,315
2008	$295,766
2009	$23,786

Legal Proceedings: There are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject and, to the best of management’s knowledge, no such actions against the Company are contemplated or threatened.

10. Employee Savings Plans

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the maximum amount allowed by law. The Company will match 25% of the first 6% of salary the participants contribute provided they are here at year end or have worked the required amount of hours per the plan.

11. Stock Based Compensation and Warrants

On March 28, 2005, the Company’s Board of Directors unanimously voted to authorize that incentive stock options to purchase an aggregate of 49,500 shares of the Company’s common stock be granted employees under the 2003 Management and Director Equity Incentive and Compensation Plan (the “Plan”). The options have an exercise price of $3.50 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire June 1, 2010 or should the employee leave the employ of the Company. Further, on March 28, 2005, 35,750 previously issued options were cancelled.

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

11. Stock Based Compensation and Warrants - continued

On May 9, 2005, the Company’s Board of Directors unanimously voted to authorize that incentive stock options to purchase an aggregate of 9,250 shares of the Company’s common stock be granted employees under the Plan. The options have an exercise price of $3.90 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire June 1, 2010, or should the employee leave the employ of the Company. Further, on May 9, 2005, the Board of Directors unanimously voted under the Plan to grant non-qualified stock options to purchase an aggregate of 10,000 shares of common stock to the Company’s two outside directors. Such options have an exercise price of $3.90 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of board membership subsequent to May 9, 2005, with the unexercised portion of such respective options to expire June 1, 2010 or should the director leave the Board of Directors of the Company.

As of December 31, 2005, 371,250 stock options were issued leaving an unissued stock option balance of 128,750.

During the first quarter of 2003, the Company adopted, effective January 1, 2003, the provision of Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” an amendment of SFAS No. 123. The Company has adopted the “disclosure only” alternative described in SFAS 123 and SFAS 148 which require pro forma disclosure of net income and earnings per share as if fair value method of accounting had been applied. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, “Accounting for Stock Based Compensation”, the Company’s net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended December 31, 2005 and 2004:

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Net loss (as reported)	$(727,384)	$(1,124,668)

Deduct: Total stock based compensation expense determined
under the fair value based method for all awards granted
modified or settled during the period, net of related taxes	21,563	-

Pro forma net loss	$(748,947)	$(1,124,668)
Basic, as reported	$(.13)	$(.34)
Basic, pro forma	$(.13)	$(.34)

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options with the following assumptions used for grants during the years ended December 31, 2005 and 2004:

	2005	2004

Expected dividend yield	0%	0%
Risk-free interest rate	5%	4%
Annualized volatility	68%	0%

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

11. Stock Based Compensation and Warrants - continued

A summary of the stock options and warrants as of December 31, 2005 and changes during the periods is presented below:

	Year Ended December 31, 2005		Year Ended December 31, 2004

Stock options and warrants	Number of Options and Warrants	Weighted Average Exercise Price	Number of Options and Warrants	Weighted Average Exercise Price

Balance at beginning of year	338,250	$2.000	-	$-
Granted	286,250	0.868	711,000	0.988
Exercised	(217,500)	0.001	(360,000)	0.001
Forfeited	(35,750)	2.000	(12,750)	2.000
Balance at end of year	371,250	$2.299	338,250	$2.000

Options exercisable at end of year	66,375	$2.000	46,001	$2.000

Weighted average fair value of options and
warrants granted during the year		$1.37		$0.01

The following table summarizes information about employee stock options and warrants outstanding at December 31, 2005:

				Options and Warrants
Options and Warrants Outstanding				Exercisable

Range of Exercise Price	Number Outstanding December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2005	Weighted Average Exercise Price

$2.00	302,500	3.5 years	$2.00	66,375	$2.00
3.50	49,500	4.5 years	3.50	-	3.50
3.90	19,250	4.5 years	3.90	-	3.90
	371,250		$2.299	66,375	$2.000

Health Systems Solutions, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

12. Concentrations

Cash: The Company maintains cash balances with commercial financial institutions which at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.

Accounts Receivable: The Company’s largest customer represents 60.7% and 34.1% of the Company’s accounts receivable at December 31, 2005 and December 31,2004 respectively.

Revenue: The Company’s largest customer accounted for 45.0% and 31.7% of the Company’s revenue for the years ended December 31, 2005 and December 31, 2004 respectively.

13. Subsequent Events

Reverse Stock Split: The Company’s Board of Directors voted unanimously to authorize and recommend that stockholders approve a proposal to affect a reverse split. Pursuant to the reverse split, each two of the outstanding shares of common stock for shareholders of record on January 18, 2006 are automatically converted into one share of common stock. The reverse split does not alter the number of shares of Common Stock authorized but simply reduces the number of shares of Common Stock issued and outstanding. Further, holders of Series C Convertible Preferred Stock will receive half the number of shares of common stock upon conversion of their preferred stock, which such holders would have been able to receive upon conversion of their preferred shares immediately preceding the reverse split. The Amendment of the Articles of Incorporation was filed with the Nevada Secretary of State on February 21, 2006. The reverse stock split is presented retroactive for all periods presented.

 HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

Current assets:
Cash	$314,947
Accounts receivable, net of allowance for doubtful accounts
of $206,658	1,230,774
Prepaids and other current assets	213,534

Total current assets	1,759,255

Property and equipment, net of accumulated depreciation
and amortization of $509,083	284,061

Software development costs, net of accumulated amortization
of $2,273,614	3,741,259

Security deposits	23,484

Long term receivable from stockholder	71,177

Total assets	$5,879,236

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of capital lease obligation	$13,852
Accounts payable	308,691
Accrued expenses	249,461
Deferred revenue	708,897
Customer deposits	116,641
Note payable - bank	229,000
Current portion of loans payable	52,000
Reserve for customer refunds	312,782

Total current liabilities	1,991,324

Loans payable, net of current portion	289,447

Total liabilities	2,280,771

Stockholders' equity
Preferred Stock; 15,000,000 shares authorized;
Series C $2.00 Convertible; 4,625,000 authorized,
2,575,000 shares issued and outstanding	5,150,000
Common Stock; $.001 par value; 150,000,000 shares authorized;
6,075,907 shares issued and outstanding	6,076
Additional paid-in capital	13,106,020
Accumulated deficit	(14,663,631)

Total stockholders' equity	3,598,465

Total liabilities and stockholders' equity	$5,879,236

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net sales	$1,848,188	$1,074,744	$4,953,118	$3,031,004
Cost of sales	1,146,681	493,314	2,699,172	1,380,096

Gross profit	701,507	581,430	2,253,946	1,650,908

Operating expenses
Selling and marketing	559,205	161,008	1,154,985	527,554
Research and development	363,915	148,860	821,524	476,218
General and administrative	564,634	287,744	1,391,659	882,259
Depreciation and amortization	34,721	44,486	104,424	130,096
Interest	17,914	25,228	26,402	70,373

Total operating expenses	1,540,389	667,326	3,498,994	2,086,500

Net loss	(838,882)	(85,896)	(1,245,048)	(435,592)

Deemed preferred stock dividend	200,111	-	406,308	-

Net loss applicable to common shareholders	$(1,038,993)	$(85,896)	$(1,651,356)	$(435,592)

Basic and diluted net loss per share	$(0.17)	$(0.02)	$(0.28)	$(0.08)

Basic and diluted weighted average shares outstanding	6,075,907	5,398,390	5,850,690	5,457,456

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD JANUARY 1 , 2006
THROUGH SEPTEMBER 30, 2006
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2005	725,000	$1,450,000	5,615,905	$5,616	$12,638,839	$(13,012,275)	$1,082,180

Issuance of Series C Convertible Preferred Stock	1,850,000	3,700,000	-	-	-	-	3,700,000

Warrants Issued in Connection With Preferred Stock	-	-	-	-	406,308	(406,308)	-

Issuance of Common Stock by the Exercising of Warrants	-	-	360,000	360	360	-	720

Issuance of Common Stock to Members of VantaHealth	-	-	100,000	100	34,900	-	35,000

Issuance of Round-up Common Stock	-	-	2	-	-	-	-

Stock Based Compensation	-	-	-	-	25,614	-	25,614

Net Loss	-	-	-	-	-	(1,245,048)	(1,245,048)

Balance September 30, 2006	2,575,000	$5,150,000	6,075,907	$6,076	$13,106,020	$(14,663,631)	$3,598,465

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	Nine Months Ended
	September 30, 2006	September 30, 2005

Cash flows from operating activities:

Net loss	$(1,245,048)	$(435,592)

Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation expense	25,614	-
Depreciation and amortization of property and equipment	104,424	130,096
Amortization of software development costs	682,784	426,253
(Gain) or loss on fixed assets disposals	-	479
Changes in operating assets and liabilities:
Accounts receivable	(444,204)	(44,736)
Allowance for doubtful accounts	89,886	-
Royalties and referral fees receivable	(6,965)	450
Prepaid expenses and other current assets	(99,357)	(20,272)
Security deposits	-	(500)
Accounts payable	(326,613)	16,774
Accrued expenses	14,487	(9,261)
Deferred revenue	(249,818)	(139,876)
Reserve for customer refunds	(287,218)	-
Customer deposits	(5,153)	-

Net cash used in operating activities	(1,747,181)	(76,185)

Cash flow from investing activities:
Purchase of VantaHealth Technologies, LLC.	(1,034,973)	-
Purchase of CareKeeper Software, Inc.	(25,003)	-
Acquisition of cash	26,420	-
Purchase of property and equipment	(101,059)	(89,020)
Increase in software development costs	(604,395)	(138,079)

Net cash used in investing activities	(1,739,010)	(227,099)

Cash flow from financing activities:
Repayment of capital lease obligation	(12,424)	(10,009)
Repayment of loans payable	(261,088)	-
Proceeds from loans payable	-	200,000
Proceeds from the issuance of Common Stock	35,720	-
Proceeds from the issuance of Series C Preferred Stock	3,700,000	-

Net cash provided by financing activities	3,462,208	189,991

Decrease in cash	(23,983)	(113,293)

Cash, beginning of period	338,930	300,221

Cash, end of period	$314,947	$186,928

Supplemental cash flow data:
Cash paid during the period for interest expense	$26,402	$70,373

See accompanying notes to the consolidated financial statements.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

NOTE 1 - NATURE OF BUSINESS

Health Systems Solutions, Inc. (the “Company”), through its wholly owned subsidiaries, Healthcare Quality Solutions, Inc. (“HQS”) and CareKeeper Solutions, Inc. (“CKS”), designs, develops, markets, sells and supports web-based, management information and business intelligence services that assist home health care companies effectively manage the clinical, operational and financial aspects of their business.

NOTE 2 - BASIS OF PRESENTATION AND CONSOLIDATION

The accompanying unaudited consolidated financial statements and related notes have been prepared using accounting principles generally accepted in the United States of America for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, read the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. The results of operations for the nine-months ended September 30, 2006 are not necessarily indicative of the operating results that may be expected for the fiscal year ending December 31, 2006.

The consolidated financial statements include the accounts of the Company and its subsidiary. All material inter-company transactions and balances have been eliminated in consolidation.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock Based Compensation: As of September 30, 2006, 436,125 options were issued leaving an unmissed stock option balance of 63,875.

Effective January 1, 2006, the Company began recording compensation expense associated with stock-based awards and other forms of equity compensation in accordance with FASB

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

Statement No. 123-R, Share-Based Payment (“SFAS 123R”) as interpreted by SEC Staff Accounting Bulletin No. 107. The Company adopted the modified prospective transition method provided under SFAS 123R, and consequently has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock-based awards recognized in the third quarter of 2006 includes 1) quarterly amortization related to the remaining unvested portion of stock-based awards granted prior to January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of FASB No. 123, Accounting for Stock-Based Compensation (“SFAS 123”); and 2) quarterly amortization related to stock-based awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior to January 1, 2006, the Company accounted for stock-based awards using the “disclosure only” alternative described in SFAS 123 and FASB Statement No. 148, Accounting for Stock-Based Compensation.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options. The following assumptions were used for grants during the three months ended September 30, 2006 and 2005:

	2006	2005

Expected dividend yield	0.0%	0.0%
Risk-free interest rate	5.0%	5.0%
Expected volatility	163.3%	68.2%

The Company recorded $10,212 and $25,614 of stock-based compensation expense relative to stock options for the three and nine months ended September 30, 2006, respectively, in accordance with SFAS 123R. A summary of stock option activity for the nine months ended September 30, 2006 is presented as follows:

	Number of Options	Weighted Average Exercise Price

Balance at December 31, 2005	371,250	$2.299
Granted	162,875	0.493
Exercised	-	-
Forfeited	(98,000)	2.194
Balance at September 30, 2006	436,125	$1.648

Options exercisable at September 30, 2006	143,477	$1.791

Weighted average fair value of options granted during the year		$0.48

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

The following table summarizes information about employee stock options outstanding at September 30, 2006:

Options Outstanding				Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	June 30,	Exercise
Price	2006	Life	Price	2006	Price

$2.00	217,000	2.7 years	$2.00	101,750	$2.00
3.50	37,500	3.7 years	3.50	9,375	3.50
3.90	18,750	3.7 years	3.90	2,812	3.90
0.33	123,750	4.7 years	0.33	29,540	0.33
1.01	39,125	4.6 years	1.01	-	1.01
	436,125		$1.648	143,477	$1.791

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

The table below sets out the pro forma amounts of net income and earnings per share that would have resulted for the nine months ended September 30, 2005, if the Company had accounted for its stock options under the fair value recognition provisions of SFAS 123:

Nine Months Ended September 30, 2005

Net loss (as reported)	$(435,592)

Deduct: Total stock based compensation expense determined under the fair value based method for all awards granted
modified or settled during the period, net of related taxes	14,078

Pro forma net loss	$(449,670)
Basic, as reported	$(.08)
Basic, pro forma	$(.08)

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due it could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts, at which time the Company may need to provide additional allowances in excess of that currently provided.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

Recent Accounting Pronouncements: In June 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with this interpretation is a two step process. The first step is recognition : The enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement : A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to materially effect the Company’s financial position or results of operations.

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principals (GAAP), and expands disclosures about fair value measurements. The definition of fair value retains the exchange price notion in earlier definitions of fair value. The exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market would use in pricing the asset or liability. This Statement expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure the fair value and the effect of the measurements on earnings. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to materially effect the Company’s financial position or results of operations.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in the unrestricted net assets of a not-for-profit organization. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit post-retirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. As the Company does not currently have a defined benefit post-retirement plan, it does not expect to be impacted by the adoption of FAS 158.

Management does not believe that any recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 4 - PREFERRED STOCK PURCHASE AGREEMENT

On November 8, 2005, the Company entered into a Preferred Stock Purchase Agreement with its principal stockholder, Stanford International Bank Ltd. The Company agreed to issue to Stanford its Series C Convertible Preferred Stock at a price of $2.00 per share together with warrants to purchase 3/10 of a share of common stock for each share of Series C Preferred Stock purchased. Each share of Preferred Stock is convertible into one half share of Common Stock and is entitled to one half vote per share. In the event of liquidation, holders of the Series C Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any Common Stock, an amount equal to the Stated Value per share. The Warrants are exercisable at a price of $0.002 per share. At September 30, 2006, the Company has an availability of $500,000 to draw down under the Preferred Stock Purchase Agreement on two week’s notice and the agreement calls for an additional $3.6 million that may be sold to Stanford to provide it with funds to complete acquisitions or additional working capital uses that may be approved by Stanford in its sole discretion.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)
NOTE 5 - EQUITY TRANSACTIONS

From July 2006 through September 2006, the Company issued a total of 650,000 shares of its Series C Preferred Stock to its principal stockholder, Stanford International Bank Ltd. As required under the Preferred Stock Purchase Agreement, warrants to purchase an aggregate of 195,000 shares of the Company’s Common Stock were issued. Of the Series C Preferred Stock purchases, $200,111 has been attributed to the fair value of the warrants and included in additional paid in capital.

All 195,000 of the warrants were unexercised at September 30, 2006.

NOTE 6 - ACQUISITIONS

On April 6, 2006, VHT Acquisition Company (“VHT”), a wholly owned subsidiary of Healthcare Quality Solutions, Inc., consummated an Asset Purchase Agreement (the “Purchase Agreement”) with VantaHealth Technologies, LLC (“Vanta”) and the members of Vanta. Under the Purchase Agreement, VHT acquired substantially all of the assets of Vanta in consideration for: (a) $850,000 in cash, (b) the assumption of certain liabilities of Vanta in the approximate amount of $70,000, and (c) the issuance, to the members of Vanta, of an aggregate of 100,000 shares of the Company’s common stock.

In connection with the issuance of the Company’s Common Stock, the Company entered into a Lock Up Agreement with the members of Vanta. Under the Lock Up Agreement, the members of Vanta are prohibited from transferring the shares of the Company’s common stock for a period of three years expiring on April 1, 2009.

In connection with the acquisition of the assets of Vanta, VHT entered into a Transition Services Agreement with ZAC Capital Partners, LLC (“ZAC”). ZAC is a member of Vanta. Under the Transition Services Agreement, ZAC agreed to provide to VHT certain transition services for a period of 150 days after the closing including transition assistance with respect to existing clients, assistance with access to books and records, introduction to Vanta’s existing sales leads, assistance in connection with the collection of existing accounts receivable, and other services that VHT may reasonably request. In consideration of these services, VHT paid ZAC $100,000 on April 19, 2006.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

On May 15, 2006, the Company executed and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with all of the shareholders of Carekeeper Software, Inc. (“Carekeeper”). Under the Purchase Agreement, Carekeeper Solutions, Inc. (“CKS”), the Company’s wholly owned subsidiary, acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper: (a) the Company will make available to Carekeeper an operating line of credit in an amount of up to $1,500,000 to be made available at such times and in such amounts as the Company shall pre-approve and will be used solely to pay Carekeeper’s accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by us; (b) an earn out payment based on a percentage of Carekeeper’s operating revenues in 2006, 2007 and 2008; and (c) a contingent payment in the amount of up to 400,000 shares of the Company’s common stock based on Carekeeper achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

With respect to the earn out and contingent payments described above, the amounts of such payments will be based on the operating results of Carekeeper for the following periods: (i) May 15, 2006 through December 31, 2006, (ii) calendar year 2007 and (iii) calendar year 2008. The earn out amount will be based on a percentage of the gross operating revenues generated by Carekeeper from the sales of its products and services during these periods. With respect to the contingent payment of the Company’s shares of common stock described above, the former shareholders of Carekeeper will be entitled to receive up to a maximum of 400,000 shares in three installments over this period. The amount of each issuance of shares is based on Carekeeper achieving certain pre-approved milestones with respect to its operating revenues during these periods.

In connection with the possible issuance of the Company’s common stock under the terms of the Purchase Agreement, the Company entered into a Lock Up Agreement with each of the shareholders of Carekeeper. Under the Lock Up Agreement, the shareholders of Carekeeper are prohibited from transferring the shares of the Company’s common stock for a period of three years expiring on or about February 15, 2010.

In connection with this transaction, Carekeeper Solutions, Inc. entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of Carekeeper Solutions, Inc., for an initial term of three years. Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of Carekeeper Solutions, Inc., for an initial term of three years.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:

	CKS	VHT
Purchase price	$25,003	$1,034,973
Total assets	($242,122)	($129,965)
Total liabilities	$2,502,097	$411,351
Identifiable intangible assets	$2,284,978	$1,316,359

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Vanta and Carekeeper had occurred as of the following period:

	Nine months ended	Nine months ended
	September 30, 2005	September 30, 2006

Net revenues	$5,741,179	$5,990,101

Net loss applicable
to common shareholders	$(1,366,179)	$(2,478,198)

Basic and diluted
net loss per share	$(0.25)	$(0.42)

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

(Unaudited)

NOTE 7 - SUBSEQUENT EVENTS

On October 16 and October 20, 2006, the 195,000 outstanding warrants were exercised, 195,000 shares of Common Stock were issued by the Company and the Company received $390.00 representing the exercise price.

On October 30, 2006, the Company issued 200,000 shares of its Series C Preferred Stock to its principal shareholder, Stanford International Bank Ltd. As required under the Preferred Stock Agreement, warrants to purchase an aggregate of 60,000 of the Company’s Common Stock were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
VantaHealth Technologies, LLC.

We have audited the accompanying balance sheets of VantaHealth Technologies, LLC, as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in members' equity / deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VantaHealth Technologies, LLC. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

Sherb & Co., LLP Certified Public Accountants

New York, New York June 12, 2006

VANTAHEALTH TECHNOLOGIES, LLC
BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Current assets:
Cash	$36,782
Accounts receivable, net of allowance for doubtful accounts
of $34,000	221,524
Prepaids and other current assets	6,173

Total current assets	264,479

Property and equipment	6,676

Software development costs	-

Organization costs	-

Total assets	$271,155

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable	$95,894
Accrued expenses	18,240
Deferred revenue	456,551

Total current liabilities	570,685

Total members' deficit	(299,530)

Total liabilities and members' deficit	$271,155

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF OPERATIONS

	For The Year	For The Year
	Ended December 31,	Ended December 31,
	2005	2004

Net sales	$547,205	$877,139
Cost of sales	97,262	85,438

Gross profit	449,943	791,701

Operating expenses
Selling and marketing	242,666	252,504
Research and development	160,187	55,154
General and administrative	266,790	409,635
Depreciation and amortization	15,084	16,570

Total operating expenses	684,727	733,863

Net operating income / (loss)	(234,784)	57,838

Net income / (loss)	$(234,784)	$57,838

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY
FOR THE PERIOD JANUARY 1 , 2004
THROUGH DECEMBER 31, 2005

Total
Members' Equity

Balance December 31, 2003	$415,416

Distributions	(398,000)

Net Income	57,838

Balance, December 31, 2004	$75,254

Distributions	(140,000)

Net loss	(234,784)

Balance December 31, 2005	$(299,530)

See accompanying notes to the financial statements.

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended December 31,	Ended December 31,
	2005	2004

Cash flows from operating activities:

Net income (loss)	$(234,784)	$57,838

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization of property and equipment	-	1,485
Amortization of software development costs	15,000	15,000
Amortization of organization costs	84	85
Changes in operating assets and liabilities:
Accounts receivable	147,676	41,727
Allowance for doubtful accounts	10,395	19,110
Prepaid expenses	(3,664)	222
Accounts payable	54,984	29,196
Accrued expenses	3,786	12,954
Deferred revenue	98,784	299,910

Net cash provided by operating activities	92,261	477,527

Cash flow from investing activities:
Purchase of property and equipment	-	(6,466)

Net cash used in investing activities	-	(6,466)

Cash flow from financing activities:
Distributions to members	(140,000)	(398,000)

Net cash used in financing activities	(140,000)	(398,000)

Increase / (decrease) in cash	(47,739)	73,061

Cash, beginning of year	84,521	11,460

Cash, end of year	$36,782	$84,521

See accompanying notes to the financial statements.

VantaHealth Technologies, LLC
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

 1. Description of Business

VantaHealth Technologies, LLC (“Vanta”) assists homecare businesses manage their daily operations. Vanta’s The Analyzer product provides decision support information based on the analysis of financial data extracted from the home healthcare company’s billing system.

Vanta is a Limited Liability Corporation, equally owned, between Rivendale Technologies, Inc. and ZA Consulting, LLC and was formed December 7, 2000, in the Commonwealth of Pennsylvania.

2. Summary of Significant Accounting Policies

Basis of presentation: The accompanying financial statements which present the results of operations of Vanta for the years ended December 31, 2005 and 2004 have been prepared using accounting principles generally accepted in the United States of America.

Allowance for doubtful accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due it could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts and at which time the Company may need to provide additional allowances in excess of that currently provided.

 Cash and cash equivalents: The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and five years for proprietary software. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of five years. The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount that the unamortized software development costs exceed net realizable value.

VantaHealth Technologies, LLC
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

Impairment of long-lived assets: In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2005 no long-lived assets were impaired.

Concentration of credit risk: Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.

Income taxes: The Company is registered in Pennsylvania as a limited liability company. A state registered limited liability company is treated for Federal income tax purposes as a partnership. A partnership is not subject to corporate Federal income tax because the earnings and losses are reported directly by the members of the limited liability company on their individual income tax returns. As such, the Company has not recorded any federal or state tax liabilities as of December 31, 2005.

Revenue recognition and deferred revenue: The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the system or service, we defer revenue until all acceptance criteria have been met. Service or subscription revenue is deferred and recognized ratably over the service or subscription period obligations, which are typically one year. Cash payments received in advance of product, service or subscription are recorded as deferred revenue. Typical sales terms would be 30 days from the date of invoice.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the year ended December 31, 2005 were $66,485, and for the year ended December 31, 2004 were $43,785, and are included in selling and marketing expenses in the accompanying statements of operations.

Research and development costs: The Company expenses all research and development expenses, which consist of payroll and other related costs, as incurred. Research and development costs for the year ended December 31, 2005 were $160,187 and for the year ended December 31, 2004 were $55,154.

Financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued expenses and deferred revenue approximate fair value as of December 31, 2005, due to the relatively short maturity of the instruments.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 VantaHealth Technologies, LLC
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

3. Property and Equipment and Software Development Costs

Property and equipment and software development costs consist of the following:

December 31, 2005
($ In Thousands)

Computer equipment	$9
Less accumulated depreciation and amortization	2

Total	$7

Software development costs	$75

Less accumulated amortization	75

Total	$-

Depreciation expense for property and equipment for the years ended December 31, 2004 and December 31, 2005 for the Company was $1,485 and $0 respectively.

Amortization expense for software development costs for the years ended December 31, 2004 and December 31, 2005 for the Company was $15,000 and $15,000 respectively.

4. Employee Savings Plans

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the maximum amount allowed by law. The Company matches 25% of the first 6% of salary the participants contribute.

5. Concentrations

Cash: The Company maintains cash balances with commercial financial institutions which at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.

6. Related Party Transaction

Office space is provided, at no cost, by the Company’s members.

In 2003, The Company purchased software development costs from one of its members for $75,000.

7. Subsequent Events

On April 6, 2006, VHT Acquisition Company (“VHT”), a wholly owned subsidiary of Healthcare Quality Solutions, Inc., consummated an Asset Purchase Agreement with VantaHealth Technologies, LLC (“Vanta”) and the members of Vanta. Under the Asset Purchase Agreement, VHT acquired substantially all of the assets of Vanta in consideration for $950,000 in cash, the assumption of certain liabilities of Vanta in the approximate amount of $70,000, and the issuance, to the members of Vanta, of an aggregate of 100,000 shares of the Company’s common stock.

 VantaHealth Technologies, LLC
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

In connection with the issuance of the Company’s common stock, the Company entered into a Lock -Up Agreement with the members of Vanta. Under the Lock-Up Agreement, the members of Vanta are prohibited from transferring the shares of common stock for a period of three years expiring April 1, 2009.

In connection with the acquisition of the assets of Vanta, VHT entered into a Transition Services Agreement with ZAC Capital Partners, LLC (“ZAC”). ZAC is a member of Vanta. Under the Transition Services Agreement, ZAC agreed to provide VHT certain transition services for a period of 150 days after the closing including transition assistance with respect to existing clients, assistance with access to books and records, introduction to Vanta’s existing sales leads, assistance in connection with the collection of existing accounts receivable and other services that VHT may reasonably request. In consideration of these services, VHT will pay ZAC $100,000 on or before April 20, 2006.

VANTAHEALTH TECHNOLOGIES, LLC
BALANCE SHEET
APRIL 6, 2006
(unaudited)

ASSETS

Current assets:
Cash	$93
Accounts receivable, net of allowance for doubtful accounts
of $37,546	125,214
Prepaids and other current assets	16,570

Total current assets	141,877

Property and equipment	3,886

Software development costs	-

Organization costs	-

Total assets	$145,763

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable	$57,053
Accrued expenses	12,715
Deferred revenue	327,972

Total current liabilities	397,740

Total members' deficit	(251,977)

Total liabilities and members' deficit	$145,763

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF OPERATIONS

	January 1, 2006	January 1, 2005
	Through	Through
	April 6, 2006	April 6, 2005
	(unaudited)	(unaudited)

Net sales	$246,782	$162,796
Cost of sales	25,325	33,468

Gross profit	221,457	129,328

Operating expenses
Selling and marketing	52,887	31,972
Research and development	41,513	30,805
General and administrative	76,714	62,062
Depreciation and amortization	2,790	3,771

Total operating expenses	173,904	128,610

Net income	$47,553	$718

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENT OF CHANGES IN MEMBERS' DEFICIT
FOR THE PERIOD JANUARY 1 , 2006
THROUGH APRIL 6, 2006
(Unaudited)

Total
Members' Equity

Balance December 31, 2005	(299,530)

Distributions	0

Net income	47,553

Balance April 6, 2006 (unaudited)	$(251,977)

VANTAHEALTH TECHNOLOGIES, LLC
STATEMENTS OF CASH FLOWS

	January 1, 2006	January 1, 2005
	Through	Through
	April 6, 2006	April 6, 2005
	(unaudited)	(unaudited)

Cash flows from operating activities:

Net income	$47,553	$718

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,790	-
Amortization of software development costs	-	3,750
Amortization of organization costs	-	21
Changes in operating assets and liabilities:
Accounts receivable	92,764	229,088
Allowance for doubtful accounts	3,546	2,110
Prepaid expenses	(10,398)	(6,692)
Accounts payable	(38,840)	(18,072)
Accrued expenses	(5,525)	(5,256)
Deferred revenue	(128,579)	(109,774)

Net cash (used in) provided by operating activities	(36,689)	95,893

Cash flow from financing activities:
Distributions to members	-	(140,000)

Net cash used in financing activities	-	(140,000)

Decrease in cash	(36,689)	(44,107)

Cash, beginning of year	36,782	84,521

Cash, end of period	$93	$40,414

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Carekeeper Software, Inc.

We have audited the accompanying balance sheets of Carekeeper Software, Inc. as of December 31, 2005 and 2004 and the related statements of operations, shareholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carekeeper Software, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

Sherb & Co., LLP Certified Public Accountants

New York, New York
August 18, 2006

CAREKEEPER SOFTWARE, INC.
BALANCE SHEETS
DECEMBER 31, 2005

ASSETS

Current assets:
Cash	$9,829
Accounts receivable, net of allowance for doubtful accounts
of $16,751	428,073
Prepaids and other current assets	19,278

Total current assets	457,180

Property and equipment, net of accumulated depreciation
and amortization of $514,352	35,915

Software development costs, net of accumulated amortization
of $429,161	821,652

Receivable due from stockholder	71,177

Total assets	$1,385,924

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$614,387
Accrued expenses	23,717
Customer deposits	88,500
Deferred revenue	444,082
Current portion of capital lease obligation	3,380
Current portion of long-term debt	10,445
Note payable - bank	229,000
Due to Health Systems Solutions, Inc.	-
Loans from stockholders	85,089
Loan payable - factor	12,438
Reserve for customer refunds	600,000

Total current liabilities	2,111,038

Capital lease obligation, net of current portion	1,079

Long-term debt, net of current portion	-

Total liabilities	2,112,117

Stockholders' deficit
Common Stock; $1.00 par value; 5,000,000 shares authorized;
924,750 shares issued and outstanding	924,750
Stock subscriptions receivable	(632,583)
Accumulated deficit	(1,018,360)

Total stockholders' deficit	(726,193)

Total liabilities and stockholders' deficit	$1,385,924

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF OPERATIONS

	For The Year	For The Year
	Ended December 31,	Ended December 31,
	2005	2004

Net sales	$3,134,615	$3,453,196
Cost of sales	731,650	1,012,638

Gross profit	2,402,965	2,440,558

Operating expenses
Selling and marketing	772,331	741,830
Research and development	523,976	354,255
General and administrative	1,377,310	1,369,282
Depreciation and amortization	63,857	50,736
Interest	48,898	24,089

Total operating expenses	2,786,372	2,540,192

Net loss	$(383,407)	$(99,634)

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

					Total
	Common Stock		Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Receivable	Deficit	Deficit

Balance, December 31, 2003	924,750	$924,750	$(632,583)	$(535,319)	$(243,152)

Net (Loss)	-	-	-	(99,634)	(99,634)

Balance, December 31, 2004	924,750	$924,750	$(632,583)	$(634,953)	$(342,786)

Net (Loss)	-	-	-	(383,407)	(383,407)

Balance, December 31, 2005	924,750	$924,750	$(632,583)	$(1,018,360)	$(726,193)

See accompanying notes to the financial statements.

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended December 31,	Ended December 31,
	2005	2004

Cash flows from operating activities:

Net loss	$(383,407)	$(99,634)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization of property and equipment	39,648	49,410
Amortization of software development costs	25,027	38,744
Changes in operating assets and liabilities:
Accounts receivable	(13,122)	261,820
Allowance for doubtful accounts	10,115	(10,305)
Employee advances	(9,445)	15,484
Prepaid expenses	4,572	(9,850)
Accounts payable	467,263	(67,980)
Accrued expenses	(13,153)	(3,086)
Customer deposits	(8,166)	58,070
Deferred revenue	(42,429)	(213,155)
Reserve for customer refunds	600,000	-

Net cash provided by operating activities	676,901	19,518

Cash flow from investing activities:
Purchase of property and equipment	(25,608)	(37,732)
Increase in software development costs	(771,597)	(60,256)

Net cash used in investing activities	(797,205)	(97,988)

Cash flow from financing activities:
Proceeds from receivable due from stockholder	24,855	2,363
Repayment of capital lease obligation	(15,864)	(21,346)
Proceeds from (repayment of) loans from stockholders	69,392	10,329
Proceeds from (repayment of) loan payable - factor	11,676	762
Proceeds from advances from Health Systems Solutions	-	-
Repayment of loans payable	10,445	11,000

Net cash provided by financing activities	100,504	3,108

Decrease in cash	(19,800)	(75,362)

Cash, beginning of period	29,629	104,991

Cash, end of period	$9,829	$29,629

Supplemental cash flow data:
Cash paid during the period for interest expense	$48,898	$24,089

See accompanying notes to the financial statements.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

 1. Description of Business

Carekeeper Software, Inc. (“Carekeeper”), founded in 1986, is the largest supplier of operational software to private duty homecare and nurse staffing providers. The Carekeeper software integrates scheduling, billing, and payroll with the ability to interface to several accounting systems. Carekeeper delivers software using both: (i) a software license model where the Carekeeper software is purchased up front and is installed on customer-owned servers under the customer’s control, and (ii) a software as a service model (SaaS) or hosting model where customers use their standard personal computers and Microsoft Internet Explorer and access the internet to utilize the Carekeeper software. The integration of operations through a single user interface, coupled with extensive reporting, enable agencies to reduce costs, improve employee retention, and deliver quality care. Carekeeper is a Microsoft Certified Solutions Provider.

2. Summary of Significant Accounting Policies

Basis of presentation: The accompanying financial statements which present the results of operations of Carekeeper for the years ended December 31, 2005 and 2004 have been prepared using accounting principles generally accepted in the United States of America.

 Allowance for doubtful accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectibilty of customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the Company’s historical experience, the Company’s estimates of the recoverability of amounts due could be adversely affected. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not be received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates. Changes may occur in the future, which may require the Company to reassess the collectibility of amounts and at which time the Company may need to provide additional allowances in excess of that currently provided.

 Cash and cash equivalents: The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and purchased software and five years for furniture and fixtures. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes certain costs of software developed or obtained for internal use in accordance with AICPA SOP 98-1, Accounting for the Costs of Corporate Software Developed or Obtained for Internal Use (“SOP 98-1”). Capitalized costs are ratably amortized using the straight-line method, over the estimated useful lives of the related applications of three years. The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount that the unamortized software development costs exceed net realizable value.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

Impairment of long-lived assets: In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. At December 31, 2005 no long-lived assets were impaired.

Concentration of credit risk: Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.

Income taxes: The shareholders of Carekeeper Software, Inc. elected to be taxed as an S Corporation, as defined in the Internal Revenue Code. Such status was also elected for state tax purposes. Under this status, taxable income is passed through and taxed at the shareholder level, rather than at the corporate level. The Partnership provides for no federal and local income taxes because net income or loss is flowed through and taxed at the individual partner level.

Revenue recognition and deferred revenue: The Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the system or service, the Company defers revenue until all acceptance criteria have been met.

The Company generates recurring revenue from outsourcing services such as software hosting and the sale of maintenance and support for its proprietary software products. Recurring services revenue is billed and recognized monthly over the contract term, typically two to three years. Recurring software maintenance revenue is typically based on one-year renewable contracts. Software maintenance and support revenues are recognized ratably over the contract period. Cash payments received in advance or at the beginning of a contract are recorded as deferred revenue.

The Company generates non-recurring revenue from the licensing of its software. Under SOP 97-2, software license revenue is recognized upon the execution of a license agreement, upon delivery of the software, when fees are fixed and determinable, when collection is probable and when all other significant obligations have been fulfilled. For software license agreements that require significant customizations or modifications of the software, revenue is recognized as the customization services are performed. The Company also generates non-recurring revenue from implementation fees and training services and this revenue is charged to customers on a fee basis usually based upon time spent. Software license fees and implementation fees revenue is recognized in the month the customer goes live and training revenue in the month the service is performed.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the year ended December 31, 2005 were $148,445, and for the year ended December 31, 2004 were $137,566, and are included in selling and marketing expenses in the accompanying statements of operations.

Research and development costs: The Company expenses all research and development costs, which consist of payroll and other related costs, as incurred. Research and development costs for the year ended December 31, 2005 were $523,976 and for the year ended December 31, 2004 were $354,255.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

Financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses, customer deposits, and deferred revenue approximate fair value as of December 31, 2005, due to the relatively short maturity of the instruments.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Property and Equipment and Software Development Costs

Property and equipment and software development costs consist of the following:

	December 31, 2005	December 31, 2004

Furniture and fixtures	$120,637	$111,406
Computer equipment	335,425	319,049
Purchased computer software	94,205	94,205
Less accumulated depreciation and amortization	514,352	474,704

Total	$35,915	$49,956

Software development costs	$1,250,813	$479,935

Less accumulated amortization	429,161	404,134

Total	$821,652	$75,081

Depreciation expense for property and equipment for the years ended December 31, 2004 and December 31, 2005 for the Company was $49,407 and $39,648, respectively.

Amortization expense for software development costs for the years ended December 31, 2004 and December 31, 2005 for the Company was $38,744 and $25,027, respectively.

4. Employee Savings Plans

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to the maximum amount allowed by law. At its discretion, the Company matches 100% of the first 4% of salary the participants contribute.

5. Concentrations

Cash: The Company maintains cash balances with commercial financial institutions which at times, may exceed the FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

6. Contingencies

Operating Leases: The Company leases its office space in Atlanta, Georgia. Rent expense totaled $187,181 and $180,823 for the years ended December 31, 2005 and 2004 and is included in general and administration expenses in the accompanying financial statements. The Company’s lease has a duration through June, 2007 with monthly payments approximating $11,000.

Legal Proceedings: The Company is currently not a party to any material litigation which is not incidental to the ordinary course of its business and operations. In the ordinary course of business, the Company is from time to time involved in various pending legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial condition and / or results of operations of the Company. However, in the opinion of the Company’s management, matters currently pending or threatened against the Company are not expected to have a material adverse effect on the financial position or results of operations of the Company.

7. Due from Stockholder

At December 31, 2005 and 2004, the Company had a receivable due from a stockholder in the amounts of $71,177 and $96,031, respectively, representing unsecured advances to a related entity, which are non-interest bearing and due on demand.

8. Notes Payable - Bank

The Company has a demand commercial loan with Wachovia Bank with a balance of $229,000 at December 31, 2005 and 2004. Interest on the loan is at the Bank’s prime rate (7.25% at December 31, 2005) plus 0.5% per annum and the loan is collateralized by security provided by a stockholder in the form of a money market account. The note is due and payable in consecutive monthly payments of accrued interest only, commencing August 15, 2005.

9. Long-Term Debt

The Company has a note payable to Xpanxion, LLC, the Company’s software vendor, in the amount of $343,417 at April 30, 2006 (unaudited). Interest on the loan is at a rate equal to the Wall Street Journal Prime Rate of interest (7.75% at April 30, 2006) plus four percent (4%). The note is secured by a security interest in the Company’s software products. The note is payable at the rate of $1,000 per week, including interest, with the final payment on June 10, 2022.

Principal payments for the subsequent five years are as follows:

April 30, 2007	$8,608
April 30, 2008	$9,949
April 30, 2009	$11,133
April 30, 2010	$12,457
April 30, 2011	$13,938

Included in accounts payable at December 31, 2005 is $389,892 owed to the Company’s software developer. Such amount was converted to a note payable on January 10, 2006.

10. Reserve for Customer Refunds

At December 31, 2005, the Company set up an accrual for customer refunds in the amount of $600,000. This accrual is to cover the potential refunds that will need to be made to six dissatisfied customers who had paid for the product.

Carekeeper Software, Inc.
Notes to Financial Statements
Years Ended December 31, 2005 and 2004

11. Loans from Stockholders

At December 31, 2005 and 2004 loans from stockholders, which represents advances from the two principal stockholders, totaled $85,089 and $15,696, respectively. At April 30, 2006, loans from stockholders totaled $256,708. Of this amount, $142,708 represents advances from the two principal stockholders and $114,000 is an interest bearing note from a minority stockholder. All of the stockholders’ loans were repaid subsequent to the May 15, 2006 stock purchase agreement with Health Systems Solutions, Inc.

12. Advance from Health Systems Solutions, Inc.

On April 27, 2006, Health Systems Solutions, Inc. advanced the Company $175,000 to assist in its cash requirements needs until the stock purchase agreement between the two parties was completed on May 15, 2006.

13. Subsequent Events

On May 15, 2006, Health Systems Solutions, Inc. (“HSS”) executed and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with all of the shareholders of Carekeeper Software, Inc. Under the purchase agreement, Carekeeper Solutions, Inc., a wholly owned subsidiary of HSS, acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper: (a) HSS will make available to Carekeeper an operating line of credit in an amount up to $1,500,000 to be made available at such times and in such amounts as HSS shall pre-approve and will be used solely to pay Carekeeper’s accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by HSS; (b) an earnout payment based on a percentage of Carekeeper’s operating revenues in 2006, 2007 and 2008; and (c) a contingent payment in the amount of up to 400,000 shares of HSS’ common stock based on Carekeeper achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

In connection with the Purchase Agreement, Carekeeper Solutions, Inc. entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The agreement also provides for annual bonuses as determined by HSS’ Board of Directors and options to purchase 15,000 share of HSS’ common stock.

Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by HSS’ Board of Directors and options to purchase 7,500 shares of HSS’ common stock.

CAREKEEPER SOFTWARE, INC.
BALANCE SHEETS
May 16, 2006
(unaudited)

ASSETS

Cash	$15,419
Accounts receivable, net of allowance for doubtful accounts
of $14,876	118,464
Prepaids and other current assets	28,645

Total current assets	162,528

Property and equipment, net of accumulated depreciation
and amortization of $523,180	30,203

Software development costs, net of accumulated amortization
of $561,561	857,969

Receivable due from shareholder	71,177

Total assets	$1,121,877

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$146,632
Accrued expenses	24,821
Customer deposits	121,794
Deferred revenue	437,411
Current portion of capital lease obligation	2,663
Current portion of long-term debt	52,000
Note payable - bank	229,000
Due to Health Systems Solutions, Inc.	330,000
Loans from stockholders	255,543
Reserve for customer refunds	600,000

Total current liabilities	2,199,864

Long-term debt, net of current portion	291,417

Total liabilities	2,491,281

Stockholders' deficit
Common Stock; Class A and B; 5,000,000 shares authorized;
924,750 shares issued and outstanding	924,750
Stock subscriptions receivable	(632,583)
Accumulated deficit	(1,661,571)

Total stockholders' deficit	(1,369,404)

Total liabilities and stockholders' deficit	$1,121,877

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF OPERATIONS

	January 1, 2006	January 1, 2005
	Through	Through
	May 16, 2006	May 16, 2005
	(unaudited)	(unaudited)

Net sales	$790,201	$1,054,391
Cost of sales	422,061	247,058

Gross profit	368,140	807,333

Operating expenses
Selling and marketing	306,868	266,899
Research and development	200,316	210,237
General and administrative	458,453	236,531
Depreciation and amortization	8,828	12,618
Interest	36,886	10,543

Total operating expenses	1,011,351	736,828

Net income (loss)	$(643,211)	$70,505

Income (loss) per share	$(0.70)	$0.08

Weighted average shares outstanding	924,750	924,750

CAREKEEPER SOFTWARE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD JANUARY 1, 2006 THROUGH MAY 16, 2006
(Unaudited)

					Total
	Common Stock		Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Receivable	Deficit	Deficit

Balance, December 31, 2005	924,750	$924,750	$(632,583)	$(1,018,360)	$(726,193)

Net (Loss) (unaudited)	-	-	-	(643,211)	(643,211)

Balance, May 16, 2006 (unaudited)	924,750	$924,750	$(632,583)	$(1,661,571)	$(1,369,404)

CAREKEEPER SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

	January 1, 2006	January 1, 2005
	Through	Through
	May 16, 2006	May 16, 2005
	(unaudited)	(unaudited)

Cash flows from operating activities:

Net income (loss)	$(643,211)	$70,505

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization of property and equipment	8,828	11,216
Amortization of software development costs	132,400	-
Changes in operating assets and liabilities:
Accounts receivable	311,485	(22,149)
Allowance for doubtful accounts	(1,875)	5,452
Employee advances	7,616	(2,284)
Prepaid expenses	(16,983)	(24,288)
Accounts payable	(77,864)	263,087
Accrued expenses	1,105	(13,587)
Customer deposits	33,294	(84,720)
Deferred revenue	(6,671)	13,473

Net cash (used in) provided by operating activities	(251,876)	216,705

Cash flow from investing activities:
Purchase of property and equipment	(3,116)	(6,005)
Increase in software development costs	(168,718)	(234,341)

Net cash used in investing activities	(171,834)	(240,346)

Cash flow from financing activities:
Proceeds from receivable due from shareholder	-	12,411
Repayment of capital lease obligation	(1,795)	(9,065)
Proceeds from loans from stockholders	170,454	(10,372)
Repayment of loan payable - factor	(12,438)	23,902
Proceeds from advances from Health Systems Solutions	330,000	-
Repayment of loans payable	(56,921)	-

Net cash provided by financing activities	429,300	16,876

Increase (decrease) in cash	5,590	(6,765)

Cash, beginning of period	9,829	29,629

Cash, end of period	$15,419	$22,864

Supplemental cash flow data:
Cash paid during the period for interest expense	$36,886	$10,543

INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2006 reflects the acquisitions of Vanta Health Technologies, Inc. and Carekeeper Solutions, Inc. as if the acquisition had occurred on January 1, 2006. The unaudited pro forma consolidated statements of operations for the twelve months ended December , 2005 reflect the acquisitions of Vanta Health Technologies, Inc. and Carekeeper Solutions, Inc. as if those acquisitions had occurred on January 1, 2005.

The pro forma adjustments are based upon available information and certain assumptions that Health Systems Solutions’ management believes is reasonable. The unaudited pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or the expected financial position or results of operations in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with Health Systems Solutions’ separate historical consolidated financial statements and notes thereto as filed with the United States Securities and Exchange Commission. In management's opinion, all material adjustments necessary to reflect the effect of this transaction have been made.

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For The Nine Months Ended September 30, 2006
	Health Systems Solutions, Inc	VHT Acquisition Company formerly Vanta Health Technologies, LLC.	Carekeeper Solutions, Inc. formerly Carekeeper Software, Inc.	Pro- Forma Adjustments	Pro- Forma Combined

Net sales	$4,953,118	$246,782	$790,201	$-	$5,990,101
Cost of sales	2,699,172	25,325	473,172	231,183	3,428,852

Gross profit	2,253,946	221,457	317,029	(231,183)	2,561,249

Operating expenses
Selling and marketing	1,154,985	52,887	346,155	-	1,554,027
Research and development	821,524	41,513	210,764	-	1,073,801
General and administration	1,391,659	76,714	365,696	-	1,834,069
Depreciation and amortization	104,424	2,790	8,828	-	116,042
Interest	26,402	-	28,796	-	55,198

Total operating expenses	3,498,994	173,904	960,239	-	4,633,137

Net loss	(1,245,048)	47,553	(643,210)	(231,183)	(2,071,888)

Deemed preferred stock dividend	406,308	-	-	-	406,308

Net loss applicable to common stockholders	$(1,651,356)	$47,553	$(643,210)	$(231,183)	$(2,478,196)

Basic and diluted net loss per share	$(0.28)				$(0.42)

Basic and diluted weighted average shares outstanding	5,850,690				5,850,690

HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For The Twelve Months Ended December 31, 2005
	Health Systems Solutions, Inc	Vanta Health Technologies, LLC.	Carekeeper Software, Inc.	Pro- Forma Adjustments	Pro- Forma Combined

Net sales	$4,212,819	$547,205	$3,134,615	$-	$7,894,639
Cost of sales	1,941,735	97,262	731,650	-	2,770,647

Gross profit	2,271,084	449,943	2,402,965	-	5,123,992

Operating expenses
Selling and marketing	660,037	242,666	772,331	-	1,675,034
Research and development	629,473	160,187	523,976	-	1,313,636
General and administration	1,221,470	266,790	1,377,310	-	2,865,570
Depreciation and amortization	167,713	15,084	63,857	823,531	1,070,185
Interest	81,986	-	48,898	-	130,884

Total operating expenses	2,760,679	684,727	2,786,372	823,531	7,055,309

Net loss	(489,595)	(234,784)	(383,407)	(823,531)	(1,931,317)

Deemed preferred stock dividend	237,789	-	-	-	237,789

Net loss applicable to common stockholders	$(727,384)	$(234,784)	$(383,407)	$(823,531)	$(2,169,106)

Basic and diluted net loss per share	$(0.13)				$(0.40)

Basic and diluted weighted average shares outstanding	5,449,138				5,449,138

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

417,544 Shares

Health Systems Solutions, Inc.

PROSPECTUS

January 31, 2007

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Nevada Revised Statutes (the "Revised Statutes") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify its directors and officers to the fullest extent permitted by the Revised Statutes.

The provisions of the Revised Statutes that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Nevada securities laws.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$46.59
Legal Fees and Expenses*	60,000.00
Accounting Fees and Expenses*	5,000.00
Financial Printing*	5,000.00
Transfer Agent Fees*	1,000.00
Blue Sky Fees and Expenses*	1,000.00
Miscellaneous*	5,000.00
TOTAL	$77,046.59

* Estimated

None of the foregoing expenses are being paid by the selling shareholders.

Item 26.  Recent Sales of Unregistered Securities

Effective July 6, 2004, our company agreed to issue an aggregate of 242,500 incentive stock options under our 2003 Management and Director Equity Incentive and Compensation Plan to 44 employees of our company. In addition, the company issued non-qualified stock options to purchase 75,000 shares of our Common Stock under the plan to B.M. Milvain. We issued an additional 33,500 options to 14 employees on August 3, 2004. All options have an exercise price of $2.00 per share and vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment by our company subsequent to January 1, 2004. The options terminate upon the earlier of June 1, 2009 or as provided under the plan. The Company also issued Mr. Milvain 75,000 shares of restricted Common Stock subject to certain vesting provisions. The securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting their transferability absent registration or applicable exemption. The employees had information concerning our company and had the opportunity to ask questions concerning our company.

Pursuant to a warrant purchase agreement dated July 6, 2004, we issued warrants to purchase an aggregate of 360,000 shares of our Common Stock to Stanford and its assignees. The warrants are exercisable at $0.002 per share on or before June 30, 2009. The warrants contain a legend restricting their transferability absent registration or applicable exemption. The warrant holders had information concerning our company and had the opportunity to ask questions concerning our company. The warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

On July 6, 2004, we received a notice of conversion from Stanford relating to our shares of Series A Preferred Stock and Series B Preferred Stock held by Stanford. Pursuant to the conversion notice, we issued Stanford an aggregate of 1,797,543 shares of our Common Stock. Subsequent to the conversion of these preferred shares, no shares of our Preferred Stock remain outstanding. The shares of Common Stock issued pursuant to the conversion were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Common Stock issued pursuant to the conversion contain a legend restricting the transferability absent registration or applicable exemption. Stanford had information concerning our company and had the opportunity to ask questions concerning our company.

Effective July 6, 2004, we entered into an agreement to issue 225,000 shares of our Common Stock to American Capital Ventures that was reduced to 112,500 shares pursuant to an amendment and restatement of the agreement entered into on August 5, 2004 in consideration for investor relations services to be provided by American Capital Ventures. Shares of Common Stock issued to American Capital Ventures were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

On August 12, 2004, we issued 180,000 shares of our Common Stock to four individuals pursuant to the exercise of warrants held by these individuals. The individuals were assigned the warrants from Stanford. The warrants were exercisable at $.002 per share. The shares of Common Stock issued to these individuals were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Common Stock contain a legend restricting the transferability absent registration or applicable exemption. The warrant holders had access to information concerning our company and had the opportunity to ask questions concerning our company.

On September 8, 2004, we issued 180,000 shares of our Common Stock to Stanford pursuant to the exercise of warrants held by Stanford. The warrants were exercisable at $.002 per share. The shares of Common Stock issued to Stanford were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Common Stock contain a legend restricting the transferability absent registration or applicable exemption. Stanford had access to information concerning our company and had the opportunity to ask questions about our company.

On March 28, 2005, we issued incentive stock options to purchase an aggregate of 49,500 shares of our Common Stock to 5 employees under our 2003 Management and Director Equity Incentive and Compensation Plan. The options are exercisable at $3.50 per share and vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005. The options expire on the earlier of June 1, 2010 or the employee leaving our company. The options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The options contain legends restricting their transferability absent registration or applicable exemption.

We issued 125,001 shares of our Common Stock to Deluxe Investment Company which were subject to an escrow agreement which provided, among other things, that if we did not receive third party financing from sources other than Stanford on or before October 22, 2004 that the 250,000 shares of our Common Stock held by Deluxe would be immediately returned to our company and cancelled. As required under the escrow agreement, on November 10, 2004, we sent the escrow agent a demand for the shares. On or about May 5, 2005, the certificates representing the shares were tendered to the company’s transfer agent and cancelled.

On May 9, 2005, we issued incentive stock options to purchase an aggregate of 9,250 shares of our Common Stock to four employees under our 2003 Management and Director Equity Incentive and Compensation Plan (the “Plan”). The options are exercisable at $3.90 per share and vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005. The options expire on the earlier of June 1, 2010 or the employee leaving our company. On May 9, 2005, we also issued non-qualified stock options to purchase an aggregate of 10,000 shares of Common Stock to our two outside directors. Such options shall have an exercise price of $3.90 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of board membership subsequent to May 9, 2005, with the unexercised portion of such respective options to expire June 1, 2010 or should the director leave our board. The options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The options contain a legend restricting their transferability absent registration or exemption. The employees had access to information about our company and had the opportunity to ask questions about our company at the time of the option issuance.

On November 8, 2005, we entered into a Preferred Stock Purchase Agreement with Stanford International Bank Limited, our principal Shareholder, pursuant to which Stanford purchased 675,000 shares of our Series C Convertible Preferred Stock at a price of $2.00 per share at the initial closing and received warrants to purchase 202,500 shares of Common Stock exercisable at $0.002 per share. Stanford also agreed to purchase 250,000 additional shares of Preferred Stock on the same terms to the extent requested by us on two weeks notice. Each share of Preferred Stock is convertible into one share of our Common Stock and is entitled to one vote per share. Stanford has the right at any time within two years of the initial closing to purchase an additional 3,700,000 shares of Preferred Stock at $2.00 per share and to receive in connection therewith an aggregate of 1,110,000 warrants exercisable at $0.002 per share. The securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting their transferability absent registration or exemption. Stanford had access to information about our company and had the opportunity to ask questions about our company at the time of the agreement.

On March 29, 2006, our Board of Directors unanimously voted to authorize that incentive stock options to purchase 118,750 shares of our Common Stock be granted employees under the Plan. The options have an exercise price of $0.33 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to January 1, 2005, with the unexercised portion of such respective options to expire should the employee leave our employment. Also, 98,000 previously issued options were cancelled. The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

Further, on March 29, 2006, our Board of Directors unanimously voted under the Plan to grant non-qualified stock options to purchase an aggregate of 5,000 shares of Common Stock to our two outside directors. Such options have an exercise price of $0.33 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of board membership subsequent to January 1, 2005, with the unexercised portion of such respective options to expire should the director leave our Board of Directors. The sales and issuances of these securities were deemed to be exempt from registration by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

On May 12, 2006, our Board of Directors unanimously voted to authorize that incentive stock options to purchase 39,125 shares of our Common Stock be granted to employees under the Plan. The options have an exercise price of $1.01 per share and shall vest to the extent of 25% of the respective aggregate granted for each twelve continuous months of employment subsequent to April 1, 2006, with the unexercised portion of such respective options to expire should the employee leave our employment. The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation.

Item 27.  Exhibits and Financial Statement Schedules

Exhibit No.          Description of Document

2.1	Agreement and Plan of Merger dated as of October 16, 2002 among the Company, certain principal shareholders of the Company, HQS and PAL (1)

3.0	Certificate of Incorporation and Change of Domicile (filed on Definitive Proxy Statement with the Securities and Exchange Commission on August 23, 2001)

3.1	Certificate of Amendment to the Company's Articles of Incorporation (effectuating the Reverse Stock Split) (1)

3.2	Certificate of Amendment to the Company's Articles of Incorporation (designation of Series A Preferred Stock) (1)

3.3	Certificate of Amendment to the Company's Articles of Incorporation (name change) (2)

3.4	Certificate of Designation of Series B Preferred Stock (3)

3.5	Certificate of Amendment to the Company’s Articles of Incorporation (increasing the authorized number of shares of Common Stock and Preferred Stock) (4)

3.6	Certificate of Amendment to the Company's Articles of Incorporation (effectuating the Reverse Stock Split) (7)

3.7	Bylaws (9)

4.1	2003 Management and Director Equity Incentive Compensation Plan (4)

5.1	Opinion of Adorno & Yoss, P.A. (9)

10.1	Securities Purchase Agreement dated as of October 16, 2002, by and among the Company, certain principal shareholders of the Company and Stanford (1)

10.2	Registration Rights Agreement dated as of October 22, 2002 among the Company, Stanford, Daniel Boger, Ronald Stein, Osvaldo Pi, William Fusselmann and Deluxe Investment Company (1)

10.3	March 25, 2004 Amendment to Registration Rights Agreement, dated October 22, 2002, as amended (6)

10.4	Securities Purchase Agreement (Series B Preferred Stock) dated as of April 30, 2003, among the Company and Stanford Venture Capital Holdings, Inc. (3)

10.5	Registration Rights Agreement dated as of April 30, 2003 among the Company and Stanford Venture Capital Holdings, Inc. (3)

10.6	March 25, 2004 Amendment to Registration Rights Agreement, dated April 30, 2003, as amended (6)

10.7	Loan and Security Agreement dated July 6, 2004 (8)

10.8	Warrant Purchase Agreement dated July 6, 2004 (8)

10.9	Amended and Restated Investor Relations Agreement with American Capital Ventures, Inc., dated August 5, 2004 (9)

10.10	Registration Rights Agreement dated July 6, 2004 (8)

10.11	Warrant Assignment Agreement dated July 6, 2004 (8)

10.12	Escrow Agreement with Deluxe Investment Company (9)

10.13	Deluxe Investment Company Purchase Agreement (9)

10.14	First Amendment to Loan and Security Agreement (9)

10.15	Qwest Hosting Services Agreement (9)

10.16	Information Management and Operations Agreement with Amedisys, Inc. (filed herein)

14.0	Code of Ethics (6)

16.1	Letter from Rogoff & Company (former independent accountant) (5)

23.1	Consent of Current Independent Auditor (filed herein)

23.2	[Consent of Former Independent Auditor (filed herein)]

23.3	[Consent of Former Independent Auditor (filed herein)]

23.4	Consent of Adorno & Yoss, P.A. (9)

(1)	Previously filed on Form 8-K Current Report with the Securities and Exchange Commission on November 1, 2002.
(2)	Previously filed on the Company's Definitive Information Statement with the Securities and Exchange Commission on November 15, 2002.

(3)	Previously filed on Form 8-K Current Report with the Securities and Exchange Commission on May 15, 2003.
(4)	Previously filed within the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on June 3, 2003.
(5)	Previously filed on Form 8-K/A Current Report with the Securities and Exchange Commission on February 17, 2004.
(6)	Previously filed on the Company’s Form 10-KSB Annual Report for the year ended December 31, 2003.
(7)	Previously filed on the Company's Definitive Information Statement with the Securities and Exchange Commission on June 17, 2004.
(8)	Previously filed on Form 8-K Current Report with the Securities and Exchange Commission on July 6, 2004.
(9)	Previously filed on Form SB-2 with the Securities and Exchange Commission on July 8, 2004.

Item 28.  Undertakings

The undersigned Registrant undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Tampa, Florida on January 31, 2007.

HEALTH SYSTEMS SOLUTIONS, INC.

By:	/s/ B. M. Milvain
B.M. Milvain, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ B. M. Milvain	Chief Executive Officer	January 31, 2007
B. M. Milvain	(principal executive officer)

/s/ Susan Baxter Gibson	Chief Financial Officer and Treasurer	January 31, 2007
Susan Baxter Gibson	(principal financial and accounting officer)

/s/ Steven Katz	Director	January 31, 2007
Steven Katz

/s/ Batsheva Schreiber	Director	January 31, 2007
Batsheva Schreiber